FS Investment Corporation 8-K

EXHIBIT 10.1

LOAN AND SECURITY AGREEMENT

by and among

HAMILTON STREET FUNDING LLC,
as the Borrower,

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders,

EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO,
as the Lender Agents,

HSBC BANK USA, NATIONAL ASSOCIATION,
as the Administrative Agent,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Agent, the Account Bank and the Custodian

Dated as of December 15, 2016

i

(continued)

ii

(continued)

iii

(continued)

iv

LIST OF ANNEXES, SCHEDULES AND EXHIBITS

ANNEXES

ANNEX A	-	Commitments

SCHEDULES

SCHEDULE I	-	Conditions Precedent Documents
SCHEDULE II	-	Eligibility Criteria
SCHEDULE III	-	Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV	-	Loan Tape
SCHEDULE V	-	Moody’s Industry Classification
SCHEDULE VI	-	[Intentionally Omitted]
SCHEDULE VII	-	[Intentionally Omitted]
SCHEDULE VIII	-	Closing Date Loan Assets

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Joinder Supplement
EXHIBIT E	-	Form of Notice of Borrowing
EXHIBIT F	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT H	-	Form of Revolving Note
EXHIBIT I	-	Form of Notice of Loan Asset Transfer
EXHIBIT J	-	Form of Certificate of Closing Attorneys
EXHIBIT K	-	Form of Servicing Report
EXHIBIT L	-	[Intentionally Omitted]
EXHIBIT M	-	Form of Release of Required Loan Documents
EXHIBIT N	-	Form of Transferee Letter
EXHIBIT O	-	Form of Power of Attorney for the Borrower
EXHIBIT P	-	[Intentionally Omitted]
EXHIBIT Q	-	[Intentionally Omitted]
EXHIBIT R	-	Form of Assignment of Required Loan Documents

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This LOAN AND SECURITY AGREEMENT is made as of December 15, 2016 by and among:

(1)       HAMILTON STREET FUNDING LLC, a Delaware limited liability company, as the Borrower;

(2)       Each of the LENDERS from time to time party hereto, as a Lender;

(3)       Each of the LENDER AGENTS from time to time party hereto, as a Lender Agent;

(4)       HSBC BANK USA, NATIONAL ASSOCIATION, as the Administrative Agent; and

(5)       U.S. BANK NATIONAL ASSOCIATION, as the Collateral Agent, the Account Bank and the Custodian.

PRELIMINARY STATEMENT

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Maximum Facility Amount. The proceeds of the Advances will be used to finance the Borrower’s origination of Eligible Loan Assets or purchase, on a “true sale” or “true contribution” basis, of Eligible Loan Assets from (a) the Transferor pursuant to the Purchase and Contribution Agreement among the Borrower and the Transferor, or (b) other third parties, in each case, on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.01          Certain Defined Terms. As used in this Agreement and the preamble, preliminary statement, annexes, exhibits and schedules hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Bank” means U.S. Bank National Association, in its capacity as the “Account Bank” pursuant to the Account Control Agreement.

“Account Bank and Custodian Fee Letter” means the “Proposal to serve as Custodian & Collateral Agent”, dated as of December 13, 2016, entered into by and between U.S. Bank National Association and the Borrower.

“Account Bank Fees” means the fees set forth in the Account Bank and Custodian Fee Letter that are payable to the Account Bank.

“Account Control Agreement” means that Account Control Agreement, dated as of the Closing Date, among the Borrower, the Collateral Manager, and U.S. Bank National Association, as the secured party and as securities intermediary.

“Action” has the meaning assigned to that term in Section 8.04.

“Additional Amount” has the meaning assigned to that term in Section 2.10(a).

“Adjusted Balance” means, with respect to any Eligible Loan Asset, as of any date of determination (and, when applicable, utilizing Dollar Equivalents), an amount equal to the Assigned Value of such Eligible Loan Asset at such time multiplied by the Outstanding Balance of such Eligible Loan Asset at such time; provided that the Adjusted Balance of any Loan Asset that is no longer an Eligible Loan Asset shall equal zero.

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“Administrative Agent” means HSBC, in its capacity as the administrative agent for the Lender Agents, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Administrative Agent Expenses” means all reasonable and documented out-of-pocket expenses (including reasonable and documented due diligence expenses, syndication expenses, travel expenses and the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel) incurred by the Administration Agent and its affiliates in the performance by the Administration Agent of its duties, and the enforcement by the Administration Agent of its rights and remedies, under this Agreement and the other Transaction Documents.

“Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

“Advance Date” means the date on which an Advance is made.

“Advance Rate” means as of any date of determination with respect to any Eligible Loan Asset, the corresponding percentage for the type of Loan Asset (such type to be determined as of the Funding Date of each Loan Asset) set forth below:

Eligible Broadly Syndicated Loan Assets	Advance Rate (Obligors in the United States and Canada)	Advance Rate (Foreign Currency and Obligors in Approved Foreign Jurisdictions other than Canada)	Recovery Rate (Obligors in the United States and Canada)	Recovery Rate (Foreign Currency and Obligors in Approved Foreign Jurisdictions other than Canada)
First Lien with Liquidity Score 3-4	70.0%	65.0%	50.0%	45.0%
First Lien with Liquidity Score 1-2	75.0%	70.0%	50.0%	45.0%

Eligible Middle Market Loan Assets	Advance Rate (Obligors in the United States and Canada)	Advance Rate (Obligors in Approved Foreign Jurisdictions other than Canada)	Recovery Rate (Obligors in the United States and Canada)	Recovery Rate (Obligors in Approved Foreign Jurisdictions other than Canada)
First Lien	65.0%	60.0%	50.0%	45.0%
Last Out	45.0%	40.0%	40.0%	35.0%
Second Lien	25.0%	25.0%	20.0%	20.0%

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	Advance Rate (Obligors in the United States and Canada)	Advance Rate (Obligors in Approved Foreign Jurisdictions other than Canada)	Recovery Rate (Obligors in the United States and Canada)	Recovery Rate (Obligors in Approved Foreign Jurisdictions other than Canada)
Unsecured Bonds	25.0%	20.0%	Set forth in the Approval Notice	Set forth in the Approval Notice

“Advances Outstanding” means, at any date of determination an amount (and, when applicable, utilizing Dollar Equivalents) equal to (i) the principal amounts of all Advances advanced to the Borrower pursuant to Sections 2.01 and 2.02, minus (ii) the aggregate Collections actually received and applied hereunder as repayment of principal amounts of Advances outstanding pursuant to Section 2.04 and any other amounts actually received and applied by the Lenders to repay the principal amounts of Advances outstanding pursuant to Section 2.17 or otherwise; provided that Advances Outstanding shall not be deemed reduced by Collections or other amounts (even if previously applied as a repayment of principal amount of Advances) to the extent such Collections or other amounts are subject to a claim or rescission or return, or have been rescinded or must be returned for any reason.

“Affected Party” has the meaning assigned to that term in Section 2.09(a).

“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to vote 20.0% or more of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that, for purposes of determining whether any Loan Asset is an Eligible Loan Asset or for purposes of Section 5.01(b)(xvi), the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor.

“Agented Loan Asset” means any Loan Asset which is agented by a Person as part of a syndicated loan transaction.

“Aggregate Adjusted Balance” means, as of any date of determination and utilizing Dollar Equivalents, the aggregate of the Adjusted Balances of all Eligible Loan Assets in the Collateral Portfolio at such time.

“Aggregate Outstanding Balance” means, as of any date of determination and utilizing Dollar Equivalents, the aggregate Outstanding Balances of all Eligible Loan Assets in the Collateral Portfolio at such time.

“Agreement” means this Loan and Security Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter.

“Anti-Money Laundering Laws” means all laws of any jurisdiction applicable to any Person concerning or relating to anti-money laundering and anti-terrorism financing, including the Currency and Financial Transactions Reporting Act of 1970, as amended by Title III of the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”), the Money Laundering Control Act of 1986 and other legislation, which legislative framework is commonly referred to as the “Bank Secrecy Act.”

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“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including, to the extent applicable to such Person, predatory lending laws, usury laws, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z,” the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Spread” means 2.50% per annum; provided that, at any time that an Event of Default is Continuing, the Applicable Spread means 4.50% per annum.

“Approval Notice” means, with respect to any Approved Loan Asset and any Unsecured Bond, a written notice in substantially the form attached hereto as Exhibit A approving such Loan Asset as an Eligible Loan Asset (i) evidencing (with respect to an Approved Loan Asset) the waiver by the Administrative Agent, in its sole discretion, of the Specified Eligibility Criteria, and (ii) establishing (x) the Initial Assigned Value, Recovery Rate, and any additional Value Adjustment Events for such Loan Asset, or (y) with respect to any Approved Loan Asset subject to a prior Approval Notice and following a Value Adjustment Event, a new Assigned Value, Recovery Rate, and any additional Value Adjustment Events.

“Approved Loan Asset” means any Loan Asset (i) that satisfies all Eligibility Criteria other than the Specified Eligibility Criteria, and (ii) is subject to an Approval Notice.

“Approved Broker-Dealer” means any of Bank of America/Merrill Lynch; Barclays Bank PLC; Citibank, N.A.; BNP Paribas; Royal Bank of Scotland; SunTrust Bank; Credit Suisse AG; Deutsche Bank AG; Goldman, Sachs & Co.; HSBC; Jefferies Finance LLC (only so long as Jefferies Finance LLC or an Affiliate thereof is the administrative agent of such Loan Asset pursuant to the applicable Loan Agreement); JPMorgan Chase Bank, N.A.; Morgan Stanley & Co.; Royal Bank of Canada; UBS AG; Wells Fargo Bank, National Association; and any other Person, in each case approved by the Administrative Agent in its sole discretion.

“Approved Foreign Jurisdiction” means Canada, the United Kingdom, Germany and France.

“Approved Valuation Firm” means each of (a) Houlihan Lokey Howard & Zukin, (b) Lincoln International LLC (f/k/a Lincoln Partners LLC), (c) Duff & Phelps Corp., (d) Valuation Research Corporation, (e) FTI Consulting, Inc., (f) PricewaterhouseCoopers LLP and (g) any other nationally recognized accounting firm or valuation firm, in each case as approved by the Administrative Agent in its reasonable discretion.

“Assigned Value” means, for any Loan Asset included in the calculation of the Borrowing Base as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset:

(1)	for Middle Market Loan Assets,

(a)	with respect to a Middle Market Loan Asset (including an Approved Loan Asset), prior to occurrence of a Value Adjustment Event, the lowest of (i) 100%, (ii) the Initial Assigned Value, and (iii) the value set forth on the books and records of the Borrower pursuant to the valuation procedures described in Section 6.05(g), provided, that if the value for Middle Market Loan Asset determined under clause (iii) substantially exceeds its Initial Assigned Value, upon the written request of the Borrower, the Administrative Agent agrees to reconsider and, in its sole and absolute discretion, may reset the Assigned Value of a Middle Market Loan Asset; and

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(b)	with respect to any Middle Market Loan Asset (including an Approved Loan Asset) following the occurrence of a Value Adjustment Event, the lowest of (i) the value determined by the Administrative Agent, in its sole discretion based solely on credit impairment and not yield as equal to the current market price for such Loan Asset, and (ii) if a Value Adjustment Event under clauses (a), (b) or (d) of such defined term has occurred, the Recovery Rate; provided, that the Administrative Agent shall be entitled (and shall not be entitled thereafter) to determine a new Assigned Value under this clause (1)(b) for up to 30 days following receipt by the Administrative Agent of a written notice from the Borrower of the occurrence of a Value Adjustment Event pursuant to Section 5.01(m) hereof, and shall provide the Borrower with prompt notice thereof; and, provided, further, the Borrower may (at its sole expense) retain an Approved Valuation Firm to value such Loan Asset (including the Approved Valuation Firm regularly valuing such Loan Asset), and if the value determined by such Approved Valuation Firm is greater than the Administrative Agent’s determination of the Assigned Value, such Approved Valuation Firm’s valuation shall become the Assigned Value hereunder, and provided, further that following receipt by the Administrative Agent of a certification from the Borrower stating that all events or actions giving rise to a Value Adjustment Event have been cured in full, the Administrative Agent may agree in its sole discretion to further adjust the Assigned Value under this clause (b) to reflect such Value Adjustment Event and the subsequent cure; and

(2)	with respect to a Broadly Syndicated Loan Asset, the lower of (i) 100%, and (ii) the Observable Market Price (determined by the Borrower) no less frequently than monthly).

“Assignment of Leases and Rents” means, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Obligor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, whether contained in the Mortgage or in a document separate from the Mortgage, in the form that was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter in accordance with the Servicing Standard.

“Assignment of Required Loan Documents” means an assignment, notice of transfer or equivalent instrument of the Required Loan Documents to the Collateral Agent, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering each Loan Asset, substantially in the form of Exhibit R.

“Availability” means, as of any date of determination and utilizing Dollar Equivalents, an amount equal to the excess, if any, of (a) the Maximum Availability over (b) the Advances Outstanding on such day; provided that (i) at all times when an Event of Default is Continuing, and (ii) on and after the earlier to occur of the Revolving Period End Date or the Termination Date, the Availability shall be zero.

“Average Liquidity Score” means 30-day average liquidity score published by LoanX or Markit.

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(a)       a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, in each case under the Bankruptcy Laws, and (unless any Affiliate of the Borrower commenced such case or the Borrower is not actively seeking the dismissal of such case) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Laws;

(b)       such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing; or

(c)       with respect to an insured depository institution, including a national banking association, the appointment of the Federal Deposit Insurance Corporation as a conservator or receiver of such bank pursuant to Section 11(c) of the Federal Deposit Insurance Act.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, winding-up, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, as of any date of determination, a fluctuating per annum interest rate equal to the greater of (a) the Prime Rate and (b) the Federal Funds Effective Rate plus 0.50%; provided that (i) if the Administrative Agent (which determination shall be conclusive absent manifest error) is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to the preceding clause (b) until the circumstances giving rise to such inability no longer exist and (ii) any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Base Rate Advance” means an Advance that utilizes a Yield Rate based on the Base Rate.

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“Basel II” means the second Basel Accord issued by the Basel Committee on Banking Supervision.

“Basel III” means the consultative papers of The Basel Committee on Banking Supervision of December 2009 entitled “Strengthening the resilience of the banking sector” and “International framework for liquidity risk measurement, standards and monitoring”, in each case together with any amendments thereto.

“Benefit Plan Investor” means a “benefit plan investor” as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.

“Borrower” means Hamilton Street Funding LLC, a Delaware limited liability company, together with its successors and assigns.

“Borrower LLC Agreement” means the Limited Liability Company Agreement of the Borrower, dated as of December 15, 2016 between FSIC and Borrower, as amended, modified, supplemented, restated or replaced from time to time in accordance with its terms and Section 5.02(f).

“Borrowing Base” means, as of any date of determination and utilizing Dollar Equivalents, the sum of the Adjusted Balances of all Eligible Loan Assets included in the Collateral Portfolio as at date, minus all Excess Concentration Amounts.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of any date of determination substantially in the form of Exhibit B, prepared by the Borrower.

“Borrowing Base Deficiency” means, as of any date of determination and utilizing Dollar Equivalents, an amount equal to the positive difference, if any, of (a) the aggregate Advances Outstanding at such time minus (b) the Maximum Availability at such time.

“Breakage Fee” means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs (excluding loss of profit), if any, related to such repayment, based upon the assumption that the applicable Lender funded its loan commitment in the London interbank market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender Agent’s reasonable discretion and shall be conclusive absent manifest error.

“Bridge Loan” means any loan that (a) is incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a person or similar transaction and (b) by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings.

“British Pound” means the lawful currency of Great Britain.

“Broadly Syndicated Loan Asset” means a First Lien Loan Asset (i) that is a broadly syndicated commercial loan, (ii) that is denominated in Dollars or a Foreign Currency, and (iii) that the Borrower has determined in good faith that the value of the collateral securing the Loan Asset (or the enterprise value of the underlying business) on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided, that a Loan Asset that would otherwise qualify as a Broadly Syndicated Loan Asset and is an Approved Loan Asset shall be considered a Middle Market Loan Asset hereunder.

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“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or the city in which the offices of the Collateral Agent are authorized or required by applicable law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at LIBOR, the term “Business Day” shall also exclude (i) any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (ii) with respect to Foreign Currency Loan Assets, any day on which banks are not open in the principal financial center relating to such Foreign Currency.

“Call Protection Payment” has the meaning set forth in the Transaction Fee Letter.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar Bankers’ acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the day that is two Business Days prior to the first day of the Interest Period as reported on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to three months.

“Change of Control” shall be deemed to have occurred if any of the following occur:

(a)       the creation or imposition of any Lien on any membership interest in the Borrower;

(b)       the failure by FSIC to own 100% of the membership interests in the Borrower, free and clear of all Liens other than the Lien in favor of the Collateral Agent, or to exercise all power to direct the management, voting, approval rights of the Borrower; or

(c)       the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of FSIC.

“Change of Tax Law” means any change in application or public announcement of an official position under or any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any jurisdiction in which an Obligor is organized, or any political subdivision or taxing authority of any of the foregoing, affecting taxation, or any proposed change in such laws or change in the official application, enforcement or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), or any other action taken by a taxing authority or court of competent jurisdiction in the relevant jurisdiction, or the official proposal of any such action.

“Closing Date” means December 15, 2016.

“Code” means the Internal Revenue Code of 1986.

“Collateral Agent” means U.S. Bank National Association in its capacity as the collateral agent for the Secured Parties, together with its successors and assigns, including any successor appointed pursuant to Article X.

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“Collateral Agent Termination Notice” has the meaning assigned to that term in Section 10.05.

“Collateral Management Additional Expenses” means (i) Collateral Management Expenses on any Payment Date that exceed the Collateral Management Expense Cap, and (ii) any additional expenses, including indemnification and reimbursement expenses payable under Section 14 of the Collateral Management Agreement.

“Collateral Management Agreement” means that certain Collateral Management Agreement, dated as of the Closing Date, between the Collateral Manager and the Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time in a manner approved by the Administrative Agent.

“Collateral Management Expense Cap” means, for any Payment Date, an amount not exceeding the fee payable under Section 7(a) of the Collateral Management Agreement as in effect on the Closing Date.

“Collateral Management Expenses” means the expenses set forth in Section 6 of the Collateral Management Agreement, excluding, however any indemnification and reimbursement expenses under Section 14 of the Collateral Management Agreement.

“Collateral Management Fee” has the meaning set forth in Section 7(a) of the Collateral Management Agreement.

“Collateral Manager” means FS Investment Corporation, in its capacity as the as the Collateral Manager under the Collateral Management Agreement, together with its successors and assigns in such capacity.

“Collateral Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a)       the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including all Collections;

(b)       the Portfolio Assets with respect to the Loan Assets referred to in clause (a) above;

(c)       the Controlled Accounts and all Permitted Investments acquired with funds on deposit in the Controlled Accounts; and

(d)       all income and Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral Portfolio” shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset.

“Collateral Portfolio Database” has the meaning assigned to that term in Section 10.02(b)(iv).

“Collateral Quality Maintenance” means, as of any date of determination, (x) in respect of any Collateral Quality Test that is not then satisfied, that the degree of non-compliance with such Collateral Quality Test is either not made worse or is improved after giving effect to such transaction proposed under Section 2.07 or such Advance proposed to be funded in connection with the addition of a Loan Asset to the Collateral Portfolio, and (y) in respect of any Collateral Quality Test that is satisfied prior to such Substitution or Advance, that such test remains satisfied after giving effect to such Substitution or Advance.

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“Collateral Quality Test” means each of the following tests, which shall be deemed satisfied if:

(i) on any date that an asset is purchased or sold, the Weighted Average Rating Factor of all Eligible Broadly Syndicated Loan Assets is no greater than the greater of (x)3000 and (y) the Weighted Average Rating Factor immediately prior to such purchase or sale; provided that this clause (i) shall only apply when at least five Eligible Broadly Syndicated Loan Assets are included in the Collateral Portfolio;

(ii) the Weighted Average Spread is greater than 3.5%; and

(iii) the Weighted Average Maturity is less than or equal to six years.

“Collection Account” means the Interest Collection Subaccount and the Principal Collection Subaccount in the name of the Borrower for the benefit of and under the “control” (within the meaning of Section 9-104 of the UCC or 9-106 / 8-106 of the UCC, as applicable) of the Collateral Agent for the benefit of the Secured Parties, and each subaccount that may be established from time to time (including subaccounts, and subaccounts of subaccounts, for the deposit of Collections in Foreign Currencies), including the Interest Collection Subaccount and Principal Collection Subaccount; provided that, subject to the rights of the Collateral Agent hereunder with respect to such funds deposited therein (including any interest and earnings thereon) from time to time, the Collection Account shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.

“Collection Date” means the date following the termination of the Revolving Period on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Collections” means all cash collections and other cash proceeds with respect to any Loan Asset, including all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Collateral Manager with respect to any Related Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts; provided that, for the avoidance of doubt, “Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments.

“Commitment” means, with respect to each Lender, (a) prior to the end of the Revolving Period or for the purposes of Advances made pursuant to Section 2.02(f), the Dollar amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, and (b) on or after the end of the Revolving Period (other than for the purposes of Advances made pursuant to Section 2.02(f)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be reduced pursuant to Section 2.17(b).

“Competitor” means (i) any Person primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund in direct competition with FSIC or its investment adviser or an Affiliate thereof that is an investment adviser, (ii) any Person Controlled by, or Controlling, or under common Control with, a Person referred to in clause (i) above, or (iii) any Person for which a Person referred to in clause (i) above serves as an investment adviser with discretionary investment authority; provided that, notwithstanding the foregoing, in no event shall any commercial bank, investment bank or insurance company or any bona fide fund that is separately operated and managed from its equity investment Affiliates be deemed a Competitor.

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“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, memorandum and articles of association, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation or registration, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Continuing” means (i) with respect to an Event of Default, Unmatured Event of Default, Borrowing Base Deficiency or Foreign Currency Excess Exposure, any time following the occurrence and during the continuance of such Event of Default, Unmatured Event of Default, Borrowing Base Deficiency or Foreign Currency Excess Exposure, or (ii) with respect to an Event of Default, any time following the automatic occurrence under Section 7.01(e) or the written declaration of such Event of Default by the Administrative Agent and the termination of Commitments hereunder; in each case, to the extent not subject to a written waiver by the Required Lenders relating thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Accounts” means the Collection Account (including all subaccounts thereof), the Payment Account and the Unfunded Exposure Account.

“Cov-Lite Loan Asset” means a Loan Asset that (i) is a Broadly Syndicated Loan Asset, (ii) is not subject to any Maintenance Covenant and (iii) has a public rating assigned by any of Fitch, Moody’s or S&P; provided that a Loan Asset shall not constitute a Cov-Lite Loan Asset if the underlying loan documents contain a cross-default provision to, or such Loan Asset is senior to or pari passu with, another loan of the Obligor forming part of the same loan facility that requires the Obligor to comply with one or more Maintenance Covenants.

“Custodian” means U.S. Bank National Association, not in its individual capacity, but solely as the Custodian pursuant to the terms of this Agreement.

“Custodian Termination Notice” has the meaning assigned to that term in Section 12.05.

“Currency” means Dollars and each Foreign Currency.

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is Pledged hereunder (or, to the extent such term is used in the calculation of Senior Leverage Ratio, Total Leverage Ratio, Interest Coverage Ratio, LTV or EBITDA hereunder, the date of the most recent financial statements then available).

“Default Excess” means, with respect to any Defaulting Lender, an amount equal to (i) such Defaulting Lender’s Pro Rata Share of Advances Outstanding (calculated as if all Defaulting Lenders had funded all of their respective Advances, including Advances not funded by such Defaulting Lender which resulted in such Defaulted Lender being deemed a Defaulting Lender and part of a Defaulting Lender Group), minus (ii) the aggregate outstanding principal amount of Advances Outstanding of such Defaulting Lender.

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“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated or the Obligations are declared or become immediately due and payable; (ii) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (iv) of the definition of Defaulting Lender), the date on which (A) the Default Excess with respect to such Defaulting Lender has been reduced to zero (whether by the funding by such Defaulting Lender Group of all payments resulting in such Funding Default of such Defaulting Lender, the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of this Agreement, or any combination thereof) and (B) such Defaulting Lender has delivered to the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment; and (iii) the date on which the Borrower, the Administrative Agent, and the Majority Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clause (a), (b), (c) or (d) in the definition thereof (but, with respect to clause (c), solely pursuant to a Material Modification pursuant to clause (a) of such definition). If the Value Adjustment Event which gave rise to a Defaulted Loan Asset is cured, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that (i) fails to make available its ratable share of any Advance as required to be funded under Section 2.02(b) or fails to make any other payment or provide funds to the Administrative Agent as required under this Agreement, and such failure is not cured within two Business Days; (ii) has notified the Administrative Agent or the Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit; (iii) has failed, within one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement; or (iv) becomes, or has a parent company that becomes, the subject of any Bankruptcy Event.

“Delayed Drawdown Loan Asset” means a Loan Asset that (i) requires the Borrower to make one or more future advances to an Obligor under the applicable loan governing documents, (ii) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (iii) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that a Loan Asset shall be considered a Delayed Drawdown Loan Asset solely until all commitments to make advances on such Loan Asset expire, are terminated or otherwise are reduced to zero.

“Determination Date” means the last day of each calendar month.

“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Subaccount in accordance with Section 2.19, as applicable.

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“Discretionary Sale” has the meaning assigned to that term in Section 2.07(b).

“Dollar Equivalent” means, as of any date of determination, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or a foreign currency broker reasonably acceptable to the Administrative Agent) offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery in two Business Days.

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America.

“Draw Date” means any Business Day when an Advance is made.

“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Loan Agreement for such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the principal obligor for such Loan Asset and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means December 15, 2016, being the date on which all conditions precedent set forth in Section 3.01(a) have been satisfied or waived in writing by the Administrative Agent.

“Elevation” means, with respect to any Participation Interest, the elevation and conversion of such Participation interest to a full assignment in a Loan Asset such that the Borrower is a direct, legal “owner of record” of such Loan Asset free and clear of all Liens (other than Permitted Liens) and in compliance with and fulfillment of (i) the requirements under the related Loan Agreement (including the execution and delivery of loan assignments thereunder), and (ii) all other terms and conditions set forth herein; provided, that an “Elevation” with respect to a Locust Participation Interest shall mean and include the substantially simultaneous consummation of the elevation procedures described above under both the Locust Participation Agreement and the Purchase and Contribution Agreement.

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“Eligibility Criteria” means the criteria and requirements set forth in Schedule II hereto.

“Eligible Assignee” means, (i) an Affiliate of the related assignor, (ii) a bank or commercial finance company, (iii) an insurance company or (iii) any financial institution not qualifying under clauses (ii) or (iii) above that is not a Competitor.

“Eligible Bond” means an Unsecured Bond acquired by the Borrower that at all times satisfies the Eligibility Criteria.

“Eligible Broadly Syndicated Loan Asset” means a Broadly Syndicated Loan Asset acquired or originated by the Borrower that at all times satisfies the Eligibility Criteria.

“Eligible Broadly Syndicated Loan Asset Amount” means, as of any date of determination, the aggregate Outstanding Balances of all Eligible Broadly Syndicated Loan Assets.

“Eligible Collateral Amount” means, as of any date of determination and utilizing Dollar Equivalents, the outstanding principal amount of an Eligible Loan Asset.

“Eligible Loan Asset” means, as of any date of determination, a Loan Asset that either (i) satisfies the Eligibility Criteria, or (ii) is an Approved Loan Asset; provided a Loan Asset shall cease being considered an Eligible Loan Asset hereunder as of the date (if any) that such Loan Asset is subject to a modification, waiver or amendment to a Loan Asset that (x) would cause such Loan Asset to no longer satisfy the Eligibility Criteria, or (y) relates to the terms identified in an Approval Notice relating thereto.

“Eligible Middle Market Loan Asset” means a Middle Market Loan Asset acquired by the Borrower that at all times satisfies the Eligibility Criteria.

“Eligible Middle Market Loan Asset Amount” means, as of any date of determination, the aggregate Outstanding Balances of all Eligible Middle Market Loan Assets.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) of the definition of “Permitted Investments”.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of, or exposure to, Hazardous Materials. Environmental Laws include, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. §§ 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.).

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“Equity Security” means (a) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset, (b) any security purchased as part of a “unit” with a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset and (c) any obligation that, at the time of commitment to purchase such obligation, was eligible for purchase by the Borrower as a Loan Asset but that is, as of any subsequent time, no longer is eligible for purchase by the Borrower as a Loan Asset, for so long as such obligation fails to satisfy such requirements.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for the purposes of Section 302 of ERISA, Sections 412, 4971 and 4977 of the Code and/or each “applicable section” under Section 414(t)(2) of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Code Section 414(o) with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Excluded Liability” means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Bank Recovery and Resolution Directive.

“Euro” means the lawful currency of the European Union.

“Eurodollar Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent of the inability, for any reason, of such Lender or any of its respective assignees or participants to determine LIBOR, (c) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its respective assignees or participants that the rate at which deposits of Dollars are being offered to such Lender or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to such Lender or its assignee or participant of making, funding or maintaining any Advance or (d) any Lender shall have notified the Administrative Agent of the inability of such Lender or any of its respective assignees or participants to obtain Dollars in the London interbank market to make, fund or maintain any Advance.

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Excepted Persons” has the meaning assigned to that term in Section 11.13(a).

“Excess Concentration Amount” means, as of any date of determination with respect to all Eligible Loan Assets included in the Collateral Portfolio and utilizing Dollar Equivalents, an amount equal to the sum of the excesses determined at such time for each of the following (to be calculated without duplication after giving effect to any sales, purchases or substitutions of Loan Assets at such time):

(a)       the sum of the Adjusted Balances of all Eligible Loan Assets to Obligors in the same Moody’s Industry Classification (i) for Obligors in the two largest Moody’s Industry Classifications, in excess of 15% of the Aggregate Adjusted Balance, and (ii) for all other Moody’s Industry Classifications, in excess of 10% of the Aggregate Adjusted Balance;

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(b)       the sum of the Adjusted Balances of all Eligible Loan Assets to the same Obligor (together with all Affiliates with respect to the related Loan Assets) (i) for each of the four largest Obligors, in excess of 6% of the Aggregate Adjusted Balance, and (ii) for all other Obligors, in excess of 5% of the Aggregate Adjusted Balance;

(c)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Last Out Loan Assets in excess of 40.0% of the aggregate Adjusted Balances of all Eligible Middle Market Loan Assets;

(d)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Second Lien Loan Assets in excess of 20.0% of the Aggregate Adjusted Balance;

(e)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Unsecured Bonds in excess of 10.0% of the Aggregate Adjusted Balance;

(f)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Last Out Loan Assets, Second Lien Loan Assets or Unsecured Bonds in excess of 50.0% of the Aggregate Adjusted Balance;

(g)       the sum of the Adjusted Balances of all Eligible Loan Assets to Obligors organized under the laws of an Approved Foreign Jurisdiction in excess of 20.0% of the Aggregate Adjusted Balance;

(h)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Foreign Currency Loan Assets in excess of 10.0% of the Aggregate Adjusted Balance;

(i)       the sum of the Adjusted Balances of all Eligible Loan Assets that have a Purchase Price less than 90% in excess of 10.0% of the Aggregate Adjusted Balance;

(j)       the sum of the Adjusted Balances of all Eligible Broadly Syndicated Loan Assets that currently maintain a rating of (i) CCC+ or CCC from S&P or Fitch, or Caa1 or Caa2 by Moody’s in excess of 10.0% of the Aggregate Adjusted Balance;

(k)       the sum of the Adjusted Balances of all Eligible Broadly Syndicated Loan Assets in excess of 25.0% of the Aggregate Adjusted Balance;

(l)       the sum of the Adjusted Balances of all Eligible Broadly Syndicated Loan Assets that are Cov-Lite Loan Assets in excess of 10.0% of the Aggregate Adjusted Balance;

(m)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Fixed Rate Eligible Loans in excess of 5.0% of the Aggregate Adjusted Balance;

(n)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Revolving Loan Assets and Delayed Drawdown Loan Assets, in each case including any Unfunded Exposure Amounts in respect thereof, in excess of 5.0% of the Aggregate Adjusted Balance;

(o)       the sum of the Adjusted Balances of all Eligible Loan Assets that are Participation Interests (other than Short-Term Participation Interests), in excess of 5.0% of the Aggregate Adjusted Balance; and

(p)       the sum of the Outstanding Balances of all Eligible Loan Assets that are PIK Loan Assets in excess of 5.0% of the Aggregate Adjusted Balance.

“Exchange Act” means the United States Securities Exchange Act of 1934.

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“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral Portfolio, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the applicable Loan Agreement, (iii) any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not acquired by the Borrower and is for the account of the Person from whom the Borrower acquired such Loan Asset and (v) any deposit made manifestly in error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.10(f) and (d) any Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in respect thereof and any related provisions of law, court decisions or administrative guidance.

“FCPA” has the meaning assigned to that term in Section 4.01(nn).

“Federal Funds Effective Rate” means, for any period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” mean the Transaction Fee Letter and the Account Bank and Custodian Fee Letter.

“Fees” means (i) the Undrawn Fee, (ii) the Call Protection Payment, and (iii) the fees payable to each Lender or Lender Agent pursuant to the terms of any Fee Letter.

“Finance Party” and “Finance Parties” have the meanings assigned to those terms in Section 11.21(a).

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

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“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Loan Asset” means a Loan Asset that is (a) not subordinated (and cannot become subordinated) in right of payment to any obligation of the Obligor under any Bankruptcy Proceeding, reorganization, moratorium or liquidation; and (b) secured by valid first priority perfected Lien over specified collateral or over substantially all of the Obligor’s assets.

“Fitch” means Fitch, Inc. or any successor thereto.

“Fixed Rate Loan Asset” means any Loan Asset that bears a fixed rate of interest.

“Foreign Currency” means Canadian Dollars, British Pounds or Euros.

“Foreign Currency Advance” means a LIBOR Advance in a Foreign Currency.

“Foreign Currency Excess Exposure” means, as of any date of determination, the amount equal to the positive difference arising under each Foreign Currency Excess Test.

“Foreign Currency Excess Tests” means, as of any date of determination, each of the following tests relating to Advances Outstanding denominated in Foreign Currencies:

(i)       Whether a positive difference exists between (x) Advances Outstanding denominated in Canadian Dollars, and (y) the aggregate of Outstanding Balances of each Eligible Loan Asset denominated in Canadian Dollars multiplied by its applicable Advance Rate;

(ii)       Whether a positive difference exists between (x) Advances Outstanding denominated in British Pounds, and (y) the aggregate of Outstanding Balances of each Eligible Loan Asset denominated in British Pounds multiplied by its applicable Advance Rate;

(iii)       Whether a positive difference exists between (x) Advances Outstanding denominated in Euros, and (y) the aggregate of Outstanding Balances of each Eligible Loan Asset denominated in Euros multiplied by its applicable Advance Rate; or

(iv)       Whether a positive difference exists between (x) the Dollar Equivalent of aggregate Advances Outstanding denominated in all Foreign Currencies, and (y) Foreign Currency Maximum Advances Outstanding.

“Foreign Currency Loan Asset” means any Broadly Syndicated Loan Asset denominated in a Foreign Currency that is not (i) a Fixed Rate Loan Asset or (ii) a Revolving Loan Asset.

“Foreign Currency Maximum Advances Outstanding” means, as of any date of determination, the Dollar Equivalent equal to 10% of the aggregate Advances Outstanding.

“Foreign Currency Required Reduction Amount” means that amount or those amounts (in the applicable Foreign Currency) necessary to reduce each Foreign Currency Excess Exposure to zero.

“FSIC” means FS Investment Corporation, a Maryland corporation, together with its successors and assigns.

“Funding Date” means, with respect to any Advance, the date such funds are made available to the Borrower in accordance with Section 2.02.

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“Funding Default” means, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of Defaulting Lender.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Governmental Plan” has the meaning assigned to that term in Section 4.01(x).

“Hazardous Materials” means all wastes, substances and materials subject to any Environmental Law, including, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, contaminants, pollutants, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months, (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments and (c) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“HSBC” means HSBC Bank USA, National Association.

“Increased Costs” means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.09.

“Indebtedness” means:

(a)       with respect to any Obligor under any Loan Asset, the meaning of “Indebtedness” or any comparable definition in the Loan Agreement for such Loan Asset, and in any case that “Indebtedness” or such comparable definition is not defined in such Loan Agreement, without duplication, (i) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (iv) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such entity of indebtedness of others, (vii) all Capital Lease Obligations of such entity, (viii) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances; and

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(b)       for all other purposes, with respect to any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (ii) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (vi) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in subclauses (i) through (v) of this clause (b), but expressly excluding any obligation of such Person to fund any Loan Asset constituting a Revolving Loan Asset or a Delayed Drawdown Loan Asset.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01(a).

“Indemnified Party” has the meaning assigned to that term in Section 8.01(a).

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document.

“Indemnifying Party” has the meaning assigned to that term in Section 8.04.

“Independent Manager” means a natural person who, (a) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of FSIC or any of their respective Affiliates (other than his or her service as an Independent Manager of FSIC or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of FSIC or any of their Affiliates (other than his or her service as an Independent Manager of FSIC); or (iii) any member of the immediate family of a person described in clause (i) or (ii) above, and (b) has prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of any Bankruptcy Proceeding against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Advance” means the first Advance made pursuant to Article II.

“Initial Assigned Value” means (1) with respect to the Loan Assets included in the Collateral Portfolio on the Closing Date, the Assigned Values set forth on Schedule VIII, and (2) with respect to any Loan Asset added to the Collateral Portfolio following the Closing Date and included in the calculation of the Borrowing Base, in each case, expressed as a percentage of the Outstanding Balance of such Loan Asset:

(a)	with respect to an Approved Loan Asset, the value set forth in the related Approval Notice;

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(b)	with respect to a Broadly Syndicated Loan Asset that is Eligible Loan Asset included in the calculation of the Borrowing Base that is not an Approved Loan Asset, the lower of (i) 100%, and (ii) the Observable Market Price;

(c)	with respect to a Middle Market Loan Asset that is Eligible Loan Asset included in the calculation of the Borrowing Base that is not an Approved Loan Asset, the value amount (expressed as a percentage of the Outstanding Balance) equal to the lowest of (i) the fair market value of such Loan Asset, as reasonably determined by the Borrower utilizing the Servicing Standard, (ii)(A) for Loan Assets transferred under the Purchase and Contribution Agreement, the value reflected on the books and records of the Transferor for such Loan Asset as of the Cut-Off Date, or (B) for Loan Assets originated or acquired at origination, the Purchase Price of such Loan Asset at origination or in connection with the syndication of such Loan Asset, and (iii) 100%;

provided, with respect to clauses (b) and (c) above, a Broadly Syndicated Loan Asset that was purchased in the primary market (within 30 days of its related Cut-Off Date) at a Purchase Price (including any original issue discount) equal to or greater than 97.0%, or a Middle Market Loan Asset that was purchased in the primary market (within 30 days of its related Cut-Off Date) at a Purchase Price (including any original issue discount) equal to or greater than 95.0%, shall be deemed to have an Initial Assigned Value equal to 100%.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Related Collateral, or an ACORD certificate or other evidence of such insurance.

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation, other than (a) any such amount received which is required to be used to restore, improve or repair the Related Collateral or required to be paid to the Obligor under the applicable Loan Agreement or (b) prior to an Event of Default hereunder and with prior notice to the Administrative Agent, any such amount for which the Borrower has consented, in its reasonable business discretion, to be used to restore, improve or repair the Related Collateral or otherwise to be paid to the Obligor under the applicable Loan Agreement.

“Interest” means, with respect to any period and any Loan Asset, for the Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated under the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Loan Agreement for such Loan Asset and in any case that “Interest” or such comparable definition is not defined in such Loan Agreement, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Collection Subaccount” means the account established at the Account Bank with account number 184998-201 for U.S. Dollar deposits into which Interest Collections shall be segregated, and each other subaccount of the Collection Account (including subaccounts for the deposit of Foreign Currencies) that may be established from time to time for administration or convenience into which Interest Collections are to be segregated.

“Interest Collections” means, (a) with respect to any Loan Asset, all Collections attributable to interest on such Loan Asset, including all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Loan Asset and (b) servicing fees, anniversary fees, amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of Loan Assets.

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“Interest Coverage Ratio” means, with respect to the Obligor of any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Loan Agreement for such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) EBITDA for the applicable test period, to (b) Interest for the applicable test period, as calculated by the Borrower in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.

“Interest Coverage Test” means, as of any date of determination and utilizing Dollar Equivalents, the ratio of Collections deposited to and available for distribution from the Interest Collection Subaccount is at least equal to 120% of amounts due and payable on such date under Section 2.04(a)(i) through (vi)) (or if such date of determination is not a Payment Date, amounts projected to be payable on the immediately following Payment Date, assuming Advances Outstanding during the relevant Remittance Period is equal to the weighted average Advances Outstanding for the prior 12 Months (subject to adjustments for period prior to the first anniversary of the Closing Date determined by the Administrative Agent in its sole discretion); provided that with respect to the determination of the Interest Coverage Test relating to any specific event (including a Loan Asset Dividend or distribution under Section 2.04 hereto), compliance with the Interest Coverage Test shall be determined immediately following the effectiveness of such event.

“Interests in Real Property” means any fee simple interest, any financeable estate for years or any leasehold interest, in each case, in real property.

“Investment Advisory Agreement” means (i) the Amended and Restated Investment Advisory Agreement, dated as of April 16, 2016, between FSIC and FB Income Advisor, LLC, and (ii) the Investment Sub-Advisory Agreement, between FB Income Advisor, LLC and GSO Debt Funds Management, LLC.

“Joinder Supplement” means an agreement among the Borrower, a Lender, its Lender Agent and the Administrative Agent in the form of Exhibit D (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Last Out Loan Asset” means any Loan Asset that would meet the definition of a First Lien Loan Asset, except that at any time prior to or after an event of default under the related Loan Agreement, a specified waterfall or other priority of payments provision pursuant to an agreement among lenders or similar documentation provides that more than 30% of the outstanding indebtedness under such Loan Asset will be paid by the Obligor to lenders other than the Borrower and other pari passu lenders thereunder.

“Lender” means (a) HSBC and (b) any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 11.04.

“Lender Agent” means, with respect to (a) HSBC, HSBC and (b) each Lender which may from time to time become party hereto, the Person designated as the “Lender Agent” with respect to such Lender in the applicable Joinder Supplement.

“Lender Interest” has the meaning assigned to that term in Section 11.04.

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“LIBOR” means, for any day during a Remittance Period:

(i)       with respect to any LIBOR Advance (or portion thereof) in any Currency other than Canadian Dollars, the greater of (a) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over administration of such rate) for deposits in Dollars or, with respect to Foreign Currency Advances, such Foreign Currency, appearing on Reuters “LIBOR01” screen (or on any successor or substitute page of such Reuters screen providing rate quotations comparable to those currently provided on such page of such Reuters screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to United States Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the proposed borrowing or rollover date for the Loan (which rollover date shall be the first day of each Remittance Period), as the rate for the offering of United States Dollar deposits with a maturity of three months, and (b) zero; provided that LIBOR for the initial Remittance Period, shall reflect an interpolated rate (as determined by the Administrative Agent in its sole good faith discretion) reflecting the tenor of the initial Remittance Period.

(b)       with respect to any LIBOR Advance (or portion thereof) in Canadian Dollars, the CDOR Rate.

“LIBOR Advance” means an Advance that utilizes a Yield Rate based on LIBOR.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(d).

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Loan Asset” means (A) (i) a commercial loan that constitutes a Broadly Syndicated Loan Asset or Middle Market Loan Asset, or (ii) a Participation Interest in any loan described in clause (i) above, or (B) an Unsecured Bond, in each case, originated or acquired by the Transferor and transferred to the Borrower, or originated or acquired by the Borrower by assignment from a third party in the ordinary course of its respective business that qualifies as a First Lien Loan Asset, Second Lien Loan Asset, Last Out Loan Asset or Unsecured Bond. The Loan Assets as of the Closing Date are listed on Schedule VIII.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Custodian, that identifies each of the items which constitute Required Loan Documents to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy and includes the identification number and the name of the Obligor with respect to the related Loan Asset.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.

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“Loan Asset Register” has the meaning assigned to that term in the Collateral Management Agreement.

“Loan Asset Transfer” means any sale, substitution, repurchases or dividend effected pursuant to Section 2.07(a), (b), (c) or (d).

“Loan Asset Transfer Date” means the effective date of any Loan Asset Transfer, which shall be a Business Day during the Revolving Period.

“Loan Assignment” has the meaning set forth in the Purchase and Contribution Agreement.

“Loan Tape” means the file identifying the Loan Assets delivered by the Borrower to the Custodian and the Administrative Agent. Each such schedule shall be in Microsoft Excel format and shall set forth the information specified on Schedule IV.

“Locust” means Locust Street Funding LLC, a Delaware limited liability company.

“Locust Participation Agreement” means that certain participation agreement, dated as of December 15, 2016, between Locust, as the “Seller” and FSIC as the “Participant”.

“Locust Participation Interest” means a participation interest held by FSIC in a Loan Asset that was transferred and assigned by to FSIC under the Locust Participation Agreement.

“LTV” means, as of the Cut-Off Date with respect to any Loan Asset, the ratio of (x) the principal amount of such Loan Asset to (y) enterprise value of the underlying business of the related Obligor, as determined by the Borrower in accordance with the Servicing Standard.

“Maintenance Covenant” means, as of any date of determination, a covenant by the underlying Obligor of a Loan Asset to comply with one or more financial covenants (or comparable formulation under the related Loan Agreement) during each reporting period applicable to such Loan Asset: maximum leverage; maximum senior leverage; maximum first lien leverage; minimum fixed charge coverage; minimum tangible net worth; minimum net worth; minimum debt service coverage; minimum interest coverage; and minimum EBITDA.

“Management Fee” means, for any Payment Date, an amount equal to (i) 0.35%, multiplied by (ii) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets, on the first day and on the last day of the related Remittance Period, and multiplied by (iii) the actual number of days in such Remittance Period divided by 360; provided that, in the sole discretion of the Collateral Manager, the Collateral Manager may, from time to time, waive all or any portion of the Management Fee payable on any Payment Date.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (i) the business, financial condition, operations, performance or properties of the Transferor, the Collateral Manager or the Borrower, (ii) the validity or enforceability of this Agreement or any other Transaction Document, (iii) the validity or enforceability of any material portion of the Loan Assets, (iv) the rights and remedies of the Collateral Agent, the Custodian, the Account Bank, the Administrative Agent, any Lender, any Lender Agent and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (v) the ability of the Borrower or the Collateral Manager to perform their respective obligations under this Agreement or any other Transaction Document, or (vi) the status, existence, perfection, priority or enforceability of the Collateral Agent’s lien on the Collateral Portfolio.

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“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset which:

(a)       reduces or forgives a portion of the principal amount due under such Eligible Loan Asset;

(b)       delays or extends the stated maturity date for such Eligible Loan Asset;

(c)       waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset, or reduces the cash spread or coupon with respect to such Eligible Loan Asset (other than (i) any reduction in interest set forth in the terms of the Loan Agreement at the time of approval or, (ii) in connection with market-demand reductions for fully performing Loan Assets but only so long as (x) no default exists under the related Loan Agreement, (y) the cash interest rate payable on such Loan Asset after giving effect to reduction is not less than (1) the applicable London Interbank Offered Rate plus 3.00% if such Loan Asset is a floating rate loan or (2) 6.50% if such Loan Asset is a fixed rate loan and (z) the Interest Coverage Ratio is less than 150% (prior to giving effect to such deferral or capitalization;

(d)       (i) contractually or structurally subordinates such Eligible Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than (x) “Permitted Liens” or any comparable definitions or provisions in the Loan Agreement related to “Permitted Liens” for such Eligible Loan Asset or (y) Purchase Money Liens on an immaterial portion of the Related Collateral incurred in the ordinary course of the related Obligor’s business) on any of the Related Collateral securing such Loan Asset or (ii) the commitment amount of any loan senior to such Eligible Loan Asset is increased;

(e)       substitutes, alters or releases the Related Collateral securing such Eligible Loan Asset (other than any such collateral releases contemplated under the Loan Agreement of such Loan Asset at the time of approval hereof by the Administrative Agent) and any such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset;

(f)       amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Leverage Ratio,” “Interest Coverage Ratio,” “Total Leverage Ratio”, or “Permitted Liens” (other than to permit Purchase Money Liens on an immaterial portion of the Related Collateral or customary Liens not related to the incurrence of debt for borrowed money, in each case, incurred in the ordinary course of the related Obligor’s business) or any respective comparable definitions in the Loan Agreement for such Eligible Loan Asset (to the extent such financial covenants are included in such Loan Agreement) or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the “Senior Leverage Ratio,” “Interest Coverage Ratio,” “Total Leverage Ratio” or “Permitted Liens” (other than to permit Purchase Money Liens on an immaterial portion of the Related Collateral or customary Liens not related to the incurrence of debt for borrowed money, in each case, incurred in the ordinary course of the related Obligor’s business) or any respective comparable definitions for such Eligible Loan Asset, in either case in a manner that, in the reasonable discretion of the Administrative Agent, is materially adverse to the Secured Parties;

(g)       would cause such Loan Asset to no longer satisfy the Eligibility Criteria; or

(h)       adversely affects the terms identified in an Approval Notice relating thereto.

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“Maximum Availability” means, as of any date of determination and utilizing Dollar Equivalents, an amount equal to the least of:

(i)       the Maximum Facility Amount minus the Unfunded Exposure Amount Shortfall;

(ii)       the product of the Borrowing Base multiplied by the Weighted Average Advance Rate, and minus the Unfunded Exposure Equity Shortfall; and

(iii)       the Borrowing Base, plus the amount on deposit in the Principal Collection Subaccount, minus the Minimum Required Equity Amount, and minus the Unfunded Exposure Equity Shortfall.

“Maximum Facility Amount” means the aggregate Commitments as then in effect and set forth in Annex A, as such amount may be reduced pursuant to Section 2.17(c) or increased (with the consent of the Administrative Agent) pursuant to Section 2.21 by the addition of Commitments as reflected on Annex A up to an aggregate amount not to exceed $200,000,000 provided, that, at all times following either (i) the Revolving Period End Date, or (ii) the Termination Date, the Maximum Facility Amount means the aggregate Advances Outstanding at such time. The Maximum Facility Amount on the Closing Date is equal to $150,000,000.

“Middle Market Loan Asset” means a Loan Asset that is denominated in Dollars and that is not a Broadly Syndicated Loan Asset, including any Loan Asset that would otherwise qualify as a Broadly Syndicated Loan Asset and is an Approved Loan Asset.

“Minimum Required Equity Amount” means, as of any date of determination, an amount equal to the greater of (a) $50,000,000, and (b) the aggregate Outstanding Balance of all Loan Assets to the three largest Obligors.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Moody’s Industry Classifications” means the industry classifications set forth on Schedule V hereto, as such industry classifications shall be updated with the consent of the Borrower and the Administrative Agent if Moody’s publishes revised industry classifications.

“Mortgage” means the mortgage, deed of trust or other instrument creating a first or second Lien on an Interest in Real Property securing a Loan Asset subject to this Agreement, including the Assignment of Leases and Rents related thereto.

“Mortgaged Property” means the underlying Interests in Real Property which are subject to the Lien of a Mortgage that secures a Loan Asset, consisting of Interests in Real Property in a parcel or parcels of land, at least one of which parcels is improved by a commercial building or facility, together with Interests in Real Property in such commercial building or facility and any personal property, fixtures, leases and other property or rights pertaining to such land, commercial building or facility which are subject to the related Mortgage.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person has or may have an obligation to contribute or had an obligation to contribute at any time.

“Non-Cash Paying PIK Loan Asset” means, as of any date of determination, a PIK Loan Asset that is deferring all of the cash interest that is due at such time or that, at such time, has any balance of due and unpaid cash interest outstanding.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreement (a) does not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) requires any holder of the Indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).

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“Notice and Request for Consent” has the meaning assigned to that term in Section 2.07(g)(i).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent and each Lender Agent in the form attached hereto as Exhibit E.

“Notice of Exclusive Control” has the meaning given to such term in the Account Control Agreement.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.17, in the form attached hereto as Exhibit F.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Lender Agents, the Administrative Agent, the Account Bank, the Secured Parties, the Collateral Agent or the Custodian arising under this Agreement and/or any other Transaction Document, including interest, fees and other obligations that accrue after the commencement of a Bankruptcy Proceeding (in each case whether or not allowed as a claim in such Bankruptcy Proceeding).

“Obligor” means the Person primarily relied upon to pay (including as a result of a guarantee) the principal and interest obligations of a Loan Asset.

“Observable Market Price” means, with respect to any Loan Asset as of any date of determination, the price equal to the average of the firm bid prices quoted by two or more independent Approved Broker-Dealers or loan pricing services, including LoanX Mark-It Partners or Loan Pricing Corporation or another nationally recognized pricing service selected by the Borrower and approved by the Administrative Agent.

“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president (or any authorized signatory of any sub-advisor), as an authorized signatory, of any Person.

“Opinion of Counsel” means a customary written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as the result of any other present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, or received payments under, any Transaction Document, or sold or assigned an interest in any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” means, as of any date of determination (and, when applicable, utilizing Dollar Equivalents), the outstanding principal balance of a Loan Asset, expressed exclusive of PIK Interest and accrued interest.

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“Participation Interest” means (i) an undivided participation interest in a Loan Asset acquired directly by the Borrower, and (ii) an undivided participation interest in a Loan Asset (including an undivided sub-participation interest in a Locust Participation Interest) owned by the Transferor and sold or contributed to the Borrower pursuant to the Purchase and Contribution Agreement. Each Participation Interest shall be designated as a Short-Term Participation Interest for all purposes hereunder unless specifically designated otherwise by the Borrower in writing to the Administrative Agent, the Collateral Manager and the Collateral Agent as of its related Cut-Off Date on the Loan Assignment or otherwise.

“Payment Account” means a trust account (account number 184998-200 at the Account Bank) (including subaccounts for the deposit of Foreign Currencies) shall include sub-accounts in each Foreign Currency) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties; provided that funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Payment Account.

“Payment Date” means (i) during the Revolving Period, the 15th day of each of February, May, August and November, commencing on the 15th day of May, 2017, and (ii) during the Redemption Period, the 15th day of each Month or, in all cases, if such day is not a Business Day, the next succeeding Business Day; provided that the final Payment Date shall occur on the Collection Date.

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Section 3 of ERISA, other than a Multiemployer Plan, that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code and to which the applicable Person or any ERISA Affiliate of that Person has or may have an obligation to contribute or had an obligation to contribute at any time.

“Permitted Investments” means negotiable instruments or securities or other investments that (i) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a clearing agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, have a remaining tenor to maturity of not greater than 6 months, and (iii) evidence:

(a)       direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b)       demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from S&P, Moody’s and Fitch in the Highest Required Investment Category granted by each of S&P, Moody’s and Fitch;

(c)       commercial paper, or other short-term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each of S&P, Moody’s and Fitch;

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(d)       demand deposits, time deposits or certificates of deposit that are fully insured by the U.S. Federal Deposit Corporation and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e)       notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)       investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each of S&P, Moody’s and Fitch (if rated by Fitch);

(g)       time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each of S&P, Moody’s and Fitch; or

(h)       Eligible Repurchase Obligations with a rating acceptable to each of S&P, Moody’s and Fitch, which in the case of S&P, shall be “A-1” and in the case of Fitch shall be “F-1+”.

The Collateral Agent may, pursuant to the direction of the Borrower or the Administrative Agent, as applicable, purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above. Permitted Investments may include those investments in which the Collateral Agent or any of its Affiliates provides services and receives reasonable compensation.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for federal, state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; and (c) Liens granted pursuant to or by the Transaction Documents.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity (whether or not having separate legal personality).

“PIK Interest” means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as interest as it accrues.

“PIK Loan Asset” means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.

“Pledge” or “Pledged” means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Pledge of the Collateral Portfolio, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral Portfolio, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

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“Portfolio Assets” means all Loan Assets in which the Borrower has an interest, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a)       any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)       all rights with respect to the Loan Assets to which the Transferor or the Borrower, as applicable, is entitled as lender under the applicable Loan Agreement;

(c)       the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d)       any Related Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;

(e)       all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(f)       all Insurance Policies with respect to any Loan Asset;

(g)       all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h)       the Purchase and Contribution Agreement;

(i)       the Collateral Management Agreement;

(j)       all records (including computer records) with respect to the foregoing; and

(k)       all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Priced Loan Asset” means any Loan Asset that has an Observable Market Price.

“Prime Rate” means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used generally as a reference point for pricing loans similar to the Advances, which may be priced at, above, or below such rate.

“Principal Collection Subaccount” means the account established at the Account Bank with account number 184998-202 for U.S. Dollar deposits into which Principal Collections shall be segregated, and each other subaccount of the Collection Account (including subaccounts for the deposit of Foreign Currencies) that may be established from time to time for administration or convenience into which Principal Collections are to be segregated.

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“Principal Collections” means (a) any Collections deposited by the Borrower in accordance with Section 2.06(a)(i) or Section 2.07(c)(i), and (b) with respect to any Loan Asset, all Collections received which are not Interest Collections, including all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Loan Asset. For the avoidance of doubt, Principal Collections shall not include amounts on deposit in the Unfunded Exposure Account.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

“Proceeds” means, with respect to any property included in the Collateral Portfolio, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

“Purchase and Contribution Agreement” means that certain Purchase and Contribution Agreement, dated as of the Closing Date, between the Transferor, as the seller, the Borrower, as the purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Purchase Money Lien” means a Lien that secures indebtedness for borrowed money so long as (a) substantially all of the proceeds of the indebtedness for borrowed money that is the subject of such Lien was used to acquire, construct or improve the asset(s) that are the subject of such Lien and (b) such Lien does not attach to assets other than those acquired, constructed or improved with such proceeds.

“Purchase Price” means, with respect to any Loan Asset, an amount (expressed as a percentage) equal to (a) the purchase price paid by the Transferor or the Borrower (as applicable) for such Loan Asset (exclusive of any accrued interest, original issue discount and closing fees) divided by (b) the Outstanding Balance of such Loan Asset outstanding as of the date of such purchase (exclusive of any accrued interest, original issue discount and closing fees).

“Quoted Price” means, with respect to each Loan Asset as of any date, the net value (expressed as a percentage of the Outstanding Balance) of such Loan Asset quoted by an Approved Valuation Firm valuing such Loan Asset utilizing the Valuation Standard.

“Rating Factor” means the applicable numeric value set forth under the columns entitled “Moody’s Rating Factor” in the following table:

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8.070
Baa3	610	Ca or lower	10,000

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“Recipient” means the Administrative Agent and any Lender, as applicable.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Collateral Manager have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Contribution Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, at the time any Related Collateral with respect to any Defaulted Loan Asset is sold, discarded or abandoned (after a determination by the Borrower that such Related Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Borrower in accordance with the Servicing Standard, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Recovery Rate” means (i) with respect to an Approved Loan Asset, the percentage set forth in the related Approval Notice, and (ii) with respect to any other Loan Asset, the corresponding percentage for the type of Loan Asset (such type to be determined as of the Funding Date of each Loan Asset) set forth in the chart set forth in the defined term “Advance Rate”.

“Redemption Advances Outstanding” means the Advances Outstanding as of the Scheduled Revolving Period End Date.

“Redemption Period” means the period commencing on the Scheduled Revolving Period End Date and ending on the Scheduled Maturity Date.

“Redemption Principal Reduction Amount” means, with respect to any Payment Date during the Redemption Period, an amount equal to (1) the product of (i) 5.00% of the Redemption Advances Outstanding; and (ii) the number of Payments Dates (including the current Payment Date) occurring during the Redemption Period, minus (2) the aggregate amount of prepayments of principal of the Advances Outstanding made pursuant to Section 2.17(b) or 2.06(a) during the Redemption Period and prior to such Payment Date.

“Register” has the meaning assigned to that term in Section 2.13.

“Registered” means in registered form for U.S. Federal income tax purposes and issued after July 18, 1984; provided that, a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Related Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, including Mortgaged Property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

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“Release Date” has the meaning set forth in Section 2.07(c).

“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Total Leverage Ratio, Senior Leverage Ratio, Interest Coverage Ratio or EBITDA as applicable, for such Loan Asset in the applicable Loan Agreement or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan Asset; provided that, with respect to any Loan Asset for which the relevant test period is not provided for in the applicable Loan Agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Remittance Period” means, (a) as to the initial Payment Date, the period beginning on the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.

“Reporting Date” means the date that is one Business Day prior to the 15th of each calendar month, commencing in February, 2017.

“Required Asset Coverage Ratio” means, as of any date of determination, “asset coverage” (as understood under the 1940 Act) of FSIC of at least 200 per centum, as determined in accordance with the terms and requirements of the 1940 Act, including Sections 6(f), 18 and 61(a)(1) thereof, and otherwise in accordance with GAAP.

“Required Lenders” means the Lenders representing an aggregate more than 50% of the aggregate Commitments of the Lenders then in effect; provided, that if a Lender’s Commitment is reduced as a result of a Bail-In Action, the vote of any such Lender shall be commensurately and proportionately reduced, unless such Lender is the only Lender, in which case such Lender will retain its voting rights.

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a)       other than in the case of a Noteless Loan Asset, the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note made payable to the Borrower, endorsed by the Borrower or the prior holder of record either in blank or to the Collateral Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements either in blank or to the Collateral Agent), with any endorsement to the Collateral Agent to be in the following form: “U.S. Bank National Association, as the Collateral Agent for the Secured Parties”;

(b)       originals or copies of each of the following, to the extent applicable to the related Loan Asset: any related loan agreement, credit agreement, note purchase agreement, security agreement, sale and servicing agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Asset Checklist; and

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(c)       with respect to any Loan Asset originated by the Transferor or any of its Affiliates and with respect to which the Transferor or an Affiliate acts as the administrative agent (or in a comparable capacity), copies (as applicable) of the acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement and either (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and the Collateral Agent as total assignee or showing the Obligor, as debtor and the Transferor or any of its Affiliates as secured party and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Borrower to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, in each case as set forth in the Loan Asset Checklist.

“Resignation Effective Date” has the meaning assigned to that term in Section 9.01(h).

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person (or a sub-advisor of such Person) with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person (or a sub-advisor of such Person) to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments due to FSIC (including tax distributions due to FSIC as provided in Sections 2.04(a)(i) and 2.04(c)(i)) in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to FSIC (as the sole holder of its membership interests) of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Loan Asset that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Revolving Loan Asset” means a Loan Asset (other than a Delayed Drawdown Loan Asset) that by its terms may require one or more future advances to be made to the related Obligor by the Borrower and which provides that such borrowed money may be repaid and re-borrowed from time to time.

“Revolving Note” has the meaning assigned to such term in Section 2.01(a).

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“Revolving Period” means the period commencing on the Effective Date and ending on the Revolving Period End Date.

“Revolving Period End Date” means the earliest to occur of (i) the Scheduled Revolving Period End Date, (ii) the date of the declaration by the Administrative Agent, or the automatic occurrence, of an Event of Default (unless waived or rescinded), and (iii) the Termination Date.

“RIC Distributions” means distributions by the Borrower to FSIC enabling FSIC to continue to qualify as a “regulated investment company” within the meaning of Section 851 of the Code, in an amount set forth in a Servicing Report that does not exceed the proportional distribution of the Borrower relative to all assets held by FSIC and all other subsidiaries of FSIC.

“S&P” means Standard & Poor’s Ratings Group, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Sanctioned Jurisdiction” means any country or territory that is, or whose government is, the subject of any country- or territory-wide Sanctions broadly prohibiting or restricting dealings in, with or involving such country or territory, including, as of the date hereof, the Crimea region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria.

“Sanctions” has the meaning assigned to that term in Section 4.01(nn).

“Scheduled Maturity Date” means December 15, 2021.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Scheduled Revolving Period End Date” means December 15, 2020.

“Second Lien Loan Asset” means a Loan Asset that is:

(a)       not subordinated except to a First Lien Loan Asset (and cannot become subordinated) in right of payment to any obligation of the Obligor under any Bankruptcy Proceeding, reorganization, moratorium or liquidation;

(b)        secured by either (i) a valid second priority perfected Lien over specified collateral or over substantially all of the Obligor’s assets or (ii) a valid Lien (x) that is a first priority perfected Lien over specified collateral that the Borrower determines in good faith that the value of such collateral on or about the time of origination exceeds the outstanding principal balance of such Loan Asset or (y) over substantially all of the Obligor’s assets but does not otherwise meet the attachment criteria of a First Lien Loan Asset or a Last Out Loan Asset; and

(c)       provides that indebtedness thereunder constitutes “senior debt” (except with respect to the contractual subordination to identified First Lien Loan Assets) or pari passu with all other indebtedness.

“Secured Party” means each of the Administrative Agent, each Lender, each Lender Agent, each Affected Party, each Indemnified Party, the Custodian, the Collateral Agent and the Account Bank.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Leverage Ratio” means, with respect to the Obligor of any Loan Asset for any Relevant Test Period, the meaning of “Senior Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Loan Agreement for each such Loan Asset, and in any case that “Senior Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Borrower in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.

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“Servicing File” means, for each Loan Asset, the following documents or instruments:

(a)       copies of each of the documents included in the Required Loan Documents definition;

(b)       to the extent applicable to such Loan Asset, the final copies for any related subordination agreement, intercreditor agreement, or similar instruments, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto;

(c)       with respect to a Loan Asset which is a Loan Asset secured by a Mortgage (except in the case of a Loan Asset which constitutes a Third Party Agented Loan Asset), either (i) if the Borrower is the sole lender on such Loan Asset, the original executed Mortgage, the original executed Assignment of Leases and Rents, if any, and the originals of all intervening executed assignments, if any, of the Mortgage and Assignments of Leases and Rents, naming the Borrower as mortgagee and assignee and with evidence of recording thereon, (ii) if the Borrower is not the sole lender on such Loan Asset, copies of the originals that have been transmitted for recording until such time as the originals are returned by the public recording office or (iii) if the Borrower is the sole lender on such Loan Asset, copies certified by the public recording offices where such documents were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded documents are lost; and

(d)       except in the case of a Loan Asset which constitutes a Third Party Agented Loan Asset, either (i) copies of the UCC-1 Financing Statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Borrower to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing.

“Servicing Report” has the meaning assigned to that term in Section 6.05(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (a) the highest of: (A) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Loan Assets for its own account, and (B) the same care, skill, prudence and diligence with which the Collateral Manager and the parties under the Investment Advisory Agreement service and administer loans for their own account or for the account of others; (b) with a view to maximize the value of the Loan Assets; and (c) without regard to: (i) obligations, if any, to incur servicing and administrative expenses with respect to a Loan Asset, (ii) the right to receive compensation for its services hereunder or with respect to any particular transaction, or (iii) the ownership, servicing or management for others of any other loans or property.

“Short-Term Participation Interest” means a Participation Interest (which may be a Locust Participation Interest) that at all times commencing from the related Cut-Off Date, the Transferor intends to be subject to Elevation in favor of the Borrower within 60 days of its related Cut-Off Date.

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“Similar Law” has the meaning assigned to that term in Section 4.01(x).

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for the purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Special Event” has the meaning assigned to that term in Section 5.01(hh).

“Special Event Notice” has the meaning assigned to that term in Section 5.01(hh).

“Specified Eligibility Criteria” means (i) with respect to a Broadly Syndicated Loan Asset (without regard to whether such Loan Asset would become an Approved Loan Asset), the criteria listed in items 46 and 47 of the Eligibility Criteria, (ii) with respect to a Middle Market Loan Asset that is a First Lien Loan Asset or a Last Out Loan Asset (other than a Broadly Syndicated Loan Asset that is an Approved Loan Asset), the criteria listed in items 45 and 48 of the Eligibility Criteria, and (iii) with respect to a Middle Market Loan Asset that is a Second Lien Loan Asset, the criteria listed in items 45 and 49 of the Eligibility Criteria, together with any other Eligibility Criteria that may be identified by the Administrative Agent in the related Approval Notice.

“State” means one of the fifty states of the United States or the District of Columbia.

“Structured Finance Obligation” means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(a) or Section 2.07(c)(ii).

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

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“Termination Date” means the earliest of (a) that Business Day designated by the Borrower to the Administrative Agent pursuant to Section 2.17(b), (b) the Scheduled Maturity Date or (c) the date on which the Termination Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

“Termination/Reduction Notice” means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Maximum Facility Amount, in the form of Exhibit G.

“Third Party Agented Loan Asset” means any Loan Asset which is agented by a Person other than the Transferor as part of a syndicated loan transaction.

“Total Borrower Capitalization” means, with respect to each Trading Measurement Period, the sum of (a) the Adjusted Balance of all Eligible Loan Assets plus (b) the aggregate amount on deposit in the Principal Collection Subaccount plus (c) the aggregate amount on deposit in the Unfunded Exposure Account; provided that with respect to each Trading Measurement Period, the “Total Borrower Capitalization” shall be calculated as of any day during such Trading Measurement Period which would result in the highest “Total Borrower Capitalization.”

“Total Leverage Ratio” means, with respect to the Obligor of any Loan Asset for any Relevant Test Period, the meaning of “Total Leverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Total Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) Indebtedness minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Borrower in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.

“Trading Measurement Period” means each successive one year period to occur following the Closing Date; provided that (i) the first day of each such successive one year period shall be the first Business Day to occur on or following the applicable anniversary of the Closing Date (or, in the case of the first Trading Measurement Period, the Closing Date) and (ii) the final Trading Measurement Period shall end on the Collection Date.

“Transaction Documents” means this Agreement, any Revolving Note(s), any Joinder Supplement, the Purchase and Contribution Agreement, the Collateral Management Agreement, the Account Control Agreement, the Fee Letters, each document, instrument or agreement related to any of the foregoing and any other agreement or document designated as a “Transaction Document” by the Administrative Agent and the Borrower.

“Transaction Fee Letter” means the Transaction Fee Letter, dated as of December 15, 2016, between the Administrative Agent and the Borrower.

“Transferee Letter” has the meaning assigned to that term in Section 11.04(a).

“Transferor” means FS Investment Corporation, in its capacity as the seller or contributor of the Loan Assets under the Purchase and Contribution Agreement, together with its successors and assigns in such capacity.

“Type” means, with respect to any Advance, the basis for the calculation of the Yield Rate of such Advance (whether LIBOR or the Base Rate).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

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“UK Bribery Act” has the meaning assigned to that term in Section 4.01(nn).

“Underwriting Memoranda” means for any Loan Asset, the underwriting or investment approval memoranda utilized by the Transferor or the Borrower, as applicable, in evaluating and approving such Loan Asset for investment (which Underwriting Memoranda shall provide for a method for calculation of the Maintenance Covenants of the related Obligor).

“Undrawn Additional Commitment Amount” means, with respect to any Remittance Period (or portion thereof during which the Commitments were in effect), that portion of the Undrawn Commitment Amount, if any, that is in excess of the Undrawn Base Commitment Amount.

“Undrawn Base Commitment Amount” means, with respect to any Remittance Period (or portion thereof during which the Commitments were in effect), that portion of the Undrawn Commitment Amount (which may be the entire Undrawn Commitment Amount) that is not greater than 35% of the aggregate Commitments.

“Undrawn Commitment Amount” means, with respect to any Remittance Period (or portion thereof during which the Commitments were in effect), the positive difference, if any (expressed in Dollars), between (i) the aggregate Commitments and (ii) the weighted average of Advances Outstanding for each day during such period.

“Undrawn Fee” has the meaning assigned to that term in Section 2.09.

“Unfunded Exposure Account” means a trust account (account number 184998-701 at the Account Bank) (including subaccounts for the deposit of Foreign Currencies) in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties; provided that amounts deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.

“Unfunded Exposure Account Surplus” means, as of any date of determination, the positive amount, if any, between (i) the amount on deposit in the Unfunded Exposure Account, and (ii) the sum of the Unfunded Exposure Amounts for all Delayed Drawdown Loan Asset and Revolving Loan Asset included in the Collateral Portfolio.

“Unfunded Exposure Amount” means, as of any date of determination with respect to any Delayed Drawdown Loan Asset and Revolving Loan Asset included in the Collateral Portfolio, an amount equal to the unfunded commitments associated with such Loan Asset.

“Unfunded Exposure Amount Shortfall” means, as of any date of determination, the positive difference, if any, between (i) the sum of the Unfunded Exposure Amounts for all Delayed Drawdown Loan Asset and Revolving Loan Asset included in the Collateral Portfolio, and (ii) the amount on deposit in the Unfunded Exposure Account as of such date; provided, that at all times that an Unfunded Exposure Account Surplus exists, the Unfunded Exposure Amount Shortfall shall be deemed to equal zero.

“Unfunded Exposure Equity Amount” means, as of any date of determination with respect to any Delayed Drawdown Loan Asset and Revolving Loan Asset included in the Collateral Portfolio, an amount equal to (i) the Unfunded Exposure Amount for such Loan Asset minus (ii) the product of (each, with respect to such Loan Asset) (x) the Unfunded Exposure Amount, (y) the Assigned Value, and (z) the Advance Rate; provided that at all times on and after the Revolving Period End Date, the Unfunded Exposure Equity Amount shall equal to the Unfunded Exposure Amount.

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“Unfunded Exposure Equity Shortfall” means, as of any date of determination the positive difference, if any, between (i) the sum of the Unfunded Exposure Equity Amounts for all Delayed Drawdown Loan Asset and Revolving Loan Asset included in the Collateral Portfolio, and (ii) the amount on deposit in the Unfunded Exposure Account; provided, if the calculation above is equal to or less than zero, the Unfunded Exposure Equity Shortfall shall be deemed to equal zero.

“United States” means the United States of America.

“United States Tax Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” means, with respect to any Loan Asset, the meaning of “Unrestricted Cash” or any comparable definition in the Loan Agreements for the applicable Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Loan Agreement, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement).

“USA PATRIOT Act” has the meaning assigned to that term in the definition of “Anti-Money Laundering Laws”.

“Unsecured Bond” means a debt security that is unsecured and may be contractually subordinated in right of payment to secured debt of the Obligor but that (i) is not convertible to equity, (ii) provides for full payment of interest and principal in cash, and (iii) has an original term to maturity of no longer than seven years.

“Valuation Date” means any date on which a Borrowing Request is made under the Facility and the last Business Day of each Valuation Period.

“Valuation Period” means (i) for Priced Loan Assets each calendar month and (ii) for Loan Assets other than Priced Loan Assets no less than once in each three-month period, in each case as reported on the relevant month-end Servicing Report; provided that prior to obtaining an external valuation for any new asset for which no Observable Market Price is available, such assets value shall be set at its Initial Assigned Value.

“Valuation Standard” means a standard that will be satisfied if an Approved Valuation Firm uses one or a combination of methodologies generally acceptable in the market to derive a fair assessment of the current market value of an Eligible Loan Asset; provided that such assessment shall take into consideration, but not be limited to, the following:

(a)       the financial performance and outlook of the Obligor of such Eligible Loan Asset;

(b)       a fundamental analysis which may be based on discounted cash flow, a multiples-based approach based on comparable companies in the relevant sector or another generally accepted methodology for valuing companies in the relevant sector;

(c)       the current market environment (e.g., quoted trading levels on the Eligible Loan Asset (if available), the relative trading levels and yields for debt instruments of comparable companies and any relevant middle market indices); and

(d)       any facts and circumstances that constitute the basis for a Value Adjustment Event with respect to such Eligible Loan Asset.

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“Value Adjustment Event” means the occurrence of any one or more of the following events after the related Cut-Off Date with respect to any Loan Asset:

(a)       either (i) an Obligor payment default under such Loan Asset that continues beyond any grace period thereunder or (ii) an event of default has been declared and the loan obligations of the Obligor have been accelerated under the related Loan Agreement (unless rescinded);

(b)       a default as to all or any portion of one or more payments of principal or interest has occurred in relation to any other senior or pari passu obligation for borrowed money of the related Obligor and has not been cured for five Business Days after the applicable due date under the related Loan Agreement (after giving effect to any grace and/or cure periods thereunder);

(c)       the occurrence of a Material Modification with respect to such Loan Asset;

(d)       a Bankruptcy Event with respect to the related Obligor;

(e)       the failure to deliver a “loan level” financial reporting package no later than 60 days after the end of each quarter or 120 days after the end of each fiscal year, or such greater number of days as allowed in the applicable Loan Agreement, including any grace and/or cure periods set forth in such Loan Agreement, but which shall in no case exceed 150 days after the end of each fiscal year (unless waived or otherwise agreed to by the Administrative Agent in its sole discretion);

(f)       either (i) the Borrower or the Collateral Manager has determined in accordance with the Servicing Standard that such Loan Asset is not collectible, or (ii) any principal amount due under such Loan Asset is reduced or forgiven;

(g)       with respect to any First Lien Loan Asset or Last Out Loan Asset (other than an Approved Loan Asset) (i) the Senior Leverage Ratio is (x) equal to or greater than 4.50:1.00 and (y) more than 0.50x higher than such Senior Leverage Ratio as calculated on the applicable Cut-Off Date, or (ii) the Total Leverage Ratio is (x) equal to or greater than 6.00:1.00 and (y) more than 0.50x higher than such Total Leverage Ratio as calculated on the applicable Cut-Off Date;

(h)       with respect to any Second Lien Loan Asset (other than an Approved Loan Asset) the Total Leverage Ratio is (x) equal to or greater than 6.00:1.00 and (y) more than 0.50x higher than such Total Leverage Ratio as calculated on the applicable Cut-Off Date;

(i)       with respect to any Middle Market Loan Asset (other than an Approved Loan Asset) the Interest Coverage Ratio for any period of the related Obligor with respect to such Loan Asset is less than (i) 1.50:1.00 and (ii) 85.0% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date; or

(j)       with respect to any Approved Loan Asset, the breach of the ratios and tests identified in the related Approval Notice;

provided, that a new event or the further deterioration of any ratio or test identified above following the delivery of a written notice of a Value Adjustment Event pursuant to Section 5.01(m) hereof shall constitute a separate Value Adjustment Event for all purposes hereunder, including with respect to the requirement to deliver a new written notice under Section 5.01(m).

“Volcker Rule” means Section 13 of the Bank Holding Company Act of 1956, as amended, 12 USC § 1851 (added pursuant to Section 619 of Dodd-Frank), as implemented by Prohibitions and Restrictions on Proprietary Trading and Certain Interests in, and Relationships With, Hedge Funds and Private Equity Funds; Final Rule, 79 F.R. 5536 (January 31, 2014), and together with any other rules, regulations, interpretations and pronouncements of any Governmental Authority with respect to the foregoing

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“Warranty Event” means, as to any Loan Asset (i) the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset” or there otherwise existed a breach of any representation or warranty relating to such Loan Asset and the failure of the Borrower to cure such breach, or cause the same to be cured, within ten days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof, (ii) the failure by the Borrower to satisfy Section 3.02(a)(ii), Section 3.04(b) with respect to such Loan Asset, or (iii) the failure of a Short-Term Participation Interest to be subject to an Elevation prior to the earlier to occur of (x) 60 days of its related Cut-Off Date, and (y) the Revolving Period End Date.

“Warranty Loan Asset” means any Loan Asset with respect to which a Warranty Event has occurred.

“Weighted Average Advance Rate” means the weighted average Advance Rate of all Eligible Loan Assets based on Aggregate Adjusted Balance.

“Weighted Average Maturity” means the weighted average maturity of all Eligible Loan Assets based on Aggregate Outstanding Balance.

“Weighted Average Rating Factor” means an amount equal to (i) the sum of the products obtained by multiplying the applicable Rating Factor by the Outstanding Balance of each Eligible Broadly Syndicated Loan Asset, divided by (ii) the aggregate Outstanding Balances of all Eligible Broadly Syndicated Loan Assets.

“Weighted Average Spread” means the weighted average cash-pay funded spread of all Eligible Loans Assets based on Outstanding Balances.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” means, for any Advance Outstanding, with respect to any Remittance Period for each such Advance, the sum for each day in such Remittance Period determined in accordance with the following formula:

YR x L
D

where:	YR = the Yield Rate applicable to such Advance during such Remittance Period;

L = the outstanding principal amount of such Advance on such day; and

D = 360 or, if such Advance is a Base Rate Advance, 365 or 366 days, as applicable;

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.

“Yield Rate” means, for any Advance during a Remittance Period applicable to such Advance,

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(i)       with respect to Base Rate Advances, the Base Rate plus the Applicable Spread; and

(ii)       with respect to LIBOR Advances, an interest rate per annum equal to LIBOR for such Advance during such Remittance Period plus the Applicable Spread; provided that, if the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the Yield Rate shall again be equal to LIBOR for such Advance for such date plus the Applicable Spread; provided that the Yield Rate for the initial Remittance Period, shall reflect an interpolated rate (as determined by the Administrative Agent in its sole good faith discretion) reflecting the tenor of the initial Remittance Period.

“Zero-Coupon Obligation” means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest.

Section 1.02          Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03          Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.04          Interpretation. In each Transaction Document, unless a contrary intention appears:

(a)       the singular number includes the plural number and vice versa;

(b)       reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents;

(c)       reference to any gender includes each other gender;

(d)       reference to day or days without further qualification means calendar days;

(e)       reference to any time means New York, New York time (unless expressly specified otherwise);

(f)       the term “or” is not exclusive;

(g)       reference to the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(h)       reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, replaced, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i)       reference to any Applicable Law means such Applicable Law as amended, codified, reenacted, replaced, restated, supplemented or otherwise modified from time to time, including the rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the amendment, codification, reenactment, replacement, restatement, supplementation or other modification of such Section or other provision; and

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(j)       reference to amounts outstanding or due and owing to the Lenders, the Administrative Agent, the Collateral Agent, the Account Bank or the Custodian hereunder shall mean the Dollar Equivalent of such amounts, unless the context otherwise expressly requires.

(k)       For purposes of calculating compliance with any tests hereunder (including the Collateral Quality Test), the trade date (and not the settlement date) with respect to any acquisition or disposition of a Loan Asset or Permitted Investment shall be used by the Administrative Agent to determine whether and when such acquisition or disposition has occurred.

Article II

THE FACILITY

Section 2.01          Revolving Note and Advances.

(a)       Revolving Note. Upon request by any Lender Agent, the Borrower shall deliver to such Lender Agent a duly executed revolving note in each Currency (collectively, the “Revolving Note”) in substantially the form of Exhibit H, in an aggregate face amount equal to (i) in Dollars, the applicable Lender’s Commitment, and (ii) in each other Currency, 10% of the applicable Lender’s Commitment, and otherwise duly completed. Interest shall accrue on the Revolving Note, and the Revolving Note shall be payable, as described herein.

(b)       Advances. On the terms and conditions set forth herein, by delivery of a Notice of Borrowing to the Administrative Agent and each Lender Agent, the Borrower may request that the Lenders make Advances from time to time on any Business Day from the Closing Date until the end of the Revolving Period in an aggregate amount up to the Availability at such time, (x) to the Borrower for the purpose of originating or purchasing Eligible Loan Assets or (y) to the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount Shortfall; provided that with respect to an Advance proposed to be funded in connection with the addition of a Loan Asset to the Collateral Portfolio (i) such Advance results in Collateral Quality Maintenance, and (ii) if such Loan Asset is a Foreign Currency Loan Asset, the proposed Advance shall be a Foreign Currency Advance. Other than pursuant to Section 2.02(f), under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being originated or acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default is Continuing or would result therefrom or an Unmatured Event of Default is Continuing or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Maximum Availability. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance that would exceed such Lender’s unused Commitment then in effect.

(c)       Notations on Revolving Note. Each Lender Agent is hereby authorized to enter on a schedule attached to its applicable Revolving Note with respect to each applicable Lender a notation (which may be computer generated) with respect to each Advance made by the applicable Lender of: (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and, if consistent with the information recorded in the Register, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error. The failure of any Lender Agent to make any such notation on the schedule attached to any Revolving Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.

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Section 2.02          Procedure for Advances.

(a)       On any Business Day during the Revolving Period, the Lenders will make Advances at the request of the Borrower, subject to and in accordance with the terms and conditions of Section 2.01 and this Section 2.02 and subject to the provisions of Article III hereof.

(b)       For each Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent and each Lender Agent, with a copy to the Collateral Agent and the Custodian, no later than (i) 10:00 a.m. at the same Business Day on which such Advance is to be made with respect to a Base Rate Advance, (ii) 11:00 a.m. at least three Business Days before the Business Day on which such Advance is to be made with respect to a Foreign Currency Advance, and (iii) 11:00 a.m. at least two Business Days before the Business Day on which such Advance is to be made with respect to any other LIBOR Advance; provided that, if such Notice of Borrowing is delivered later than time set forth above on a Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and the current Loan Tape, and shall specify:

(i)        the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, the amount of such Advance must be at least equal to $250,000;

(ii)       the proposed date of such Advance;

(iii)      the proposed Type and Currency of such Advance;

(iv)      a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;

(v)       with respect to an Advance proposed to be funded in connection with the Pledge of a Loan Asset,

(1)       a written certification of the Borrower demonstrating that such Advance resulted in, or results in, Collateral Quality Maintenance, determined as of the proposed Cut-Off Date; and

(2)       if such Loan Asset is a Foreign Currency Loan Asset, a calculation of the Foreign Currency Excess Tests after giving effect to such Advance.

(vi)      the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Drawdown Loan Asset funded by such Advance, if applicable; and

(vii)     whether such Advance should be remitted to the Principal Collection Subaccount or the Unfunded Exposure Account.

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with instructions received from the Administrative Agent, either (x) make available to the Administrative Agent and the Administrative Agent shall make available to the Borrower, in same day funds, an amount equal to such Lender’s Pro Rata Share of such Advance, by payment into the account which the Borrower has designated in writing or (y) remit in same day funds an amount equal to such Lender’s Pro Rata Share of such Advance into the Unfunded Exposure Account, as applicable; provided that, with respect to an Advance funded pursuant to Section 2.02(f), each Lender shall remit the Advance equal to such Lender’s Pro Rata Share of the Unfunded Exposure Amount Shortfall in same day funds to the Unfunded Exposure Account, and provided, further, that in no event shall the Administrative Agent have any obligation to fund any Lender’s Pro Rata Share of an Advance not funded by a Lender hereunder.

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(c)       Each Advance shall bear interest at the Yield Rate; provided that the Borrower hereby requests that the Lenders convert any Base Rate Advance into a LIBOR Advance as soon as practicable (and, unless Eurodollar Disruption Event has occurred, in any event within three Business Days) of Advance Date for such Base Rate Advance, and the Administrative Agent agrees to provide the Borrower will prompt notice of such conversion.

(d)       Subject to Section 2.17 and the other terms, conditions, provisions and limitations set forth herein (including the payment of the Call Protection Payment, as applicable), the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period; provided that the repayment of any Foreign Currency Advance shall be made solely in such Foreign Currency.

(e)       A determination by the Administrative Agent of the existence of any Eurodollar Disruption Event (any such determination to be communicated to the Borrower by written notice from the Administrative Agent promptly after the Administrative Agent learns of such event), or of the effect of any Eurodollar Disruption Event on its making or maintaining any Advance at LIBOR, shall be conclusive absent manifest error.

(f)       Notwithstanding anything to the contrary herein (including, the occurrence of an Event of Default (other than the occurrence of a Bankruptcy Event with respect to the Borrower) or the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, upon the occurrence of an Event of Default or on the last day of the Revolving Period an Unfunded Exposure Amount Shortfall exists, the Borrower shall request an Advance in the amount of such Unfunded Exposure Amount Shortfall. Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund its Pro Rata Share of such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.02) other than an Event of Default related to a Bankruptcy Event with respect to the Borrower.

(g)       The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

Section 2.03          Determination of Yield. The Administrative Agent shall determine the Yield for all Advances (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Collateral Agent and the Borrower thereof on or prior to the third Business Day prior to such Payment Date.

Section 2.04          Remittance Procedures. On the Business Day immediately prior to each Payment Date, the Borrower shall instruct the Collateral Agent (and the Collateral Agent shall instruct the Account Bank) and, if the Borrower fails to do so, the Administrative Agent may instruct the Collateral Agent (and the Collateral Agent shall instruct the Account Bank), to apply funds on deposit in the Collection Account as described in this Section 2.04; provided that, at any time after delivery of Notice of Exclusive Control, the Administrative Agent shall instruct the Collateral Agent (and the Collateral Agent shall instruct the Account Bank) to apply funds on deposit in the Collection Account as described in this Section 2.04.

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(a)          Interest Payments prior to Termination Date. Prior to the Termination Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Payment Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i)        first, to the Borrower (or at the Borrower’s election and on its behalf and with prior written notice to the Collateral Agent (which notice may be set forth in the applicable Servicing Report) and to the extent permitted under the Borrower’s Constituent Documents, to FSIC (as the sole holder of its membership interests), in respect of Taxes, registration and filing fees then due and owing by the Borrower (or FSIC (as the sole holder of its membership interests)) that are attributable solely to the operations of the Borrower; provided that, amounts payable with respect to Taxes, registration and filing fees pursuant to this clause (i) (and Section 2.04(b)(i) and (c)(i), if applicable) during any one year shall not, individually or in the aggregate, exceed 4.0% of the Borrower’s taxable income for such year;

(ii)       second, to payment of accrued and unpaid fees and expenses payable to the Account Bank, the Collateral Agent or the Custodian pursuant to the Account Bank and Custodian Fee Letter;

(iii)      third, to FSIC for application to the RIC Distributions;

(iv)      fourth, to payment of accrued and unpaid Collateral Management Expenses; provided that, the aggregate amounts payable under this clause (iv) shall not exceed the Collateral Management Expense Cap;

(v)       fifth, to the payment of accrued and unpaid Administrative Agent Expenses;

(vi)       sixth, to the Collateral Manager, in respect of any expenses owed to the Collateral Manager (which expenses were not reimbursed to the Collateral Manager or the Transferor by the related Obligors); provided that, amounts payable to the Collateral Manager in respect of such expenses pursuant to this clause (vi) (and Section 2.04(b)(i) and (c)(iv), if applicable) shall not, in the aggregate, exceed $25,000 for the three-month period immediately preceding such Determination Date;

(vii)     seventh, pro rata, in accordance with the amounts due under this clause (vii), to each Lender Agent, for the account of the applicable Lender, all Yield, Undrawn Fees, Breakage Fees and Increased Costs, that are accrued and unpaid as of the last day of the related Remittance Period;

(viii)    eighth, to the Collateral Manager, in payment in full of all accrued and unpaid Management Fees;

(ix)       ninth, pro rata, to each Lender Agent (for the account of the applicable Lender) and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent, any Lender Agent or any Lender under the Transaction Documents;

(x)        tenth, after the end of the Revolving Period, to the extent not paid pursuant to Section 2.04(b)(iv), to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount Shortfall;

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(xi)       eleventh, to pay the Advances Outstanding up to the amount required to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments set forth in clauses (i) through (x) above;

(xii)      twelfth, to pay the Foreign Currency Required Reduction Amount, on a pro forma basis after giving effect to all payments set forth in clauses (i) through (xi) above;

(xiii)     thirteenth, to pay the Advances Outstanding, together with any applicable Call Protection Payment not paid pursuant to Section 2.04(b)(vi), in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.17(b);

(xiv)     fourteenth, to pay any other amounts due (other than with respect to the repayment of Advances Outstanding) under this Agreement and the other Transaction Documents;

(xv)      fifteenth, to the Collateral Manager, to the extent not previously paid, in respect of all accrued and unpaid Collateral Management Additional Expenses;

(xvi)     sixteenth, to Administrative Agent for distribution to each Lender Agent for the account of the applicable Lender, to pay the Advances Outstanding in connection with any voluntary prepayment of Advances hereunder in accordance with Section 2.17(b); and

(xvii)    seventeenth, to the Borrower, or at the Borrower’s election either (x) to the Principal Collection Subaccount, or (y) with prior written notice to the Collateral Agent (which notice may be set forth in the applicable Servicing Report) and to the extent permitted under the Borrower’s Constituent Documents, to FSIC (as the sole holder of its membership interests), any remaining amounts.

(b)       Principal Payments prior to the Revolving Period End Date. Prior to the Revolving Period End Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Payment Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i)        first, to pay amounts due under Section 2.04(a)(i) through (vii), to the extent not paid thereunder;

(ii)       second, to pay the Advances Outstanding up to the amount required to eliminate any outstanding Borrowing Base Deficiency;

(iii)      third, to pay the Advances Outstanding (in the applicable Foreign Currency) in an amount equal to the Foreign Currency Required Reduction Amount;

(iv)      fourth, at the discretion of the Borrower, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount Shortfall;

(v)       fifth, to the payment of any Collateral Management Expenses to the extent not paid pursuant to Section 2.04(a)(iv);

(vi)      sixth, to pay any other amounts due under this Agreement and the other Transaction Documents;

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(vii)      seventh, to the Collateral Manager, to the extent not previously paid, in respect of all accrued and unpaid Collateral Management Additional Expenses;

(viii)    eighth, to Administrative Agent for distribution to each Lender Agent for the account of the applicable Lender, to pay the Advances Outstanding in connection with any voluntary prepayment of Advances hereunder in accordance with Section 2.17(b); and

(ix)       ninth, so long as the Borrower is in compliance with the Interest Coverage Test, to the Borrower or, at the option of the Borrower, or at the Borrower’s election and with prior written notice to the Collateral Agent (which notice may be set forth in the applicable Servicing Report), to FSIC (as the sole holder of its membership interests), any remaining amounts.

(c)       Payments Upon the Occurrence of the Revolving Period End Date. Upon the occurrence of the Revolving Period End Date or, in any case, after the declaration or automatic occurrence of the Termination Date, on each Payment Date thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the Payment Account for distribution to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:

(i)        first, to the Borrower (or at the Borrower’s election and on its behalf and with prior written notice to the Collateral Agent (which notice may be set forth in the applicable Servicing Report), to FSIC (as the sole holder of its membership interests) and to the extent permitted under the Borrower’s Constituent Documents, in respect of Taxes (including the New York City unincorporated business tax, but excluding all other income taxes), registration and filing fees then due and owing by the Borrower (or FSIC) that are attributable solely to the operations of the Borrower; provided that, amounts payable with respect to Taxes, registration and filing fees pursuant to this clause (i) (and Section 2.04(a)(i) and (b)(i), if applicable) during any one year shall not, individually or in the aggregate, exceed 4.0% of the Borrower’s taxable income for such year, as computed for the purposes of the New York City unincorporated business tax;

(ii)       second, to payment of accrued and unpaid fees and expenses payable to the Account Bank, the Collateral Agent or the Custodian pursuant to the Account Bank and Custodian Fee Letter;

(iii)      third, if the Termination Date has not occurred, to FSIC for application to the RIC Distributions;

(iv)      fourth, to the payment of accrued and unpaid Collateral Management Expenses, in an amount not to exceed the Collateral Management Expense Cap;

(v)       fifth, to the payment of accrued and unpaid Administrative Agent Expenses;

(vi)      sixth, to the Administrative Agent for distribution to each Lender Agent for the account of the applicable Lender, as applicable, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent, any Lender Agent or any Lender under the Transaction Documents;

(vii)     seventh, if the Termination Date has not occurred, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount Shortfall;

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(viii)    eighth, to pay the Advances Outstanding, and any applicable Call Protection Payment, until paid in full;

(ix)       ninth, if the Termination Date has occurred, to FSIC for application to the RIC Distributions;

(x)        tenth, to the payment of all accrued and unpaid Collateral Management Additional Expenses;

(xi)       eleventh, to the Collateral Manager, in payment in full of all accrued and unpaid Management Fees;

(xii)      twelfth, to pay any other amounts due under this Agreement and the other Transaction Documents;

(xiii)     thirteenth, so long as the Borrower is in compliance with the Interest Coverage Test, to the Borrower or, at the option of the Borrower, or at the Borrower’s election and with prior written notice to the Collateral Agent (which notice may be set forth in the applicable Servicing Report), to FSIC (as the sole holder of its membership interests), any remaining amounts.

(d)       Unfunded Exposure Account. At any time prior to an Event of Default that is Continuing or the Termination Date, the Borrower may withdraw funds on deposit in the Unfunded Exposure Account for the sole purpose of funding draw requests of the relevant Obligors under any Revolving Loan Asset or Delayed Drawdown Loan Asset; provided that, any such withdrawal shall not create any Borrowing Base Deficiency; provided that the Borrower shall deliver to the Administrative Agent within three Business Days after any such withdrawal a notice of such withdrawal (including the amount thereof) and a certificate stating that no Unmatured Event of Default or Event of Default or Borrowing Base Deficiency is Continuing. At any time prior to the occurrence of an Event of Default that is Continuing or the Termination Date, the Borrower (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed (i) the aggregate of all Unfunded Exposure Equity Amounts prior to the end of the Revolving Period and (ii) the Unfunded Exposure Amount Shortfall after the end of the Revolving Period, in each case, to be deposited into the Principal Collection Subaccount as Principal Collections.

(e)       Insufficiency of Funds. The parties hereto hereby agree that if funds on deposit in the Payment Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The parties further agree that distributions or other amounts that may be distributed by the Borrower to FSIC (as the sole holder of its membership interests) are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the Borrower or the holders of any membership interest in the Borrower may have with respect to such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of this Section 2.04 shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code.

(f)       Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid reasonable out-of-pocket costs and expenses of the Administrative Agent, Lender Agents and Lenders and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Termination Date according to the order of priority set forth in this Section 2.04.

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Section 2.05          Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by telecopy or e-mail), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04. Subject to the remainder of this Section 2.05, the Collateral Agent and the Account Bank may conclusively rely on such instructions and directions. The Borrower shall immediately transmit to the Administrative Agent by telecopy or e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04 substantially currently with the delivery thereof. The Administrative Agent shall transmit to the Borrower by telecopy or e-mail a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04 substantially currently with the delivery thereof. If either the Collateral Agent or the Administrative Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower and the Collateral Agent in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Borrower (or the Collateral Manager on the Borrower’s behalf) which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.

Section 2.06          Borrowing Base Deficiency Payments and Foreign Currency Required Reduction Amounts.

(a)       In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall, within five Business Days from the date of such Borrowing Base Deficiency, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination) of the following actions in order to eliminate such Borrowing Base Deficiency at such time: (i) deposit cash in Dollars into the Principal Collection Subaccount, (ii) repay Advances Outstanding (together with any Breakage Fees in respect of the amount so prepaid), or (iii) Pledge additional Eligible Loan Asset.

(b)       In addition to any other obligation of the Borrower to cure a Foreign Currency Excess Exposure pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, a Foreign Currency Excess Exposure exists (whether as stated in a Servicing Report or pursuant to a calculation made by the Administrative Agent and provided to the Borrower from time to time), then the Borrower shall, within five Business Days from the date of such Foreign Currency Excess Exposure, eliminate such Foreign Currency Excess Exposure in its entirety by effecting one or more (or any combination) of the following actions in an amount equal to the Foreign Currency Required Reduction Amount: (i) deposit cash in the applicable Currency into the Principal Collection Subaccount, (ii) repay Advances Outstanding in the applicable Currency (together with any Breakage Fees in respect of the amount so prepaid), or (iii) Pledge additional Eligible Loan Asset.

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(c)       No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Pledge of additional Eligible Loan Assets pursuant to Section 2.06(a) or (b), the Borrower shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Custodian) notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Pledged and added to the updated Loan Tape. Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable.

(d)       Until such time as any Borrowing Base Deficiency or a Foreign Currency Excess Exposure has been cured in full and no other Event of Default or Unmatured Event of Default is Continuing, the Borrower shall not request the right to transfer (by sale, dividend, distribution or otherwise), and the Administrative Agent and Collateral Agent shall not grant the release of Lien or the transfer of any Eligible Loan Asset from the Collateral Portfolio.

Section 2.07          Substitution and Sale of Loan Assets; Affiliate Transactions.

(a)       Substitutions. The Borrower may during the Revolving Period replace any Loan Asset with an Eligible Loan Asset so long as on the Loan Asset Transfer Date (i) each of the conditions set forth in Section 2.07(f) have been satisfied in full and the Borrower shall have delivered a certificate to the Administrative Agent, dated the Loan Asset Transfer Date, stating such conditions have been so satisfied, and (ii) the Borrower Pledges (in accordance with all of the terms and provisions contained herein) a Substitute Eligible Loan Asset.

(b)       Discretionary Sales. The Borrower may during the Revolving Period sell Loan Assets to Persons, including the Transferor and Affiliates thereof (a “Discretionary Sale”) so long as on the Loan Asset Transfer Date (i) each of the conditions set forth in Section 2.07(f) have been satisfied in full and the Borrower shall have delivered a certificate to the Administrative Agent, dated the Loan Asset Transfer Date, stating such conditions have been so satisfied, (ii) the purchase price in cash and cash equivalents from the Transferor deposited in the Collection Account with respect to such Discretionary Sale is at least equal to the Adjusted Balance for such Loan Asset and otherwise complies with the pricing requirements set forth in Section 2.07(f) below, (iii) 100% of the net proceeds of such Discretionary Sale (in the same Currency as such Loan Asset) shall be deposited into the Collection Account to be disbursed in accordance with Section 2.04 hereof, and (iv) such sale shall be on terms and conditions not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

(c)       Repurchase or Substitution of Warranty Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Loan Asset, no later than 10 days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Loan Asset or receipt by the Borrower from the Administrative Agent of written notice thereof, the Borrower shall either:

(i)       make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount (and in the same Currency as such Warranty Loan Asset) equal to the sum of (x) (1) the Initial Assigned Value of such Loan Asset as of the date of its addition into the Collateral Portfolio, multiplied by (2) the Outstanding Balance of such Loan Asset, plus on such amount, interest from the Cut-Off Date at the Yield Rate, plus (y) any reasonable out-of-pocket expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that, (A) the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements and (B) the deposit of such funds into the Collection Account may result from the sale of such Warranty Loan Asset pursuant to Section 2.07(b); or

(ii)      with the prior written consent of the Administrative Agent, in its sole discretion, substitute for such Warranty Loan Asset a Substitute Eligible Loan Asset; provided that any proposed substitution during such 10 day period must become effective prior to the Revolving Period End Date.

(d)       Lien Release Dividend. The Borrower may during the Revolving Period dividend to the Transferor one or more Loan Assets or portions thereof (each, a “Lien Release Dividend”) so long as on the Loan Asset Transfer Date each of the conditions set forth in Section 2.07(f) have been satisfied in full and the Borrower shall have delivered a certificate to the Administrative Agent, dated the Loan Asset Transfer Date, stating such conditions have been so satisfied.

(e)       Release of Lien. Upon:

(i)        the delivery by the Borrower of a Substitute Eligible Loan Asset pursuant to a Substitution under Section 2.07(a) and the fulfillment of the other terms and conditions set forth in Section 2.07(f), (g) and (h);

(ii)       the deposit of the purchase price in cash into the Collection Account pursuant to a Discretionary Sale set forth in Section 2.07(b) and the fulfillment of the other terms and conditions set forth in Section 2.07(f), (g) and (h);

(iii)      the deposit of the amounts set forth in Section 2.07(c)(i) in cash into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Loan Asset under Section 2.07(c)(ii) and the fulfillment of the other terms and conditions set forth in Section 2.07(f), (g) and (h); and

(iv)      the dividend of each Loan Asset subject to a Lien Release Dividend, and the fulfillment of the other terms and conditions set forth in Section 2.07(f), (g) and (h);

(each such date of fulfillment, a “Release Date”), such Loan Asset and related Portfolio Assets shall be removed from the Collateral Portfolio and, as applicable, the Substitute Eligible Loan Asset and related Portfolio Assets shall be included in the Collateral Portfolio. On the Release Date of each subject Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty of any kind or nature, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under such Loan Asset and any related Portfolio Assets and all future monies due or to become due with respect thereto.

(f)       Conditions to Sales, Substitutions; Repurchases and Dividends. Any proposed Loan Asset Transfer shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):

(i)        both immediately prior to and immediately following the proposed Loan Asset Transfer Date, the representations and warranties contained in Sections 4.01 and 4.02 hereof shall continue to be correct in all respects (except to the extent relating to an earlier date, in which case such representations and warranties shall continue to be correct in all material respects as of such earlier date);

(ii)       no Unmatured Event of Default or Event of Default is Continuing and no event will result from such Loan Asset Transfer, which constitutes an Unmatured Event of Default or Event of Default;

(iii)      immediately following such Loan Asset Transfer no Borrowing Base Deficiency or Foreign Currency Excess Exposure shall exist and the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate (including a calculation of the Borrowing Base, the Maximum Availability, the Collateral Quality Tests and the Foreign Currency Excess Tests after giving effect to such Lien Release Dividend) and a current Loan Tape, each dated the Loan Asset Transfer Date;

(iv)      such Loan Asset Transfer results in Collateral Quality Maintenance;

(v)       the Borrower shall have obtained all authorizations, consents and approvals required to effectuate the Loan Asset Transfer and such Loan Asset Transfer shall be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Loan Asset Transfer, not Solvent;

(vi)      with respect to any Warranty Loan Asset, the Borrower shall have made a claim under Section 6.1 of the Purchase and Contribution Agreement for a repurchase therefor;

(vii)     the Borrower shall have paid the reasonable legal fees and expenses of the Administrative Agent, each Lender, each Lender Agent, Collateral Agent and the Custodian in connection with any such Loan Asset Transfer (including expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such Loan Asset Transfer);

(viii)    no selection procedures adverse to the interests of the Administrative Agent, the Lender Agents or the Lenders were utilized by the Borrower or the Collateral Manager in the selection of the Loan Assets subject to a Loan Asset Transfer;

(ix)       the Loan Asset Transfer is in compliance with all other terms of this Agreement, including clauses (g) and (h) below;

(x)       any repayment of Advances Outstanding in connection with any Loan Asset Transfer shall comply with the requirements set forth in Section 2.17; and

(xi)       The Borrower shall have given the Administrative Agent, with a copy to the Collateral Agent and the Custodian, written notice on the same of the proposed Loan Asset Transfer setting forth a list specifying all Loan Assets or portions thereof subject to the Loan Asset Transfer, the proposed Loan Asset Transfer Date and otherwise the in the form of Exhibit I hereto (a “Notice of Loan Asset Transfer”); provided, if a Notice of Borrowing is then outstanding, the Borrower shall, prior to the related Advance Date, update such Notice of Borrowing, together with all documents required to be delivered under Section 3.02(a)(i) in a manner that reflects the effectuation of the proposed Loan Asset Transfer.

(g)       Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and the Borrower shall not grant to the Transferor or any Affiliate thereof a right or ability to purchase, except in the case of repurchases of Loan Assets by the Transferor pursuant to Section 6.1 of the Purchase and Contribution Agreement or substitutions of Loan Assets pursuant to Section 6.2 of the Purchase and Contribution Agreement, the Loan Assets of the Borrower without the prior written consent of the Administrative Agent (except as permitted in Section 2.07(b) or with respect to repurchases pursuant to Section 2.07(c)), and any such transactions shall be on terms and conditions not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties (or, in the case of Loan Assets transferred by the Borrower to the Transferor or an Affiliate thereof without the approval of the Administrative Agent, the purchase price therefor shall be no less than the Assigned Value, in each case on terms and conditions not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties).

(h)       Limitations on Sales and Substitutions.

(i)        Affiliates. The Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) substituted pursuant to Section 2.07(a), sold to the Transferor or an Affiliate thereof pursuant to Section 2.07(b) or released pursuant to a Lien Release Dividend pursuant to Section 2.07(g) during any Trading Measurement Period shall not exceed 35% of the Total Borrower Capitalization calculated for such Trading Measurement Period; provided, that any sale or release of a Loan Asset to an Affiliate of the Transferor within 90 days of its related Cut-Off Date shall be excluded from the foregoing threshold.

(ii)       [Intentionally Omitted].

(iii)      [Intentionally Omitted].

(iv)      True Sale; True Contribution. Notwithstanding anything in this Section 2.07, the Borrower shall not, and the Collateral Manager shall not be authorized hereunder or under the Collateral Management Agreement on the Borrower’s behalf to, purchase, sell or substitute any Loan Asset in contravention with the assumptions set forth in the legal opinion of (i) Clifford Chance US LLP, as counsel to the Borrower, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and “true sale” and “true contribution” of the Loan Assets.

Section 2.08          Undrawn Fee. The Borrower shall pay on each Payment Date during the Revolving Period and on the Payment Date immediately following the Revolving Period End Date, in each case with respect to the most recent Remittance Period and in accordance with Section 2.04, pro rata to the Administrative Agent for the account of each Lender, an undrawn fee (the “Undrawn Fee”) equal to: (i) 0.50% per annum multiplied by the Undrawn Base Commitment Amount, plus (ii) 1.65% per annum multiplied by the Undrawn Additional Commitment Amount. The Undrawn Fee shall be calculated utilizing the actual number of days during the subject Remittance Period (or portion thereof during which the Commitments were in effect) divided by 360.

Section 2.09          Increased Costs; Capital Adequacy.

(a)       If, due to either (i) the introduction of or any change that becomes effective following the Closing Date (including, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any Applicable Law (including, any law or regulation resulting in any interest payments paid to any Lender under this Agreement being subject to any Tax), in each case whether foreign or domestic, including under Basel III or Dodd-Frank, or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), including under Basel III or Dodd-Frank, there shall be any increase in the cost to the Administrative Agent, any Lender, any Lender Agent or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, under any other Transaction Document, the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments within 30 days after such demand; provided that, the amounts payable under this Section 2.09 shall not include Indemnified Taxes or any Excluded Taxes.

(b)       If either (i) the introduction of or any change that becomes effective following the Closing Date in or in the interpretation, administration or application following the Closing Date of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the Closing Date, from any central bank, any Governmental Authority or agency, including, compliance by an Affected Party with any request or directive regarding capital adequacy or liquidity, including under Basel III or Dodd-Frank, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy or liquidity), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction.

(c)       For avoidance of doubt, in connection with the interpretation of clause (a) and (b) of this Section 2.09, any regulatory changes, rules, guidelines or directives under or issued in connection with Basel III or Dodd-Frank will be considered as a “change” hereunder, and will not be treated as having been adopted or having come into effect before the date hereof.

(d)       In determining any amount provided for in this Section 2.09, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.09, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(e)       Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Affected Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.09 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Affected Party’s intention to claim compensation therefor (except that, if the “change” giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(f)       If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.09, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.17(b) but without the payment of any Call Protection Payment); provided that, such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.09 in accordance with the terms hereof.

Section 2.10          Taxes.

(a)       All payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes except to the extent required by Applicable Law. If any Taxes are required to be withheld from any amounts payable to any Recipient, then to the extent such Taxes are Indemnified Taxes, the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that the net payment made under this Agreement after withholding for or on account of any Indemnified Taxes (including, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower under this Agreement will not, however, apply with respect to Excluded Taxes.

(b)       The Borrower or FSIC shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or a Lender, timely reimburse it for the payment of, any Other Taxes.

(c)       Without duplication of Section 2.10(b), the Borrower shall pay on the Payment Date pertaining to the Remittance Period in which such cost is incurred any and all stamp, sales, excise and Other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder.

(d)       The Borrower will indemnify, from funds available to it pursuant to Section 2.04 the Administrative Agent and each Lender for the full amount of Indemnified Taxes (including Indemnified Taxes imposed on or asserted on or attributable to amounts payable under this Section) paid or payable by, or to the extent not paid pursuant to clause (a), required to be withheld or deducted from a payment to, such Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Lender, the Borrower shall pay such Indemnified Taxes directly to the relevant taxing authority or governmental authority; provided that neither the Administrative Agent nor any Lender shall be under any obligation to provide any such notice to the Borrower. All payments in respect of this indemnification shall be made within ten days from the date a written invoice therefor is delivered to the Borrower. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the applicable provisions of this Agreement relating to the maintenance of a participant register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered by the Administrative Agent to the Borrower or the Lenders shall be conclusive absent manifest error.

(e)       Within 30 days after the date of any payment by the Borrower of any Indemnified Taxes or Other Taxes (or if not practicable, as soon as practicable thereafter), the Borrower will furnish to the Administrative Agent and the Lender Agents at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(f)        (i)          If any Lender is not a United States Tax Person, such Lender shall deliver to the Borrower, to the extent validly able to do so, with a copy to the Administrative Agent, (x) on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of Internal Revenue Service Form W-8IMY (with appropriate attachments thereto), W-8BEN, W-8BEN-E or Form W-8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender at a reduced rate of or without deduction or withholding of United States federal income, withholding or similar Taxes and (y) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.10(f), copies (in such numbers as may from time to time be prescribed by Applicable Law or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Law to permit the Borrower or the Collateral Manager on the Borrower’s behalf to make payments hereunder for the account of such Lender at a reduced rate of or without deduction or withholding of United States federal income, withholding or similar Taxes.

(ii)       If a Lender is a United States Tax Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent and the Collateral Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (or such other number as may from time to time by prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax.

(iii)       Each Lender shall deliver to the Borrower, the Administrative Agent and the Collateral Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from any payment to such Lender. Solely for the purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any non-U.S. legislation, rules or guidance notes adopted pursuant to an intergovernmental agreement entered into with the United States with respect to FATCA, or that give effect to the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters-the Common Reporting Standard, in each case to the extent such legislation, rules and guidance notes are not materially more onerous to comply with than FATCA.

(iv)       Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.10(f) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)       If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified or paid Additional Amounts pursuant to this Section 2.10, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or Additional Amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)       Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the termination of this Agreement.

(i)       If at any time the Borrower shall be liable for the payment of any Additional Amounts or indemnity payments in accordance with this Section 2.10, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.17(b) but without the payment of any Call Protection Payment); provided that, such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.

Section 2.11          Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) (i) the Collateral Management Agreement (ii) the Locust Participation Agreement, (iii) the Purchase and Contribution Agreement, (iv) the Loan Agreements related to each Loan Asset, and (v) all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Purchase and Contribution Agreement. The Borrower confirms that when an Event of Default is Continuing, the Collateral Agent, following the direction of the Administrative Agent on behalf of the Secured Parties, shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Contribution Agreement for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.

Section 2.12          Pledge of a Security Interest. To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties, and (ii) Pledges a security interest to the Collateral Agent, on behalf of the Secured Parties, all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all assets of the Borrower, including, without limitation, the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Pledge a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under such Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in such Collateral Portfolio shall not release the Borrower from any of its duties or obligations under such Collateral Portfolio, and (z) none of the Administrative Agent, the Collateral Agent, any Lender, any Lender Agent nor any Secured Party, nor any of their respective successors and assigns, shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender, any Lender Agent nor any Secured Party, nor any of their respective successors and assigns, be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.13          Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 11.02 a copy of each assignment and acceptance agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts and stated interest on the Loan Assets) (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Lender and each Lender Agent shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Agent at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of a duly completed assignment and acceptance agreement executed by an assigning Lender and an assignee, the assignee’s administrative questionnaire (as required by the Administrative Agent) any customary processing and recordation fee charged by the Administrative Agent and any written consent to such assignment required by Section 11.04(a), the Administrative Agent shall accept such assignment and acceptance and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such assignment and acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

Section 2.14          Survival of Representations and Warranties. It is understood and agreed that the rights and remedies of the Secured Parties with respect to any breach of any of the representations and warranties set forth in Sections 4.01 and 4.02 made on each Cut-Off Date, Advance Date, Reporting Date and any date on which Loan Assets are Pledged hereunder shall survive the pledge to the Collateral Agent hereunder and the termination of this Agreement.

Section 2.15          Release of Loan Assets. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Person obtaining such released Loan Asset and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Borrower, give notice of such release to the Custodian (in the form of Exhibit M) (unless the Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Custodian shall deliver the Required Loan Documents to the Borrower.

Section 2.16          Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

Section 2.17          Mandatory and Voluntary Prepayments; Termination; Reduction of the Maximum Facility Amount.

(a)       On each Payment Date during the Redemption Period, the Borrower shall reduce the Advances Outstanding by depositing in the Principal Collection Subaccount an amount equal to the Redemption Principal Reduction Amount. On the Termination Date, the Borrower shall deposit in the Collection Account all remaining Advances Outstanding, together with all Yield, Fees and all other Obligations then due and owing until such amounts have been paid in full.

(b)       Except as expressly permitted or required herein, including, any repayment necessary to cure a Borrowing Base Deficiency or Foreign Currency Excess Exposure, Advances Outstanding may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent, the Collateral Agent and the Lender Agents by 11:00 a.m. at least one Business Day prior to such reduction; provided that any prepayment of a Foreign Currency Loan Asset shall be made in the related Foreign Currency. Upon any prepayment, the Borrower shall also pay in full all other accrued and unpaid costs and expenses of Administrative Agent, the Lender Agents and Lenders related to such prepayment; provided that, no reduction in Advances Outstanding shall be given effect unless sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.17(b) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Any notice relating to any repayment pursuant to this Section 2.17(b) shall be revocable by the Borrower only to the extent that such prepayment notice stated that such prepayment was conditioned upon the effectiveness of some other event not subject to the control of the Borrower or its Affiliates, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition to prepayment is or will not be satisfied.

(c)       The Borrower may, at its option and upon not less than three Business Days’ (and if commercially practicable, not less than 10 Business Days’) prior written notice of such termination or permanent reduction in the form of Exhibit G to the Administrative Agent, the Collateral Agent, the Custodian, the Account Bank and the Lender Agents, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid Yield and Undrawn Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent, Collateral Agent, the Custodian, Account Bank, Lender Agents and Lenders, any applicable Call Protection Payment (pro rata to each Lender Agent for the account of the applicable Lender) and all other Obligations (other than unmatured contingent indemnification obligations), or (ii) permanently reduce in part the Maximum Facility Amount upon payment in full of all accrued and unpaid Yield and Undrawn Fees (pro rata with respect to the portion of the Maximum Facility Amount so reduced), any Breakage Fees, any Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent, Collateral Agent, the Custodian, Account Bank, Lender Agents and Lenders and any applicable Call Protection Payment (pro rata to each Lender Agent for the account of the applicable Lender); provided that, in each case no Call Protection Payment shall be due and payable so long as (A) such termination or permanent reduction occurs no sooner than the date which is one year following the Closing Date or (B) such termination or permanent reduction occurs as a result of a refinancing of this credit facility in connection with any transaction for which HSBC (or any of its Affiliates) serves as the arranger, underwriter or placement agent for such transaction. Any Termination/Reduction Notice relating to any reduction or termination pursuant to this Section 2.17(c) shall be revocable by the Borrower only to the extent that such prepayment notice stated that such prepayment was conditioned upon the effectiveness of some other event not subject to the control of the Borrower or its Affiliates, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition to prepayment is or will not be satisfied. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.17(c).

(d)       The Borrower hereby acknowledges and agrees that the Call Protection Payment constitutes additional consideration for the Lenders to enter into this Agreement.

Section 2.18          Collections and Allocations.

(a)       The Collateral Agent shall promptly identify all Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Principal Collections and Interest Collections and transfer the same to the Principal Collection Subaccount and the Interest Collection Subaccount, respectively. If, notwithstanding such compliance, the Collateral Manager receives any collections directly, the Borrower shall demand that the Collateral Manager to transfer any such collections received directly by it (if any) to the Collection Account by the close of business within two Business Days after such collections are received; provided that, the Borrower shall require the Collateral Manager to identify to the Collateral Agent and the Account Bank any collections received directly by the Collateral Manager as being on account of Interest Collections or Principal Collections. The Collateral Agent shall provide to the Borrower and the Administrative Agent a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Subaccount and the Interest Collection Subaccount no later than three Business Days after each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b). It is understood and agreed that the Borrower shall remain liable for the proper allocation of the aforementioned collections into the appropriate accounts.

(b)       On the Cut-Off Date with respect to any Loan Asset, all Collections received in respect of Eligible Loan Assets shall be transferred to and included as part of the Collateral Portfolio on such date.

(c)       So long as no Unmatured Event of Default or Event of Default is Continuing and the Termination Date has not occurred, the Borrower may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Borrower has, prior to such withdrawal, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their sole discretion.

(d)       Prior to the delivery of a Notice of Exclusive Control, the Borrower shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Collection Account and the Unfunded Exposure Account in Permitted Investments, from the date of this Agreement until the Collection Date. Amounts in the Payment Account shall not be invested. Absent any such written instruction, such funds shall not be invested. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Administrative Agent or Collateral Agent, and otherwise comply with assumptions of the legal opinions of Clifford Chance US LLP dated the Closing Date and delivered in connection with this Agreement; provided that compliance shall be the responsibility of the Borrower and not the Collateral Agent and Account Bank. All income and gain realized from any such investment, as well as any interest earned on deposits in the Collection Account or Unfunded Exposure Account, shall be deposited in the Interest Collection Subaccount and distributed in accordance with the provisions of this Article II. None of the Account Bank, the Collateral Agent, the Administrative Agent, any Lender Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in the Collection Account or Unfunded Exposure Account, other than with respect to fraud or their own gross negligence or willful misconduct. The parties hereto acknowledge that the Collateral Agent or any of its Affiliates may receive compensation with respect to the Permitted Investments.

(e)       Until the Collection Date, neither the Borrower nor the Collateral Manager shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04, Section 2.18(d) or Section 2.19.

Section 2.19          Reinvestment of Principal Collections. On the terms and conditions set forth herein as certified in writing to the Collateral Agent, the Lender Agents and Administrative Agent, prior to the end of the Revolving Period, the Borrower may, to the extent of any Principal Collections on deposit in the Principal Collection Subaccount:

(a)       withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Pledged hereunder; provided that, the following conditions are satisfied:

(i)        all conditions precedent set forth in Section 3.04 have been satisfied;

(ii)       no Event of Default is Continuing, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default, Borrowing Base Deficiency or Foreign Currency Excess Exposure is Continuing or would result from such withdrawal and reinvestment;

(iii)      the representations and warranties contained in Sections 4.01 and 4.02 hereof shall continue to be correct in all respects (except to the extent relating to an earlier date, in which case such representations and warranties shall continue to be correct in all material respects as of such earlier date);

(iv)      the Borrower provides same day written notice to the Administrative Agent and the Collateral Agent by facsimile or email (to be received no later than 1:00 p.m. on such day) of the request to withdraw Principal Collections and the amount of such request;

(v)       the notice required in clause (iv) above shall be accompanied by a Disbursement Request and a Borrowing Base Certificate, executed by the Borrower; and

(vi)      the Collateral Agent provides to the Administrative Agent by facsimile (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit as of the opening of business on such day in the Principal Collection Subaccount; or

(b)       withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.17.

Upon the satisfaction of the applicable conditions set forth in this Section 2.19 (as certified by the Borrower to the Administrative Agent), the Collateral Agent will release funds from the Principal Collection Subaccount to the Borrower in an amount not to exceed the lesser of (x) the amount requested by the Borrower and (y) the amount on deposit in the Principal Collection Subaccount on such day.

Section 2.20          Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the provisions of this Section 2.20 will apply to the Defaulting Lender until the Default Period has ended, to the extent permitted by Applicable Law:

(a)       Each such Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 11.01.

(b)       Until such time as the Default Excess of any such Defaulting Lender Group has been reduced to zero, any prepayment of the aggregate Advances outstanding will be applied to the Advances of the Non-Defaulting Lenders in accordance with Section 2.04 in accordance with the Adjusted Pro Rata Shares.

(c)       The amount of each such Defaulting Lender’s Commitment and Advances will be excluded for purposes of calculating the Undrawn Fee, and each such Defaulting Lender will not be entitled to receive any Undrawn Fee in connection with such Defaulting Lender’s Commitment for any Default Period relating to such Defaulting Lender.

(d)       All or any part of each such Defaulting Lender’s participation in Advances will be reallocated among the Non Defaulting Lender Groups in accordance with their respective Adjusted Pro Rata Shares, but only to the extent that (i) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower has otherwise notified the Administrative Agent at such time, the Borrower will be deemed to have represented and warranted that such conditions are satisfied at such time); and (ii) such reallocation does not cause the aggregate Advances of any Non Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No such reallocation will constitute a waiver or release of any claim of any party under this Agreement against a Defaulting Lender arising from that Lender’s having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)       If each of the Administrative Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that resulted in it becoming a Defaulting Lender, then the Advances of the Lenders will be readjusted to reflect the inclusion of such Defaulting Lender’s Commitment and on such date such Defaulting Lender shall purchase at par so much of the Advances of the other Lender Groups or take such other actions as the Administrative Agent determines to be necessary to cause the aggregate Advances outstanding to be held by the Lenders in accordance with their respective Commitments and Pro Rata Shares (without giving effect to Section 2.20(d)), whereupon such Lender will cease to be a Defaulting Lender.

(f)       No amount of the Commitment of any Lender will be increased or otherwise affected by, and, except as otherwise expressly provided in this Section 2.20, performance by the Borrower of its obligations under this Agreement and the other Transaction Documents will not be excused or otherwise modified as a result of, any Funding Default or the operation of this Section 2.20. The rights and remedies against a Defaulting Lender under this Section 2.20 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender, Lender Agent or Lender Group may have against such Defaulting Lender with respect to any Funding Default.

Section 2.21          Increase of Commitments. The Borrower may, at its option, request the Administrative Agent and the Lenders to increase the aggregate Commitments hereunder to an amount not to exceed $200,000,000 (subject to the payment of any additional fees that may be required in connection with such increase). Subject to the consent of the Administrative Agent and the affected Lender or Lenders providing such increased Commitment hereunder (in their absolute and sole discretion), the Commitments hereunder shall be increased to an amount set forth in a revised Annex A distributed by the Administrative Agent to the Borrower and each Lender Agent; provided, that the increase of Commitments hereunder shall not be subject to the written consent of the Required Lenders.

Article III

CONDITIONS PRECEDENT

Section 3.01          Conditions Precedent to Effectiveness.

(a)       This Agreement shall be effective upon, and no Lender shall be obligated to make any Advance hereunder from and after the Closing Date, nor shall any Lender, the Custodian, the Account Bank or the Administrative Agent be obligated to take, fulfill or perform any other action hereunder, until, the satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived in writing by, the Administrative Agent:

(i)        this Agreement and all other Transaction Documents and all other agreements and opinions of counsel listed on Schedule I hereto or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent shall have received such other documents, instruments and legal opinions as any Lender Agent shall reasonably request in connection with the transactions contemplated by this Agreement, on or prior to the Closing Date, each in form and substance reasonably satisfactory to the Administrative Agent;

(ii)       the Borrower shall have paid in full all fees then required to be paid hereunder and under the Transaction Documents, together with the reasonable and documented attorney fees and any other legal and document preparation costs incurred by the Lenders, the Administrative Agent and each Lender Agent;

(iii)      all acts and conditions required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;

(iv)      there has not been (x) any change in Applicable Law which adversely affects any Lender’s or the Administrative Agent’s entering into the transactions contemplated by the Transaction Documents or (y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;

(v)       any and all information (other than projections, which are provided in good faith) submitted to each Lender, Lender Agent and the Administrative Agent by the Borrower, the Transferor or the Collateral Manager or any of their Affiliates, when taken as a whole, is true, accurate, complete in all material respects and not misleading in any material respect;

(vi)      the representations and warranties contained in Sections 4.01 and 4.02 are true and correct (other than any representation or warranty that is made as of a specific date, in which case such representation or warranty shall be true and correct as of such date) and there exists no breach of any covenant;

(vii)     the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent in its sole discretion or required by regulatory authorities with respect to the Borrower, the Transferor and the Collateral Manager under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent and each Lender Agent;

(viii)    there shall have been no material adverse change in the Borrower’s (or the Collateral Manager’s) underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence by the Administrative Agent and each Lender Agent;

(ix)       the results of Administrative Agent’s financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower and the Collateral Manager, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to the Administrative Agent and no material adverse change on the business, assets, financial conditions or performance of the Borrower and the Collateral Manager, on a consolidated basis, or any material portion of the initial proposed Eligible Loan Assets has occurred;

(x)        if requested, each applicable Lender Agent shall have received a duly executed copy of its Revolving Note, in a principal amount equal to the Commitment of the applicable Lender;

(xi)       the Collection Account (including the Principal Collection Subaccount and Interest Collection Subaccount thereunder) has been established pursuant to the Account Control Agreement;

(xii)      the Unfunded Exposure Account has been established pursuant to the Account Control Agreement; and

(xiii)     the Borrower has a valid ownership interest in the agreed-upon initial pool of Eligible Loan Assets (as set forth in Schedule VIII as of the Closing Date).

(b)       By its execution and delivery of this Agreement, the Borrower hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied; provided that, with respect to conditions precedent that expressly require the consent or approval of the Administrative Agent or another party (other than the Borrower or the Collateral Manager), the foregoing certification is only to the knowledge of the Borrower with respect to such consents or approvals.

Section 3.02          Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except as explicitly set forth below) to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a)       On the related Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)        the Borrower shall have delivered to the Administrative Agent and each Lender Agent (with a copy to the Custodian and the Collateral Agent) together with each Notice of Borrowing: (A) an Officer’s Certificate (which may be included as part of the Notice of Borrowing) computed as of the proposed Funding Date and after giving effect thereto and to the purchase by the Borrower of the Eligible Loan Assets to be acquired by it on such Funding Date, demonstrating that such acquisition results in Collateral Quality Maintenance, (B) a Borrowing Base Certificate, and if applicable (C) a Loan Tape, (D) an Approval Notice (for any such Loan Asset that does not qualify as an Eligible Loan Asset without the waiver of the Specified Eligibility Criteria contained in such Approval Notice) added to the Collateral Portfolio on the related Advance Date) and (E) except with respect to an Advance under Section 2.02(f), such additional information as may be reasonably requested by the Administrative Agent and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be Pledged evidencing the assignment of such Loan Asset from the prior owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(ii)       if the Advance is in connection with the Pledge of an Eligible Loan Asset, the Borrower shall have delivered to the Custodian (with a copy to the Administrative Agent), no later than 11:00 a.m. on the related Advance Date, (x) a faxed or e-mailed copy of the duly executed original promissory notes (if any) of the Loan Assets, and (y) if any Loan Assets are closed in escrow the date that is one Business Day prior to the related Advance Date, a faxed or e-mailed copy of the duly executed original promissory notes (if any) of the Loan Assets, and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit J) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Custodian within five Business Days of any related Cut-Off Date as to any Loan Assets;

(iii)       the representations and warranties contained in Sections 4.01 and 4.02 are true and correct in all respects, and (except with respect to an Advance required by Section 2.02(f)) there exists no breach of any covenant before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such date as though made on and as of such date (other than any representation or warranty that is made as of a specific date, in which case such representation or warranty shall be true and correct in all respects as of such date);

(iv)       no Event of Default, Unmatured Event of Default, Borrowing Base Deficiency or Foreign Currency Excess Exposure is Continuing or would result from such Advance or the application of proceeds therefrom; and

(v)       all terms and conditions of the Purchase and Contribution Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Pledged hereunder on such Advance Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed.

(b)       If applicable, the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets that is not an Eligible Loan Asset identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Advance Date.

(c)       No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Pledge of Eligible Loan Assets in accordance with the provisions hereof.

(d)       The proposed Advance Date shall take place during the Revolving Period.

The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the applicable Lender Agent, which right may be exercised at any time on the demand of the applicable Lender Agent, to rescind the related Advance and direct the Borrower to pay to the applicable Lender Agent for the benefit of the applicable Lender an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied or waived in writing.

Section 3.03          Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

Section 3.04          Conditions to Pledges of Loan Assets. Each Pledge of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(a) or (c), an additional Eligible Loan Asset pursuant to Section 2.19 or any other Pledge of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a)       the Borrower shall have delivered to the Administrative Agent and each Lender Agent (with a copy to the Custodian and the Collateral Agent) no later than 11:00 a.m. on the date that is one Business Day prior to the related Cut-Off Date: (i) a Borrowing Base Certificate, (ii) a Loan Tape, (iii) if applicable, an Approval Notice (for each Loan Asset that is not an Eligible Loan Asset to be added to the Collateral Portfolio on the related Cut-Off Date) and (iv) such additional information as may be reasonably requested by the Administrative Agent and an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be pledged evidencing the assignment of such Loan Asset from the prior owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);

(b)       the Borrower shall have delivered to the Custodian (with a copy to the Administrative Agent), no later than 11:00 a.m. one Business Day prior to the related Cut-Off Date, (x) a faxed or e-mailed copy of the duly executed original promissory notes (if any) of the Loan Assets, and (y) if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit J) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Custodian within five Business Days of any related Cut-Off Date as to any Loan Assets;

(c)       no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Pledged on such Cut-Off Date;

(d)       all terms and conditions of the Purchase and Contribution Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Pledged hereunder on such Cut-Off Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;

(e)       if applicable, the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets that is not an Eligible Loan Asset identified in the applicable Loan Tape for inclusion in the Collateral Portfolio on the applicable Cut-Off Date;

(f)       no Event of Default or Unmatured Event of Default is Continuing, or would result from such Pledge (other than, with respect to any Pledge of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency or Foreign Currency Excess Exposure in accordance with Section 2.06 or 2.07, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency or Foreign Currency Excess Exposure); and

(g)       the representations and warranties contained in Sections 4.01 and 4.02 are true and correct, on and as of such date as though made on and as of such date (other than any representation or warranty that is made as of a specific date, in which case such representation or warranty shall be true and correct in all respects as of such date).

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.01          Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)       Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and to enter into and performs its obligations under this Agreement, and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio and the conduct of its business requires such qualification, except, in each case, to the extent that the failure to obtain such qualification, licenses or approvals could not reasonably be expected to result in a Material Adverse Effect.

(b)       Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has the power, authority and legal right to (x) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (y) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby, and (ii) has taken all necessary action to (x) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party and (y) grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

(c)       Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(d)       All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.

(e)       No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Collateral Portfolio will not (i) create any Lien on the Collateral Portfolio other than Permitted Liens or (ii) violate the Constituent Documents of the Borrower or, in any material respect any Applicable Law, or (iii) violate in any material respect any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f)       No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)       Selection Procedures. In selecting the Loan Assets to be Pledged pursuant to this Agreement, no selection procedures have been employed by the Borrower or any Affiliate of the Borrower (including the Transferor and the Collateral Manager) which are intended to be adverse to the interests of the Lenders.

(h)       Bulk Sales. The grant of the security interest in the Collateral Portfolio by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, and the execution, delivery and performance of this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i)       Pledge of Collateral Portfolio. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral Portfolio has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Pledge of such Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

(j)       Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness incurred under the terms of the Transaction Documents and ordinary course business expenses incurred in the ordinary course of business pursuant to the transactions contemplated hereunder and under the other Transaction Documents.

(k)       Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents. The Borrower is not party to any agreements other than the applicable Transaction Documents to which it is a party, its Constituent Documents and the Required Loan Documents in respect of which the Borrower is a lender.

(l)       Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of the Transferor and any Affiliates thereof, and the Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Transferor and from each such other Affiliate of the Transferor.

(m)       No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

(n)       Taxes. The Borrower has elected to be treated as a disregarded entity for U.S. Federal tax purposes. Subject to the forgoing, the Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all Tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, is not liable for Taxes payable by any other Person and has paid or made adequate provisions for the payment of all Taxes, assessments and other governmental charges due and payable from the Borrower except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(o)       Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral Portfolio (other than those delivered to the Custodian)) is located at the address set forth under its name in Section 11.02 (or, subject to Section 5.02(p), at such other address as shall be designated by such party in a written notice to the other parties hereto).

(p)       Tradenames. The Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or “doing business as” names under which it has done or is doing business.

(q)       Solvency. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

(r)       No Subsidiaries. The Borrower has no Subsidiaries.

(s)       Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor in exchange for the purchase of each of the Loan Assets (or any number of them) from the Transferor pursuant to the Purchase and Contribution Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(t)       Reports Accurate. All information relating to the Borrower and prepared or supplied by the Borrower or any Person acting on behalf of the Borrower (including the Collateral Manager) and contained in Servicing Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Collateral Manager on its behalf) (other than projections, which are provided in good faith) to the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents, or the Custodian in connection with this Agreement are, taken as a whole, as of their date, accurate, true and correct in all material respects (or, in the case of financial statements, fairly present in all material respects the relevant financial condition) and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information provided by an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Borrower; provided, further, that the foregoing proviso shall not apply to any information presented in a Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(u)       Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of Proceeds from the sale of the Collateral Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(v)       No Adverse Agreements. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral Portfolio contemplated by Section 2.12.

(w)       Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(x)       Servicing Standard. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the Servicing Standard.

(y)       ERISA.

(i)       Neither the Borrower nor any ERISA Affiliate of the Borrower is making contributions, or accruing an obligation to make contributions, to any Multiemployer Plan or Pension Plan, and neither the Borrower nor any ERISA Affiliate of the Borrower has within the past six years made or accrued an obligation to make contributions to any Multiemployer Plan or Pension Plan. No non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code have occurred with respect to any Pension Plan that could subject the Borrower to any material tax, penalty or other liability which would reasonably be expected to give rise to a Material Adverse Effect.

(ii)       The Borrower (A) is not a Benefit Plan Investor and (B) is not a “governmental plan” within the meaning of Section 3(32) of ERISA (“Governmental Plan”), and neither the Borrower nor any transactions by or with the Borrower are subject to state statutes regulating investments of and fiduciary obligations with respect to Governmental Plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

(z)       Allocation of Charges. Subject to the Borrower’s election to be disregarded for U.S. Federal tax purposes, there is no agreement or understanding between the Collateral Manager and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(aa)          Broker-Dealer. The Borrower is not a broker-dealer required to register under the Securities Exchange Act of 1934, as amended.

(bb)         Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Borrower, or the Collateral Manager on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral Portfolio. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, a Lien on or any interest in the Collection Account.

(cc)          Purchase and Contribution Agreement. The Purchase and Contribution Agreement and the Loan Assignment contemplated therein are the only agreements pursuant to which the Borrower acquires the Collateral Portfolio (other than with respect to a Loan Asset that is a Loan Asset or Participation Interest originated by Borrower). The Borrower accounts for the transfers of Loan Assets under the Purchase and Contribution Agreement as purchases or contributions of such Loan Assets in its books, records and financial statements.

(dd)          Investment Company Act. Neither the Borrower nor FSIC is required to register as an “investment company” under the provisions of the 1940 Act; provided, that FSIC has elected to be regulated as a “business development company” under the 1940 Act.

(ee)          Compliance with Applicable Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of the Collateral Portfolio contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(ff)          Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(gg)         Set-Off, etc. No Loan Asset in the Collateral Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof, and no Loan Asset in the Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.03(a) of this Agreement and in accordance with the Servicing Standard.

(hh)         Environmental. With respect to each item of Related Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (i) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (ii) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment; and (iii) the related Obligor does not have any material liability in connection with any release of any Hazardous Materials into the environment, in each case, except as otherwise specified in the Loan Agreement pertaining to such Loan Asset. As of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral, none of the Borrower, the Transferor nor the Collateral Manager has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Related Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)           USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a Person that resides or has a place of business in a country or territory designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (ii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(jj)            Confirmation from Parties. FSIC has given written confirmation to the Borrower that FSIC, either directly or indirectly, will not (i) cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code; or (ii) commence or present a petition for the winding-up of the Borrower in accordance with its Constituent Documents.

(kk)          Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein, in any Transaction Document or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all material respects.

(ll)            [Intentionally Omitted].

(mm)        Security Interest.

(i)        This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s rights in the Collateral Portfolio in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)       the Collateral Portfolio is comprised of “instruments,” “financial assets”, “security entitlements,” “general intangibles,” “chattel paper”, “accounts,” “certificated securities,” “uncertificated securities,” “securities accounts,” “deposit accounts,” “supporting obligations” or “insurance” (each as defined in the applicable UCC) and the proceeds of the foregoing or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(mm);

(iii)      with respect to Collateral Portfolio that constitute “financial assets”:

(A)       all of such financial assets (other than financial assets covered by subparagraphs (x), (xi), (xiii) or (xiv) of this Section 4.01(mm)) have been credited to the Collection Account and the securities intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as “financial assets” within the meaning of the applicable UCC; and

(B)       the Collection Account is not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of the Collection Account has agreed to comply with the entitlement orders and instructions of the Borrower and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments.

(iv)      the Collection Account constitutes a “securities account” as defined in the applicable UCC;

(v)       the Borrower, the Collateral Manager and U.S. Bank National Association, as secured party and securities intermediary, have entered into the Account Control Agreement; and the Account Control Agreement, together with this Agreement, grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collection Account;

(vi)      the Borrower owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Collateral Portfolio free and clear of any Lien (other than Permitted Liens) of any Person;

(vii)     the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;

(viii)    the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral Portfolio and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement; provided that filings in respect of real property shall not be required;

(ix)       other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Portfolio. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral Portfolio other than any financing statement (A) relating to the security interests granted to the Borrower under the Contribution Agreement, (B) that has been terminated or fully and validly assigned to the Collateral Agent on or prior to the date hereof, or (C) reflecting the transfer of assets on a Release Date pursuant to (and simultaneously with or subsequent to) the consummation of any transaction contemplated under (and in compliance with the conditions set forth in) Section 2.07. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;

(x)       all original executed copies of each underlying promissory note (if any) that constitute or evidence each Loan Asset has been, or subject to the delivery requirements contained herein, will be delivered to the Custodian;

(xi)       other than in the case of Noteless Loan Assets, the Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties;

(xii)      none of the underlying promissory notes (if any), or Loan Asset Registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xiii)     with respect to any Collateral Portfolio that constitutes a “certificated security,” unless credited to the Collection Account and in the control of the Account Bank, such certificated security has been delivered to the Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and

(xiv)     with respect to any Collateral Portfolio that constitutes an “uncertificated security”, unless credited to the Collection Account and in the control of the Account Bank, the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security, or enter into a control agreement granting a perfected first Lien in such uncertificated security in a manner acceptable to the Collateral Agent and the Administrative Agent.

(nn)         Substitutions and Sales of Loan Assets to Affiliates. In connection with each (i) substitution of a Loan Asset pursuant to Section 2.07(a) or (ii) sale of a Loan Asset to the Transferor (or an Affiliate thereof) pursuant to Section 2.07(b), as applicable, the Borrower has determined, in its reasonable business judgment (and without consideration of any benefits to the Transferor (or such Affiliate thereof)), that such sale or substitution, as applicable, is in the Borrower’s best business interest.

(oo)        Tax Treatment. For U.S. Federal tax purposes, the Borrower is classified as a disregarded entity, and not as a corporation, or an association taxable as a corporation or a publicly traded partnership. FSIC is a United States Tax Person that is a “Regulated Investment Company” as defined in Section 851(a) of the Code and is the only equity holder in the Borrower for U.S. Federal tax purposes. The Borrower is not subject to U.S. Federal, state or local Tax on a net income Tax basis.

(pp)         Anti-Bribery and Corruption; Anti-Money Laundering; Sanctions. None of the Borrower or FSIC, nor to the knowledge of the Borrower or FSIC, any director, officer, employee, Affiliate or other Person acting on behalf of the Borrower, FSIC or any of their respective Affiliates is aware of or has taken any action, directly or indirectly, in relation to this Agreement or the transactions contemplated hereby, that would result in a violation by such persons of any applicable anti-bribery law, including the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Borrower and FSIC and, to the knowledge of the Borrower and FSIC, their respective Affiliates have conducted and will conduct their businesses, in relation to this Agreement and the transactions contemplated hereby, in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. None of the Borrower, FSIC or their respective Affiliates, or any director, officer, employee, or agent of the Borrower, FSIC or their respective Affiliates, has violated or will violate any Anti-Money Laundering Laws in relation to this Agreement or the transactions contemplated hereby. None of the Borrower, FSIC, any of their respective Affiliates or any director or officer or, to the knowledge of the Borrower or FSIC, employee or agent of the Borrower, FSIC or any of their respective Affiliates, is a Person that is, or is owned or controlled by, or acting on behalf of, any Person that is, (i) the target of any sanctions administered or enforced by the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority (collectively, “Sanctions”), or (ii) located, organized or resident in a Sanctioned Jurisdiction.

Section 4.02          Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and any date which Loan Assets are Pledged hereunder and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)       Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of the Required Loan Documents to the Custodian, the crediting of Loan Assets to the Collection Account and the filing of the financing statements, shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by filing a UCC financing statement subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under Borrower shall have any claim to or interest in the Collection Account and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property as a debtor for purposes of the UCC. The Account Control Agreement, together with this Agreement, grants to the Collateral Agent for the benefit of the Secured Parties a first priority perfected security interest in the Collection Account.

(b)       Eligibility of Collateral Portfolio. (i) The Loan Tape, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of the Borrowing Base, Borrowing Base Deficiency, Foreign Currency Excess Tests or Foreign Currency Excess Exposure is an Eligible Loan Asset and (iii) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the grant of a security interest in each item of Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect.

(c)       No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Transferor or the Borrower, or, to the best of the Borrower’s knowledge, on the part of the Obligor.

Section 4.03          [Intentionally Omitted].

Section 4.04          Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as the Collateral Agent represents and warrants as follows:

(a)       Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as the Collateral Agent under this Agreement.

(b)       Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as the Collateral Agent, as the case may be.

(c)       No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

(d)       No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e)       All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.

(f)       Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Section 4.05          Representations and Warranties of each Lender. Each Lender hereby individually represents and warrants, as to itself, that it is (a) a non-“U.S. Person” (as defined in Regulation S under the Securities Act) or (b) (i) either a “Qualified Institutional Buyer” under Rule 144A of the Securities Act or an institutional “Accredited Investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and (ii) a “qualified purchaser” under the 1940 Act.

Section 4.06          Representations and Warranties of the Custodian. The Custodian in its individual capacity and as the Custodian represents and warrants as follows:

(a)       Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as the Custodian under this Agreement.

(b)       Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as the Custodian, as the case may be.

(c)       No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Custodian is a party or by which it or any of its property is bound.

(d)       No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.

(e)       All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Custodian of the transactions contemplated hereby and the fulfillment by the Custodian of the terms hereof have been obtained.

(f)       Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

Article V

GENERAL COVENANTS

Section 5.01          Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)       Organizational Procedures and Scope of Business. The Borrower will observe in all material respects all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b)       Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) file its own Tax returns, if any, as may be required under Applicable Law, to the extent it is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a disregarded entity for Tax purposes, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to identify it or its assets as separate from those of any other Person; (vii) maintain separate financial statements, except to the extent that the financial and operating results of the Borrower are consolidated with those of FSIC or its Affiliates in consolidated financial statements; provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from FSIC or such Affiliate and to indicate that the assets and credit of the Borrower are not available to satisfy the debts and other obligations of FSIC or such Affiliate or any other Person, and (2) such assets shall also be listed on the separate balance sheet of the Borrower; (viii) pay its own liabilities only out of its own funds; (ix) except for capital contributions or capital distributions permitted under the terms and conditions of its organizational document and properly reflected on its books and records, not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (x) pay the salaries of its own employees, if any; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xiv) correct any known misunderstanding regarding its separate identity; (xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvi) not acquire the obligations or any securities of its Affiliates; and (xvii) cause its shareholders, partners, managers, directors, officers, agents and other representatives to act, at all times with respect to it, consistently and in furtherance of the foregoing and in its best interests.

(c)       Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and, except where failure could reasonably be expected to result in a Material Adverse Effect, remain in good standing as a limited liability company under the laws of the State of Delaware, and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it is required to so qualify under Applicable Law.

(d)       Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Clifford Chance US LLP as counsel to the Borrower, issued in connection with the Purchase and Contribution Agreement and relating to the issues of substantive consolidation and “true contribution” or “true sale” of the Loan Assets.

(e)       Deposit of Collections. The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Collections received by the Borrower, the Collateral Manager or any of their Affiliates.

(f)       Compliance With Loan Agreements. The Borrower will act in conformity with all material terms and conditions of the Loan Agreements and Required Loan Documents.

(g)       Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent for each Loan Asset proposed to be acquired by the Borrower pursuant to the terms of the Purchase and Contribution Agreement.

(h)       Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Collateral Manager to give, notice to the Administrative Agent within two Business Days of the Borrower’s, or the Collateral Manager’s actual knowledge of the occurrence of any payment default by an Obligor under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.

(i)       Required Loan Documents. The Borrower shall deliver to the Custodian a hard copy or electronic copy of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset within five Business Days of the Cut-Off Date pertaining to such Loan Asset.

(j)       Taxes. The Borrower will file or cause to be filed all Tax returns required to be filed by it, if any, and pay any and all Taxes imposed on it or its property as required by the Transaction Documents except for those Taxes that the Borrower contests in good faith by appropriate proceedings and in respect of which the Borrower establishes proper reserves on its books.

(k)       Notice of Event of Default. The Borrower shall notify the Administrative Agent, the Collateral Agent and each Lender Agent of the occurrence of any Event of Default under this Agreement promptly upon, and in any event within two Business Days of, obtaining actual knowledge of such event. In addition, no later than two Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent (with a copy to the Collateral Agent and each Lender Agent) a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(l)       Notice of Material Events. The Borrower shall promptly notify the Administrative Agent (with a copy to the Collateral Agent and each Lender Agent) of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.

(m)       Notice of Value Adjustment Events. The Borrower shall promptly (but in no event later than two Business Days after any Authorized Officer of the Borrower receives notice or obtains actual knowledge thereof) notify the Administrative Agent (with a copy to the Collateral Agent and each Lender Agent) of the occurrence of any Value Adjustment Event.

(n)       Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent and each Lender Agent telephonic or facsimile notice within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of FSIC or any “affiliated group” (of which FSIC is a member) in an amount equal to or greater than $5,000,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(o)       Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent (with a copy to the Collateral Agent and each Lender Agent) after the receipt of any auditors’ management letters received by the Borrower or by its accountants.

(p)       Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly, upon receipt of notice or discovery thereof, notify the Administrative Agent and each Lender Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent, the Administrative Agent and the Lender Agents a written notice setting forth in reasonable detail the nature of such facts and circumstances.

(q)       Notice of Breaches of Representations and Warranties under the Purchase and Contribution Agreement. The Borrower shall, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent, each Lender Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Contribution Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach.

(r)       [Intentionally Omitted].

(s)       Notice of ERISA Reportable Events. The Borrower shall promptly notify the Administrative Agent and each Lender Agent in the event the Borrower or an ERISA Affiliate of the Borrower is expected to maintain or contribute to, or having an obligation to maintain or contribute to, a Multiemployer Plan or Pension Plan.

(t)       Notice of Benefit Plan Investor Status or Prohibited Transaction. The Borrower shall promptly notify the Administrative Agent and each Lender in the event the Borrower becomes a Benefit Plan Investor or a Governmental Plan or, in the event the Borrower becomes subject to state statutes regulating investments of or fiduciary obligations with respect to such Governmental Plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code or in the event the Borrower has knowledge that this Agreement or any other action or transaction in connection with this Agreement or any other Transaction Document will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law.

(u)       Notice of Accounting Changes. As soon as possible and in any event within five Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any material change in the accounting policies of the Borrower.

(v)       Additional Documents. The Borrower shall provide the Administrative Agent and each Lender Agent with copies of such documents as the Administrative Agent or any Lender Agent may reasonably request evidencing the truthfulness of the representations set forth in this Agreement.

(w)       Protection of Security Interest. With respect to the Collateral Portfolio acquired by the Borrower, the Borrower will (i) acquire such Collateral Portfolio pursuant to and in accordance with the terms of the Purchase and Contribution Agreement or such other similar agreement, as applicable, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral Portfolio free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or any Lender Agent or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral Portfolio and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters, and (iv) duly execute and deliver such further instruments and documents and take all additional action that the Administrative Agent, any Lender Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral Portfolio, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(x)       Liens. The Borrower will promptly notify the Administrative Agent (with a copy to the Collateral Agent and each Lender Agent) of the existence of any Lien on the Collateral Portfolio (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral Portfolio against all claims of third parties.

(y)       [Intentionally Omitted].

(z)       Compliance with Applicable Law. The Borrower shall at all times (i) comply in all material respect with all Applicable Law applicable to the Borrower or any of its assets (including, without limitation, Environmental Laws, and all federal securities laws), (ii) do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business except where non-compliance could reasonably be expected to have a Material Adverse Effect, and (iii) maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(aa)          Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP. The Borrower shall account for transfers under the Purchase and Contribution Agreement as “true sales” or “true contributions” of such Loan Assets in its books, records and financial statements.

(bb)          Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (and with respect to one or more agreements for borrowed money to which it is a party, in an amount in excess of $500,000), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(cc)          Tax Treatment. The Borrower and FSIC shall treat the Advances advanced hereunder as indebtedness of the Borrower for U.S. Federal income tax purposes and to file any and all tax forms in a manner consistent therewith.

(dd)          Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, while an Event of Default is Continuing or following the Termination Date) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.

(ee)          Officer’s Certificate. On or before March 31st of each calendar year, the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Collateral Portfolio based on any tax or judgment lien.

(ff)          Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i)        authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii)       at the request of the Administrative Agent, deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lender Agents an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(gg)    Disregarded Entity Status. The Borrower shall take any and all action required to preserve and maintain its status as a disregarded entity owned by FSIC for U.S. Federal tax purposes.

(hh)    KYC Requirements. The Borrower shall provide all documentation and other information reasonably requested by the Administrative Agent, the Custodian, the Account Bank and each Lender Agent in their sole discretion or required by regulatory authorities with respect to the Borrower and FSIC under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent and each other recipient party.

(ii)       Special Event. If either (A) a Governmental Authority with the authority to determine the permissibility of the Lenders’ making Advances hereunder or the appropriateness of the accounting or regulatory capital treatment thereof asserts (or indicates that it intends to assert) that (i) the Borrower is (or may be deemed) a “covered fund” under the Volcker Rule, and (ii) the terms of this Agreement create an ownership interest (as defined in the Volcker Rule) in the Borrower or (B) the Administrative Agent has reasonably determined that an event of the type described in the foregoing subclause (A) of this Section 5.01(hh) will, with notice or lapse of time, occur (collectively, a “Special Event”), then (1) the Administrative Agent shall deliver to the Borrower a written notice of the occurrence of a Special Event (“Special Event Notice”), (2) within 5 Business Days of the Borrower’s receipt of a Special Event Notice, the Borrower shall deliver a written notice to the Administrative Agent, certifying that the Borrower is committed to taking all actions necessary (including amending any Transaction Documents or selling Loan Assets in a manner proposed by or otherwise acceptable to the Borrower, in each case, to eliminate all facts and circumstances that gave rise to the Special Event as soon as possible and in any event within 30 days of the date of the Special Event Notice (or such later date as the Administrative Agent in its sole discretion may permit), and (3) within 30 days of the Borrower’s receipt of a Special Event Notice (or such later date as the Administrative Agent in its sole discretion may permit), (i) the Borrower shall deliver a certificate to the Administrative Agent certifying that the Borrower has completed all actions set forth in its initial certificate under this Section 5.01(hh) and (ii) the facts and circumstances that gave rise to the Special Event have been eliminated or cured in a manner reasonably acceptable to the Administrative Agent. The failure of the Borrower to deliver a certificate under clause (2) or clause (3) above shall constitute a breach of this Section 5.01(hh).

Section 5.02          Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a)       Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions to be performed under the Transaction Documents or with respect to the Loan Assets or, in each case, as may be necessary or appropriate in connection therewith; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents; (v) create, form or otherwise acquire any Subsidiaries or (vi) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b)       Requirements for Material Actions. The Borrower shall at all times maintain at least one Independent Director, shall not fail to provide (and at all times the Borrower’s organizational documents shall reflect) that the unanimous consent of all members (including the consent of the Independent Director) is required for the Borrower to commence a Bankruptcy Proceeding.

(c)       Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower’s title to the Collateral Portfolio.

(d)       Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e)       Liens. The Borrower shall not create, incur, or permit to exist, any lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f)       Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, amend, modify or terminate any of its Constituent Documents, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or permit the same to occur without the prior written consent of the Administrative Agent.

(g)       Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the purchase by the Borrower, on a “true sale” basis, or origination, of Collateral Portfolio, (ii) to pay fees and expenses in connection with the transactions contemplated under this Agreement, (iii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Drawdown Loan Assets included in the Collateral Portfolio or (iv) to pay Restricted Junior Payments.

(h)       Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio or rights under the Transaction Documents (other than Excluded Amounts and Retained Interests).

(i)       Tax Treatment. The Borrower shall not elect to be treated as an entity other than a disregarded entity for U.S. Federal tax purposes and shall take all reasonable steps necessary to avoid being treated as an entity other than a disregarded entity for U.S. Federal tax purposes. The Borrower shall not take any action that would cause it to be or become subject to U.S. Federal, state or local Tax on a net income tax basis.

(j)       Extension or Amendment of Collateral Portfolio. The Borrower will not, except as otherwise permitted in Section 6.03(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).

(k)       Purchase and Contribution Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Contribution Agreement without the prior written consent of the Administrative Agent.

(l)       Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that (i) so long as the Termination Date has not been declared or automatically occurred and no Event of Default or Unmatured Event of Default is Continuing or would result therefrom the Borrower may declare and make Restricted Junior Payments to the FSIC (as the sole holder of its membership interests), and (ii) the Borrower may make RIC Distributions pursuant to and in the manner contemplated under Section 2.04.

(m)       ERISA Matters. The Borrower will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate of the Borrower to engage, in any prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor or in any non-exempt violation of Similar Law except as would not reasonably be expected to result in a Material Adverse Effect, or (b) maintain or contribute to, or have an obligation to maintain or contribute to, a Multiemployer Plan or Pension Plan, and will not permit any ERISA Affiliate of the Borrower to maintain or contribute to, or have an obligation to maintain or contribute to, a Multiemployer Plan or Pension Plan.

(n)       Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral Portfolio to the Collection Account, unless the Administrative Agent has consented to such change.

(o)       Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its registration, make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel as may be requested by the Administrative Agent, promptly upon issue, a copy of any certificate of change of name issued by the Secretary of State of the State of Delaware, and other documents and instruments as the Administrative Agent may request in connection therewith.

(p)       Allocation of Charges. The Borrower shall not have or enter into any agreement or understanding with the Collateral Manager (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(q)       Anti-Bribery and Corruption; Anti-Money Laundering; Sanctions. The Borrower shall not use the proceeds of any Advance, directly or indirectly, for any payments that would constitute a violation of any applicable anti-bribery law. The Borrower shall not, directly or indirectly, (i) use the proceeds of any Advance, or (ii) lend, contribute or otherwise make available the proceeds of any Advance to any of its Affiliates, any director, officer, employee, or agent of the Borrower or any of its Affiliates, or any joint venture partner or other Person, in any manner that would result in a violation of any Anti-Money Laundering Laws by any Person, including any Person participating in the Advances, whether as underwriter, advisor, investor or otherwise. The Borrower shall not, directly or indirectly, use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any of its Affiliates or any joint venture partner or other Person, (x) to fund any activities or business of or with any Person who is, to the knowledge of the Borrower, at the time of such funding, the target of Sanctions or located in any Sanctioned Jurisdiction, or (y) in any other manner that, to the knowledge of the Borrower, would constitute or result in a violation of Sanctions by any Person (including any Person participating in any Advance, whether as underwriter, advisor, investor or otherwise).

Section 5.03          [Intentionally Omitted].

Section 5.04          [Intentionally Omitted].

Section 5.05          Affirmative Covenants of the Collateral Agent.

From the Closing Date until the Collection Date:

(a)       Compliance with Applicable Law. The Collateral Agent shall at all times (i) comply with all Applicable Law including those with respect to servicing the Collateral Portfolio or any part thereof (including, without limitation, Environmental Laws, and all federal securities laws), (ii) do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business, and (iii) maintain in effect and enforce policies and procedures designed to ensure compliance by the Collateral Agent and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b)       Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction unless the failure to obtain and maintain such foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 5.06          Negative Covenants of the Collateral Agent. From the Closing Date until the Collection Date, the Collateral Agent will not (i) make any changes to the Collateral Management Expenses or (ii) amend the fees payable to it pursuant to the Account Bank and Custodian Fee Letter, without the prior written consent of the Administrative Agent.

Section 5.07          Affirmative Covenants of the Custodian.

From the Closing Date until the Collection Date:

(a)       Compliance with Applicable Law. The Custodian shall at all times (i) comply with all Applicable Law including those with respect to servicing the Collateral Portfolio or any part thereof (including, without limitation, Environmental Laws, and all federal securities laws), (ii) do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business, and (iii) maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Custodian and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b)       Preservation of Existence. The Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction unless the failure to obtain and maintain such foreign qualifications could not reasonably be expected to have a Material Adverse Effect.

(c)       Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents shall remain at all times in the possession of the Custodian at its address located at _______________ unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Borrower on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.

Section 5.08          Negative Covenants of the Custodian.

From the Closing Date until the Collection Date:

(a)       Required Loan Documents. The Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Custodian pursuant to this Agreement and will not dispose of any Collateral Portfolio except as contemplated by this Agreement.

(b)       No Changes in Custodian Fees. The Custodian will not amend the fees payable to it pursuant to the Account Bank and Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

Article VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01          Designation of the Collateral Manager. The Borrower has designated FS Investment Corporation, pursuant to the terms and conditions of the Collateral Management Agreement, as the initial Collateral Manager with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral Portfolio. FS Investment Corporation has accepted such appointment. The Collateral Manager and the Borrower each acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager under Collateral Management Agreement.

Section 6.02          Duties of the Collateral Manager. Each of the Borrower, the Administrative Agent, each Lender Agent and each Lender hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the sale of the Collateral Portfolio by the Transferor to the Borrower under the Purchase and Contribution Agreement and, thereafter, the Pledge by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral Portfolio, including, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral Portfolio and, after the delinquency of any Collateral Portfolio and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral Portfolio.

Section 6.03          Collection of Payments; Accounts.

(a)       Collection Efforts, Modification of Collateral Portfolio. The Borrower will collect, or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral Portfolio as and when the same become due, all in accordance with the Servicing Standard. The Borrower may not waive, modify or otherwise vary any provision of an item of Collateral Portfolio (or suffer or permit to occur any of the foregoing by any Person, including the Collateral Manager) in any manner contrary to the Servicing Standard.

(b)       Acceleration. If consistent with the Servicing Standard, the Borrower shall accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset promptly after such Loan Asset becomes defaulted.

(c)       Taxes and other Amounts. The Borrower will collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Loan Agreements.

(d)       Payments to Collection Account. On or before the applicable Cut-Off Date, the Borrower shall have instructed all Obligors, administrative agents or other agents with respect to a Loan Asset to make all payments in respect of the Collateral Portfolio directly to the Collection Account; provided that, the Borrower is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Borrower calls on the related guaranty or secondary obligation.

(e)       Collection Account. Each of the parties hereto hereby agrees that (i) the Collection Account is intended to be a “securities account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Account Control Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower shall be entitled to exercise the rights that comprise each Financial Asset held in the Collection Account and have the right to direct the disposition of funds in the Collection Account; provided that after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the Account Bank (or other securities intermediary) that holds any money or other property for the Borrower in the Collection Account to agree with the parties hereto that (A) the Collection Account is a “securities account” within the meaning of the UCC, the cash and other property credited thereto is to be treated as a Financial Asset under Article 8 of the UCC, (B) regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Collection Account, New York shall be deemed to be the Account Bank’s (or other securities intermediary’s) jurisdiction (within the meaning of Section 8-110 of the UCC), and (C) it shall comply with all entitlement orders and all directions to dispose of funds in the Collection Account in each case without further consent of the Borrower. To the extent that the Collection Account is re-characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC), the Account Bank shall be the “bank” and the Collateral Agent shall be the bank’s “customer” (within the meaning of Section 9-104 of the UCC). All securities or other property underlying any Financial Assets credited to the Collection Account in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Collection Account be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.

(f)       Loan Agreements. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent, the Account Bank, the Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Custodian shall hold any Instrument delivered to it evidencing any Loan Asset granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.

(g)       Adjustments. If (i) a deposit is made into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection in the form of a check that is not honored for any reason or (ii) the Borrower makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Borrower shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 6.04          Realization Upon Loan Assets. The Borrower will use reasonable efforts consistent with the Servicing Standard to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Related Collateral relating to a defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments. The Borrower will comply with the Servicing Standard and Applicable Law in realizing upon such Related Collateral, and employ practices and procedures including reasonable efforts consistent with the Servicing Standard to enforce all obligations of Obligors foreclosing upon, repossessing and causing the sale of such Related Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Borrower may cause the sale of any such Related Collateral to its Affiliates for a purchase price equal to the then fair value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent setting forth the Loan Asset, the Related Collateral, the sale price of the Related Collateral and certifying that such sale price is the fair value of such Related Collateral. In any case in which any such Related Collateral has suffered damage, the Borrower will not expend funds in connection with any repair or toward the foreclosure or repossession of such Related Collateral unless it reasonably determines at the time of such expenditure that such repair and/or foreclosure or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Borrower will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Related Collateral relating to a Defaulted Loan Asset.

Section 6.05          Reports to the Administrative Agent; Account Statements.

(a)       Notice of Borrowing; Borrowing Base Certificate. On each Advance Date and on each reduction of Advances Outstanding pursuant to Section 2.17, the Borrower will provide a Notice of Borrowing, a Notice of Reduction or a Termination/Reduction Notice, as applicable, updated as of such date, to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent). On each Advance Date, the Borrower will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent and each Lender Agent (with a copy to the Collateral Agent). On each date that the Assigned Value of an Eligible Loan Asset is changed, the Borrower will deliver an adjusted Borrowing Base Certificate to the Administrative Agent and each Lender Agent.

(b)       Servicing Report. On each Reporting Date, the Borrower will, and will direct the Collateral Manager to, provide to each Lender Agent, the Administrative Agent and the Collateral Agent, a monthly report determined as of the most recent Determination Date including (A)(i) on each Reporting Date with respect to Loan Assets in the Collateral Portfolio that have at least two readily available Observable Market Prices, and (ii) on each Reporting Date immediately preceding a Payment Date with respect to all Loan Assets in the Collateral Portfolio, an updated Observable Market Price or Quoted Price on such Loan Assets, in each case as at the most recent Determination Date, and (B) on each Reporting Date, (i) a Borrowing Base Certificate, (ii) a Loan Tape, (iii) the Interest Coverage Test, (iv) the Collateral Quality Tests, (v) the Foreign Currency Excess Tests, (vi) if such Reporting Date precedes a Payment Date, amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment), and (vii) a certification by such Responsible Officer that no Event of Default or Unmatured Event of Default is Continuing (or describing in detail any such Event of Default or Unmatured Event of Default) and is continuing (such monthly report, a “Servicing Report”), with respect to related calendar month signed by a Responsible Officer of the Collateral Manager and the Borrower and substantially in the form of Exhibit K.

(c)       [Intentionally Omitted].

(d)       [Intentionally Omitted].

(e)       Financial Statements. The Borrower will direct the Collateral Manager to submit to the Administrative Agent, each Lender Agent and the Collateral Agent, (i) within 60 days after the end of each of its first three fiscal quarters of each fiscal year of FSIC, commencing December 31, 2016, consolidated unaudited financial statements of FSIC for the most recent fiscal quarter, and (ii) within 90 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2016, consolidated audited financial statements (balance sheet, income statement and notes) of FS Investment Corporation audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.

(f)       Tax Returns. Upon request by the Administrative Agent, the Borrower shall deliver, copies of all federal, state and local tax returns and reports filed by the Borrower, or in which the Borrower was included on a consolidated or combined basis (excluding sales, use and similar Taxes).

(g)       Obligor Financial Statements; Valuation Reports; Other Reports. The Borrower will, and will direct the Collateral Manager to, deliver to the Administrative Agent with respect to each Obligor (i) prior to making an Advance with respect thereto, three years’ historical audited or unaudited financial statements (or such period as is then available) and related information and a copy of the Underwriting Memoranda utilized by the Transferor or the Borrower, as applicable, in evaluating and approving such Loan Asset for investment, (ii) to the extent received pursuant to the related Loan Agreements, the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan Asset for such Obligor) provided quarterly by such Obligor, which delivery shall be made within 10 Business Days after receipt thereof as specified in the Loan Agreements, (iii) the annual budget (along with subsequent changes thereto) with respect to such Obligor, which delivery shall be made within 10 Business Days after receipt thereof as specified in the related Loan Agreements and (iv) (x) a portfolio update with respect to each Obligor on a quarterly basis, (y) all portfolio monitoring and servicing reports, if any, provided by the Collateral Manager or any Affiliate of the Borrower during each calendar quarter with respect to each investment made by the Borrower, which delivery of the foregoing reports shall be made no later than 45 days after the end of each calendar quarter and 90 days after the end of each fiscal year and (z) the related valuation reports prepared by a third party valuation firm on behalf of the Borrower, on no less than a quarterly basis, subject to customary non-reliance provisions. Upon demand by the Administrative Agent, the Borrower will provide such other information as the Administrative Agent may reasonably request with respect to any Obligor.

(h)       Amendments to Loan Assets. The Borrower will deliver to the Administrative Agent, the Lender Agents and the Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any internal documents prepared by the Borrower or any of its Affiliates and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) (i) with respect to any Material Modification, promptly and in any event within 10 Business Days of request of the Administrative Agent thereof and (ii) with respect to any amendment, restatement, supplement, waiver or other modification which is not a Material Modification, within 45 days after the end of each quarter end. Following the occurrence and while an Event of Default is Continuing, the Borrower shall not enter into any amendment, restatement, supplement or other modification of a Loan Asset (including, without limitation, in respect of a restructuring agreement, a prepackaged plan or another document related to a restructuring arrangement), or any consent or waiver with respect to a Loan Asset, in each case without the prior written consent of the Administrative Agent in its sole discretion.

(i)       Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on a website (including EDGAR/sec.gov) to which the Administrative Agent and Lender Agents have access or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent.

Section 6.06          Annual Independent Public Accountant’s Servicing Reports. The Borrower will cause a firm of nationally recognized independent public accountants (who may also render other services to the Borrower) to furnish to the Administrative Agent on or before October 31st of each year, commencing with October 31, 2017, a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Borrower and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, compared the information contained in the Servicing Reports and the Borrower’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Article VII

EVENTS OF DEFAULT

Section 7.01          Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)       the Borrower fails to:

(i)       to make any payment of principal when due hereunder (including the payment of the Redemption Principal Reduction Amount under Section 2.17(a)) or under any other Transaction Document;

(ii)      eliminate any Borrowing Base Deficiency or Foreign Currency Excess Exposure within five Business Days of the occurrence thereof in accordance with Section 2.06; provided, if during such five Business Day period, the Borrower provides the Administrative Agent with a detailed plan to cure such Borrowing Base Deficiency or Foreign Currency Excess Exposure in full by no later than the next Determination Date, which plan is acceptable to the Administrative Agent in its sole and absolute discretion, the Administrative Agent may elect to forbear to declare the Event of Default under this clause (a)(ii) until the cure date proposed in such plan; or

(iii)     make payment of outstanding principal of all outstanding Advances, if any, and all Yield and all Fees accrued and unpaid thereon (including any Call Protection Payment) together with all other Obligations on earlier to occur of the Final Maturity Date and the Termination Date;

(iv)     make payment of any other Obligation when due hereunder, whether of Yield on each Payment Date, fees or payment of any other Obligations under any other Transaction Document when due, and such failure continues unremedied for two Business Days; or

(b)       the Borrower or FSIC defaults (after giving effect to any applicable grace period) in making any payment required to be made under one or more agreements for borrowed money to which it is a party (x) in an aggregate principal amount in excess of $500,000 for the Borrower, or (y) in an aggregate principal amount in excess of $25,000,000 for FSIC, or an event of default is declared under any such facility or under any such agreement for borrowed money to which it is a party (without regard to waivers granted thereunder), or any other event occurs whose effect is to accelerate such amount of recourse debt (without regard to waivers granted thereunder), and, in each case, such default is not cured or remedied within the applicable cure period, if any, provided for under such agreement; or

(c)       failure on the part of the Borrower to duly to observe or perform any covenants or agreements of the Borrower set forth in this Agreement or the other Transaction Documents to which the Borrower is a party (other than (x) covenants or agreements with respect to which another clause of this Section 7.01 expressly relates, and (y) failure to meet any of the Concentration Limits or Collateral Quality Maintenance when tested) and (except for the covenant set forth in Section 5.01(hh), for which no grace period applies) the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or Collateral Agent, and (ii) the date on which the Borrower acquires knowledge thereof; or

(d)       failure on the part of the Collateral Manager to duly to observe or perform any covenants or agreements of the Collateral Manager set forth in the Collateral Management Agreement or the other Transaction Documents to which the Collateral Manager is a party (including the failure to deliver any required Servicing Report), and the same continues unremedied for a period of 10 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or Collateral Agent, and (ii) the date on which the Borrower acquires knowledge thereof; or

(e)       the occurrence of a Bankruptcy Event relating to the Borrower or FSIC; or

(f)       the occurrence of any Change of Control; or

(g)       (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money (x) in an aggregate principal amount in excess of $500,000 for the Borrower, or (y) in an aggregate amount in excess of $25,000,000 against FSIC, and in each case, the Borrower or FSIC (as applicable) shall not have, within 30 days, either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (2) the Borrower shall have made a payment of any amount in the settlement of any litigation, claim or dispute (excluding payments made from insurance proceeds or amounts contributed directly or indirectly by any equity holder); or

(h)        (i) the breach of the Borrower of the covenants set forth in Section 5.01(b) or Section 5.02(a), or (ii) FSIC shall cease to own, directly or indirectly, 100% of the membership interests in the Borrower; or

(i)       (i) any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part (other than in any immaterial part), terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor or the Collateral Manager, (ii) the Borrower, the Transferor or the Collateral Manager or any Affiliate of any of them shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or (iii) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or

(j)       any failure of the Borrower, the Collateral Manager or any of their agents or representatives (including, without limitation, agents, representatives and employees of such Persons acting pursuant to authority granted under Section 6.01 hereof) to remit to Collection Account, Collections with respect to Loan Assets within two Business Days of receipt; or

(k)       any failure on the part of the Borrower, the Transferor or the Collateral Manager to make any payment or deposit (including, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or any other payment or deposit required to be made by the terms of the Transaction Documents to any Secured Party, Affected Party or Indemnified Party) or the Borrower, the Collateral Manager or the Transferor fails to observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral Portfolio, in each case, required by the terms of any Transaction Document (other than Section 2.06) within two Business Days of the day such payment or deposit is required to be made; or

(l)       either (i) FSIC shall assign its rights or obligations as “Collateral Manager” under the Collateral Management Agreement to any Person, without the consent of each Lender Agent and the Administrative Agent (as required under the Collateral Management Agreement), or (ii) the Investment Advisory Agreement is terminated or otherwise no longer in full force and effect or either the subadvisor referred to in clause (ii) of the defined term Investment Advisory Agreement) as of the Closing Date or an Affiliate of GSO Debt Funds Management, LLC that is actively engaged in loan asset management, no longer actively serves as “Sub-Advisor” under such agreement; or

(m)       FSIC (i) ceases to be regulated as a “business development company” under the 1940 Act, or (ii) fails to maintain the Required Asset Coverage Ratio as at the end of any fiscal quarter, or (iii) fails to maintain a “net asset value” on its financial statements of at least $400,000,000, measured as of the last day of any fiscal quarter; or

(n)       the Borrower or FSIC shall become required to register as an “investment company” within the meaning of Section 3 of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” pursuant to Section 8 of the 1940 Act (the parties hereto acknowledging that FSIC is regulated as a “business development company” under the 1940 Act) or the business and other activities of the Borrower or FSIC, including but not limited to, the acceptance of the Advances by the Borrower made by the Lenders, violate the 1940 Act or the rules and regulations promulgated thereunder (other than in an immaterial manner); or

(o)       the Borrower or any ERISA Affiliate of the Borrower shall maintain or contribute to, or have an obligation to maintain or contribute to, a Multiemployer Plan or Pension Plan, or the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor and such lien shall not have been released within five Business Days; or

(p)       any representation or warranty of the Borrower set forth in Section 4.01(pp) shall prove to have been false or incorrect in any respect when made or deemed to have been made; or

(q)       any representation, warranty or certification made by the Borrower or FSIC (in any capacity) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect and continues to be unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (A) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or FSIC by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (B) the date on which a Responsible Officer of the Borrower or FSIC acquires knowledge thereof; or

(r)       the Borrower ceases to have a valid, perfected first priority ownership interest in all of the Collateral Portfolio (subject to Permitted Liens); or

(s)       the Transferor fails to transfer to the Borrower the applicable Loan Assets and the related Portfolio Assets on an Advance Date; provided that, the Lenders shall have funded the related Advance, unless the related Advance is repaid in full with accrued and unpaid Yield thereon within five Business Days; or

(t)       the Borrower makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in its sole and absolute discretion;

then while any such event is Continuing, the Administrative Agent or the Required Lenders, may, by notice to the Borrower, declare the “Termination Date” to have occurred; provided that, in the case of any event described in Section 7.01(e) above, the “Termination Date” shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Revolving Period shall end and the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Contribution Agreement or from any other third party and shall cease originating Loan Assets, (ii) the Administrative Agent or the Required Lenders may declare the Advances (and any Revolving Notes) to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Account Bank acting at the direction of the Collateral Agent (acting at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that, the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. The Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, (or any designee thereof, including, the Collateral Manager), while an Event of Default is Continuing, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders, the Lender Agents or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. While an Event of Default is Continuing, the Yield Rate shall be increased pursuant to the increase set forth in the definition of “Applicable Spread,” effective as of the date of the occurrence of such Event of Default, and shall apply while such Event of Default is Continuing.

Section 7.02          Additional Remedies of the Administrative Agent.

(a)       If, upon the declaration or automatic occurrence of the Termination Date (including, the date on which the Termination Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Borrower or the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right to instruct the Collateral Manager and the Borrower (and if the Collateral Manager and the Borrower do not as promptly as practicable (and in any event within 10 Business Days or such later date as the Administrative Agent deems appropriate) effectuate such instruction, then in its own name and as agent for the Lenders and Lender Agent), to sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations; provided that the Administrative Agent shall have no obligation to take actions through the Borrower or the Collateral Manager following any Event of Default under Sections 7.01(e), (f) or (k).

(b)       The parties recognize that it may not be possible to sell all of the Collateral Portfolio on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral Portfolio may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral Portfolio, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral Portfolio on the date the Administrative Agent or the Required Lenders declare the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral Portfolio in the same manner or on the same Business Day.

(c)       If, following the declaration or automatic occurrence of the Termination Date (including, the date on which the Termination Date is declared (or is deemed to have occurred automatically), the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral Portfolio or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Collateral Manager shall make available to (i) the Administrative Agent, on a timely basis, all information relating to the Collateral Portfolio subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral Portfolio subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.

(d)       The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it (including the Collateral Manager) will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral Portfolio may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral Portfolio or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, the Borrower for itself and all who may at any time claim through or under it (including the Collateral Manager), hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral Portfolio marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral Portfolio as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.

(e)       Any amounts received from any sale or liquidation of the Collateral Portfolio pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.

(f)       The Administrative Agent, the Lender Agents and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower.

(g)       Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h)       The Borrower hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Termination Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

Article VIII

INDEMNIFICATION

Section 8.01          Indemnities by the Borrower.

(a)       Without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank, the Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank, the Custodian and each of their respective Affiliates, assigns, officers, directors, employees, advisors and agents (each, an “Indemnified Party” for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related out-of-pocket costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or actually incurred by such Indemnified Party arising out of or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral Portfolio, regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders; provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from (x) the gross negligence, bad faith or willful misconduct on the part of such Indemnified Party, or (y) any Loan Assets which are uncollectible solely due to the Obligor’s financial inability to make payment thereunder. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (except as set forth in clauses (x) and (y) above):

(i)        any Loan Asset treated as or represented by the Borrower to be an Eligible Loan Asset which is not at the applicable time an Eligible Loan Asset, or the purchase by any party or origination of any Loan Asset which violates Applicable Law;

(ii)       reliance on any representation or warranty made or deemed made by the Borrower, the Collateral Manager or any of their respective officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect in any respect when made or deemed made or delivered;

(iii)      the failure by the Borrower or the Collateral Manager to comply with any term, provision or covenant contained in this Agreement, any other Transaction Document or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any item of Collateral Portfolio, or the nonconformity of any item of Collateral Portfolio with any such Applicable Law;

(iv)      the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or at any time thereafter;

(v)       the failure to maintain, as of the close of business on each Business Day prior to the earlier to occur of the Revolving Period End Date or the Termination Date, an amount of Advances Outstanding that is less than or equal to the lesser of (x) the Maximum Facility Amount, (y) the Borrowing Base and (z) the Maximum Availability on such Business Day;

(vi)      on each Business Day prior to the Collection Date, the occurrence of a Borrowing Base Deficiency or Foreign Currency Excess Exposure and the same continues unremedied for five Business Days;

(vii)     the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Loan Assets included in the Collateral Portfolio or the other Portfolio Assets, whether at the time of any Advance or at any subsequent time;

(viii)     any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Loan Asset included in the Collateral Portfolio (including, a defense based on such Loan Asset (or the Loan Agreement evidencing such Loan Asset) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim related to such Collateral Portfolio;

(ix)       any failure of the Borrower or the Collateral Manager to perform its duties or obligations in accordance with the provisions of the Transaction Documents to which it is a party or any failure by the Collateral Manager, the Borrower or any Affiliate thereof to perform its respective duties under any Collateral Portfolio;

(x)       any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Transferor to qualify to do business or file any notice or business activity report or any similar report;

(xi)       any action taken by the Borrower or the Collateral Manager in the enforcement or collection of the Collateral Portfolio which results in any claim, suit or action of any kind pertaining to the Collateral Portfolio or which reduces or impairs the rights of the Administrative Agent, any Lender Agent or any Lender with respect to any Loan Asset or the value of any such Loan Asset;

(xii)      any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Related Collateral or Collateral Portfolio;

(xiii)     any claim, suit or action of any kind arising out of or in connection with Environmental Laws relating to the Borrower or the Collateral Portfolio, including any vicarious liability;

(xiv)     the failure by the Borrower or FSIC to pay when due any Taxes for which the Borrower or FSIC is liable, including, sales, excise or personal property Taxes payable in connection with the Collateral Portfolio;

(xv)      any repayment by the Administrative Agent, the Lender Agents, the Lenders or a Secured Party of any amount previously distributed in payment of Advances or payment of Yield or Fees, in each case which amount the Administrative Agent, the Lender Agents, the Lenders or a Secured Party believes in good faith is required to be repaid;

(xvi)     the commingling by the Borrower, FSIC or the Collateral Manager of payments and collections required to be remitted to the Collection Account or the Unfunded Exposure Account with other funds;

(xvii)    any claim, investigation, litigation or proceeding (whether based on contract, tort or other theory, whether brought by a third party or by the Borrower or the Collateral Manager, and regardless of whether any Indemnified Party is a party thereto) related to this Agreement or the other Transaction Documents, or the use of proceeds of Advances or the Collateral Portfolio, or the administration of the Loan Assets by the Borrower or the Collateral Manager;

(xviii)   any failure by the Borrower to give reasonably equivalent value to the Transferor in consideration for the transfer to the Borrower of any item of Collateral Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code;

(xix)      the use of the proceeds of any Advance in a manner other than as provided in this Agreement and the Transaction Documents; or

(xx)       any failure of the Borrower, the Collateral Manager or any of their respective agents or representatives to remit to the Collection Account within two Business Days of receipt, payments and collections with respect to the Collateral Portfolio remitted to the Borrower, the Collateral Manager or any such agent or representative.

(b)       Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within 10 Business Days following the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c)       If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)       If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(e)       The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Manager, the Collateral Agent, the Account Bank or the Custodian and the termination of this Agreement.

Section 8.02          [Intentionally Omitted].

Section 8.03          Waiver of Certain Claims.

(a)       To the extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents.

(b)       To the extent permitted by Applicable Law, no Indemnified Party shall assert, and each hereby waives, any claim against any of the Borrower on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents; provided that nothing contained in this sentence shall limit the indemnification obligations to the extent set forth herein to the extent such special, indirect, consequential, exemplary or punitive damages are included in any third party claim in connection with which such Indemnified Party is entitled to indemnification hereunder. Without limiting the provisions of Section 11.13, no Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated thereby.

Section 8.04          Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure materially prejudices the rights of the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusions in Section 8.01(a)), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the out-of-pocket legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that, if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense; provided further, that, if any Action asserts any liability of U.S. Bank National Association in its individual capacity, U.S. Bank National Association shall have the right to retain in its own counsel, at the expense of the Indemnifying Party, to defend itself in such Action. The Indemnifying Party shall not settle an Action without the prior written consent of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

Section 8.05          After-Tax Basis. Indemnification under Section 8.01 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

Article IX

THE ADMINISTRATIVE AGENT AND THE LENDER AGENTS

Section 9.01          The Administrative Agent.

(a)       Appointment. Each Lender Agent and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender Agent and each Secured Party. Each Lender Agent and each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the Transaction Documents, which duties and responsibilities shall be administrative in nature only, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Lender Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent, whether or not a default has occurred and is continuing. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)       Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Agreement shall apply to any such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent that in has selected with reasonable care.

(c)       Administrative Agent’s Reliance, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as the Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction. Each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for, nor have any duty to ascertain or to inquire as to, any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Collateral Manager or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Collateral Manager; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person and the Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon; and (viii) shall not have any duty to inquire into the satisfaction of any conditions precedent set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. In determining compliance with any condition to the making of an Advance, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent receives notice to the contrary from such Lender or the Lender Agent prior to the making of such loan.

(d)       Actions by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers expressly contemplated by this Agreement that the Administrative Agent is required to exercise and only so long as so directed in writing to take such discretionary action by the Lenders or the Lender Agents. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lender Agents as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and Lender Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, including prepayment of any related expenses and other protection it requires against any and all costs, expenses and liabilities it may incur in taking or continuing to take any such discretionary action at the direction of the Required Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lender Agents or as determined by the Administrative Agent to be necessary to comply with any applicable law, regulation or court order; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent or in the opinion of its counsel, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise, including, for the avoidance of doubt, any action that may be in violation of the automatic stay or that may affect a forfeiture, modification or termination of a property interest in violation of any applicable Bankruptcy Laws. In the event the Administrative Agent requests the consent of a Lender Agent pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within 10 Business Days of such Person’s receipt of such request, then such Lender or Lender Agent shall be deemed to have declined to consent to the relevant action. The obligations of the Administrative Agent and Lenders under this Agreement or any other Transaction Document are several and not joint. Failure by any one Lender to perform its obligations does not affect the obligations (or liability) of the Administrative Agent or any other Lender thereunder.

(e)       Notice of Event of Default or Unmatured Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or Unmatured Event of Default unless the Administrative Agent has received written notice from a Lender, Lender Agent or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “Notice of Event of Default” or “Notice of Unmatured Event of Default”, as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Lender Agents acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lender Agents; provided that unless and until the Administrative Agent has received any such direction from the Lender Agents acting jointly, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

(f)       Credit Decision with Respect to the Administrative Agent. Each Lender Agent and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Collateral Manager, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral Portfolio, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender Agent as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender Agent and each Secured Party represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s sub-agents, or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender Agent and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender Agent and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide and shall not be liable for the failure to provide any Lender Agent with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Collateral Manager, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates in any capacity.

(g)       Indemnification of the Administrative Agent. Each Lender and each Lender Agent agrees to indemnify the Administrative Agent (to the extent required to be so reimbursed, but not reimbursed by the Borrower), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all actual or prospective claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder. Without limiting the provisions set forth herein, each Lender Agent agrees (i) to indemnify the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all actual or prospective claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any action taken or omitted by the Administrative Agent, hereunder or under any of the other Transaction Documents, in accordance with the directions of the Lender Agents and (ii) to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lender Agents or Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager. Indemnification provisions survive and remain in full force and effect regardless of repayment of the Borrower’s obligations, the expiration or termination of the Lenders’ commitments, the termination of this Agreement, or the resignation and removal of the Administrative Agent. In no event shall the Administrative Agent be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under the Transaction Documents or in the exercise of any of its rights or powers under this Agreement.

(h)       Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon thirty days’ written notice thereof to each Lender Agent and the Borrower whether or not a successor has been appointed (the “Resignation Effective Date”), and may be removed at any time with cause by the Lender Agents acting jointly. Upon any such resignation or removal, the Required Lenders shall appoint a successor Administrative Agent that qualifies as an Eligible Assignee, subject to the approval of the Borrower (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Termination Date). Each Lender Agent agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (x) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (y) an Affiliate of such a bank. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent). Regardless of whether a successor is appointed as of the Resignation Effective Date, the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the Transaction Documents and except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or Lender Agent directly, until such time, if any, as the Lender or Lender Agents appoint a successor Administrative Agent as provided for above. Notwithstanding the Resignation Effective Date, the provisions of this Article IX shall continue to inure to the retiring Administrative Agent’s benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

(i)       Payments by the Administrative Agent. Unless specifically allocated to a specific Lender Agent pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lender Agents shall be paid by the Administrative Agent to the Lender Agents in accordance with their related Lender’s respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 11:00 a.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender Agent on such Business Day, but, in any event, shall pay such amounts to such Lender Agent not later than the following Business Day.

(j)       Administrative Agent in its Individual Capacity. The Administrative Agent may make loans to, accept deposits from, lend money to, own securities of, act as a financial advisor or in any other advisory capacity, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any Lender Agent or Lender. With respect to Advances Outstanding pursuant to this Agreement, the Administrative Agent shall have the same rights and powers under this Agreement in its individual capacity as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender,” and “Lenders,” shall include the Administrative Agent in its individual capacity.

(k)       Administrative Agent in the Case of any Bankruptcy Proceeding. In case of any Bankruptcy Proceeding involving the Borrower, the Administrative Agent shall be entitled, but not obligated, to intervene in such Bankruptcy Proceeding to (i) file and prove a claim for the whole amount of principal, interest and unpaid fees in respect of the Advances and all other obligations that are owing and unpaid under the terms of this Agreement and the Transaction Documents and to file such documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for reasonable compensation, expenses, disbursements and advances of any of the foregoing entities and their respective agents, counsel and other advisors) allowed in the proceedings related to such Bankruptcy Proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on account of any such claims and to distribute the same to the Lenders under the terms of this Agreement. Further, any custodian, receiver, assignee, trustee, liquidator or similar official in any such Bankruptcy Proceeding is (A) authorized to make payments or distributions in a Bankruptcy Proceeding directly to the Administrative Agent on behalf of all of the Lenders to whom any amounts are owed under this Agreement and the Transaction Documents, unless the Administrative Agent expressly consents in writing to the making of such payments or distributions directly to such Lenders; and (B) required to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement and the Transaction Documents.

Section 9.02          The Lender Agents.

(a)       Authorization and Action. Each Lender, respectively, hereby designates and appoints its related Lender Agent to act as its agent hereunder and under each other Transaction Document, and authorizes such Lender Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Lender Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. No Lender Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with its related Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Lender Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for such Lender Agent. In performing its functions and duties hereunder and under the other Transaction Documents, each Lender Agent shall act solely as agent for its related Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower, the Collateral Manager or any other Lender. No Lender Agent shall be required to take any action that exposes such Lender Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or Applicable Law. The appointment and authority of each Lender Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations. Each Lender Agent hereby authorizes the Administrative Agent to file any UCC financing statement deemed necessary by the Administrative Agent on behalf of such Lender Agent (the terms of which shall be binding on such Lender Agent ).

(b)       Delegation of Duties. Each Lender Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Lender Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c)       Exculpatory Provisions. Neither any Lender Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction), or (ii) responsible in any manner to its related Lender for any recitals, statements, representations or warranties made by the Borrower contained in Article IV, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Borrower to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in this Agreement, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. No Lender Agent shall be under any obligation to its related Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower. No Lender Agent shall be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless such Lender Agent has received notice from the Borrower or its related Lender.

(d)       Reliance by Lender Agent. Each Lender Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, counsel to the Borrower), independent accountants and other experts selected by such Lender Agent. Each Lender Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of its related Lender as it deems appropriate and it shall first be indemnified to its satisfaction by its related Lender; provided that, unless and until such Lender Agent shall have received such advice, such Lender Agent may take or refrain from taking any action, as the Lender Agent shall deem advisable and in the best interests of its related Lender. Each Lender Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Lender.

(e)       Non-Reliance on Lender Agent. Each Lender expressly acknowledges that neither its related Lender Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Lender Agent hereafter taken, including, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Lender Agent. Each Lender represents and warrants to its related Lender Agent that it has and will, independently and without reliance upon its related Lender Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

(f)       Lender Agents are in their Respective Individual Capacities. Each Lender Agent and its Affiliates may make loans to, accept deposits from, lend money to, own securities of, act as a financial advisor or in any other advisory capacity, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though such Lender Agent were not a Lender Agent hereunder. With respect to Advances Outstanding pursuant to this Agreement, each Lender Agent shall have the same rights and powers under this Agreement in its individual capacity as any Lender and may exercise the same as though it were not a Lender Agent, and the terms “Lender,” and “Lenders,” shall include the Lender Agent in its individual capacity.

(g)       Successor Lender Agent. Each Lender Agent may, upon five days’ notice to the Borrower and its related Lender, and such Lender Agent will, upon the direction of its related Lender resign as the Lender Agent for such Lender. If any Lender Agent shall resign, then its related Lender during such five day period shall appoint a successor agent that qualifies as an Eligible Assignee that is an Affiliate of such Lender or subject to the consent of the Borrower (such consent not to be unreasonably withheld). If for any reason no successor agent is appointed by such Lender during such five day period, then effective upon the termination of such five day period, and the Borrower shall make all payments in respect of the Obligations due to such Lender directly to such Lender, and for all purposes shall deal directly with such Lender. After any retiring Lender Agent’s resignation hereunder as a Lender Agent, the provisions of Article VIII and this Article IX shall inure to its benefit with respect to any actions taken or omitted to be taken by it while it was a Lender Agent under this Agreement.

Section 9.03          Force Majeure. The Administrative Agent shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 9.04          Enforcement. The authority to enforce rights and remedies under this Agreement and the Transaction Documents against the Borrower or any guarantor shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of all the Lenders.

Section 9.05          Administrative Agent Compensation. As compensation for its Administrative Agent activities hereunder, the Administrative Agent shall be entitled to the Administrative Agent Expenses from the Borrower as set forth in the definition of Administrative Agent Expenses, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Administrative Agent’s entitlement to receive the Administrative Agent Expenses shall cease on the earlier to occur of: (a) its removal as the Administrative Agent pursuant to Section 9.01 or (b) the termination of this Agreement.

Section 9.06          Merger or Consolidation. Any Person (a) into which the Administrative Agent may be merged or consolidated, (b) that may result from any merger or consolidation to which the Administrative Agent shall be a party, or (c) that may succeed to the properties and assets of the Administrative Agent substantially as a whole or to which substantially all of the corporate trust or agency business of the Administrative Agent is transferred, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Administrative Agent hereunder, shall be the successor to the Administrative Agent under this Agreement without further act of any of the parties to this Agreement.

Article X

THE COLLATERAL AGENT

Section 10.01          Designation of the Collateral Agent.

(a)       Initial Collateral Agent. Each of the Borrower, the Lenders, the Lender Agents and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral Portfolio and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as the Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as the Collateral Agent pursuant to the terms hereof.

(b)       Successor Collateral Agent. Upon the Collateral Agent’s receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as the Collateral Agent hereunder.

(c)       Secured Party. The Administrative Agent, the Lender Agents and the Lenders hereby appoint U.S. Bank National Association, in its capacity as the Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral Portfolio. U.S. Bank National Association, in its capacity as the Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).

Section 10.02          Duties of the Collateral Agent.

(a)       Appointment. The Borrower, the Lenders, the Lender Agents and the Administrative Agent each hereby appoints U.S. Bank National Association to act as the Collateral Agent, for the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)       Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)       The Collateral Agent shall calculate (based upon information provided by the Borrower or the Administrative Agent, as applicable, upon which the Collateral Agent may conclusively rely) amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Borrower and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05).

(ii)      The Collateral Agent shall instruct the Account Bank to make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05.

(iii)       The Collateral Agent shall provide to the Borrower a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral Portfolio held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Borrower in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Borrower, prior to the occurrence of an Event of Default or the Administrative Agent, after the occurrence of Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

(iv)       The Collateral Agent shall create a database (the “Collateral Portfolio Database”) with respect to the Loan Assets held by the Borrower on the Closing Date based on the information provided to the Collateral Agent by the Borrower and the Administrative Agent. The Collateral Agent shall permit access to the information in the Collateral Portfolio Database by the Collateral Manager, the Borrower and the Administrative Agent. The Collateral Agent shall update the Collateral Portfolio Database promptly for Loan Assets and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates.

(v)        The Collateral Agent shall establish the Collection Account, the Payment Account and the Unfunded Exposure Account in the name of the Collateral Agent under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties, together with such additional subaccounts as the Collateral Agent and the Administrative Agent may determine from time to time are necessary for administrative convenience. In connection with the establishment of such accounts and to help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Collateral Agent will ask for documentation to verify its formation and existence as a legal entity. The Collateral Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent an entity or other relevant documentation.

(vi)       The Collateral Agent shall track the receipt and daily allocation of cash to the Interest Collection Subaccount and Principal Collection Subaccount and any withdrawals therefrom and, on each Business Day, provide to the Borrower and the Administrative Agent daily reports reflecting such actions to the Interest Collection Subaccount and Principal Collection Subaccount as of the close of business on the preceding Business Day.

(vii)      The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10.

(viii)     The Collateral Agent shall provide the Borrower with such other information as may be reasonably requested in writing by the Borrower and as is within the possession of the Collateral Agent.

(c)       Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective agents, employees or attorneys-in-fact. The exculpatory provisions of this Agreement shall apply to any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent that in has selected with reasonable care.

(d)       (i)             The Administrative Agent, each Lender Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto (subject to clause (ii) below). In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower of its obligations, or impose the Borrower’s obligations on the Collateral Agent, to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral Portfolio, including, to file financing and continuation statements in respect of the Collateral Portfolio in accordance with Section 5.01(u).

(ii)        The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that, the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)       Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(e)        If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(f)         Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement in such capacity.

Section 10.03     Merger or Consolidation.  Any Person (a) into which the Collateral Agent may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (c) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 10.04     Collateral Agent Compensation.  As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the fees and expenses set forth in the Account Bank and Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent’s entitlement to receive such fees and expenses shall cease on the earlier to occur of: (i) its removal as the Collateral Agent pursuant to Section 10.05, (ii) its resignation as the Collateral Agent pursuant to Section 10.07, or (iii) the termination of this Agreement.

Section 10.05     Collateral Agent Removal.  The Collateral Agent may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Agent (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed by the Administrative Agent and has agreed to act as the Collateral Agent hereunder; provided, further, that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.

Section 10.06     Limitation on Liability.

(a)        The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.

(b)       The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)        The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)       The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value of any of the Collateral Portfolio or as to whether any of the Collateral Portfolio satisfies the Eligibility Criteria (in each case except as expressly set forth in this Agreement). The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)        The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(f)         The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)        It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio. The Collateral Agent shall in no event have any liability for the actions or omissions of the Administrative Agent, the Borrower, or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Administrative Agent, the Borrower, or any other Person. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Administrative Agent, the Borrower, or any other Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(h)        Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of an Event of Default or the Termination Date, request instructions from the Borrower or the Collateral Manager and may, after the occurrence of an Event of Default or the Termination Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Borrower or the Collateral Manager or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect, punitive, exemplary or consequential loss or damage of any kind whatsoever (including lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)         The Collateral Agent shall not be liable for the acts or omissions of the Borrower or the Collateral Manager or the Custodian under this Agreement and shall not be required to monitor the performance of the Borrower or the Collateral Manager or the Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Borrower or the Collateral Manager or the Custodian under this Agreement.

Section 10.07    Collateral Agent Resignation.  The Collateral Agent may resign at any time by giving not less than 90 days’ written notice thereof to the Administrative Agent and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld (and, so long as no Event of Event of Default or Unmatured Event of Default is then continuing, with the consent of the Borrower, such consent not to be unreasonably withheld). Upon receiving such notice of resignation, the Administrative Agent shall promptly appoint a successor collateral agent or collateral agents that are not Competitors by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower and the Custodian; provided, that so long as no Event of Default is Continuing or the Termination Date has not occurred, such successor collateral agent or collateral agents shall be approved by the Borrower (such approval not unreasonably withheld or delayed). If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed. For the avoidance of doubt, any expenses shall be payable to the Collateral Agent so resigning until such time as a successor Collateral Agent shall have been appointed.

Article XI

MISCELLANEOUS

Section 11.01     Amendments and Waivers.

(a)       (i) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Required Lenders, the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Custodian, the written agreement of the Collateral Agent, the Account Bank or the Custodian, as applicable; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower shall be effective without the written concurrence of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)       Notwithstanding the provisions of Section 11.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing (without payment thereon) the principal amount due and owing under any outstanding Advances or the Yield thereon, or any fees payable to Lenders holding Commitments pursuant to this Agreement, (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this Section 11.01 or (iv) extending the Scheduled Maturity Date; or, (v) of any of the following defined terms (and any defined terms used in and material to calculating any of the following defined terms): Borrowing Base, Collateral Quality Test, Concentration Limits, Eligible Loan Asset and Value Adjustment Event, and (vi) of any provision of Section 2.04.

(c)       Notwithstanding anything to the contrary contained herein, no Defaulting Lender shall have any right to approve or vote on any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender shall not be increased or extended without the consent of such Defaulting Lender.

Section 11.02     Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth below:

BORROWER:	Hamilton Street Funding LLC 201 Rouse Boulevard Philadelphia, Pennsylvania 19112 Attn: Gerald F. Stahlecker, President Email: Credit.Notices@fsinvestments.com

with a copy to:	FS Investment Corporation 201 Rouse Boulevard Philadelphia, Pennsylvania 19112 Attn: Gerald F. Stahlecker, President Email: Credit.Notices@fsinvestments.com

ADMINISTRATIVE AGENT:	HSBC Bank USA, National Association

Corporate Trust & Loan Agency
452 Fifth Avenue
New York, New York 10018
Attention: Loan Agency
Telephone No.: (212) 525-7253
Facsimile No.: (917) 229-6659

Email: CTLANY.LoanAgency@us.hsbc.com

LENDER:	HSBC Bank USA, National Association

452 Fifth Avenue
New York, New York 10018
Attention: Myles Bae and Shubhendu Kudaisya
Telephone No.: (212) 525-3016; (212 525-4675)

Email:  myles.m.bae@us.hsbc.com and
shubhendu.kudaisya@us.hsbc.com

COLLATERAL AGENT:	U.S. Bank National Association Global Corporate Trust Services 1 Federal Street Boston, Massachusetts 02110 Attention: Peter M. Murphy Telephone No.: (617) 603-6511

Email: peter.murphy@usbank.com

CUSTODIAN:	For general correspondence:

U.S. Bank National Association Global Corporate Trust Services 1 Federal Street Boston, Massachusetts 02110 Attention: Peter M. Murphy Telephone No.: (617) 603-6511 Email: peter.murphy@usbank.com

For correspondence regarding custody of Required Loan Documents:

U.S. Bank National Association 1719 Otis Way Mail Code: Ex – SC – FLOR Florence, South Carolina 29501 Attention: Steven Garrett Ref: Hamilton Street Funding LLC Fax: (843) 673-0162

ACCOUNT BANK:	U.S. Bank National Association

Global Corporate Trust Services 1 Federal Street Boston, Massachusetts 02110 Attention: Peter M. Murphy Telephone No.: (617) 603-6511

Email: peter.murphy@usbank.com

or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 11.03     No Waiver; Remedies.  No failure on the part of the Administrative Agent, the Collateral Agent, any Lender or any Lender Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.04     Binding Effect; Assignability; Multiple Lenders.

(a)        This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, the Lender Agents, the Collateral Agent, the Account Bank, the Custodian and their respective successors and permitted assigns. Each Lender may assign, or grant a security interest or sell a participation interest in (A) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) or (B) any Advances or any Revolving Note (or any portion thereof); provided any such sale or assignment hereunder (1) if an Event of Default is not Continuing, shall be either (i) to an Affiliate of the related assignor, or (ii) to any other Eligible Assignee, subject to the prior consent of the Borrower and the Administrative Agent, such consent not to be unreasonably withheld, or (2) if an Event of Default is Continuing, shall be to any Eligible Assignee or any Competitor; provided, any Lender who proposes to sell or assign all or any part of its rights and obligations hereunder (a “Lender Interest”) to a Competitor shall first make a written offer to FSIC to sell such Lender Interest. FSIC shall have the right (but not the obligation) within five Business Days of such notice from the Lender to purchase such Lender Interest at a purchase price equal to 100% of such Lender Interest plus accrued interest and fees thereunder; provided, if FSIC does not purchase the Lender Interest within such five Business Day period, such Lender shall be free to sell its Lender Interest to a Competitor; and provided, further, the Lender Interest assigned to FSIC (or its Affiliates), including the Pro Rata Share of the Commitment included therein, shall be disregarded in determining any consent or approval of the Lenders or Required Lenders hereunder. The limitations on assignment to a Competitor set forth in this Agreement, including this Section 11.04, do not, and shall not be interpreted to, limit in any manner the rights and remedies granted under Article VII with respect to the disposition under the UCC or Applicable Law of all or any portion of the Collateral Portfolio, including any Loan Assets. Any such assignee, that is not, immediately prior thereto, a Lender hereunder (which, for the avoidance of doubt, shall not include the purchaser of a participation interest or the grantee of a security interest, but which shall include any such grantee of a security interest at the time of completion, but not before, of any foreclosure on such security interest where such grantee seeks to become a Lender hereunder) shall execute and deliver to the Borrower and the Administrative Agent a fully-executed Transferee Letter substantially in the form of Exhibit N hereto (a “Transferee Letter”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall (i) execute and deliver to the related Lender Agent for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender Agent and (ii) pay any related customary processing fees to the Administrative Agent. The Borrower may not assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender Agent and the Administrative Agent. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided by the applicable provisions of the Agreement and, to the extent expressly contemplated thereby, the related parties of each of the Administrative Agent, the Lender Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (a) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the applicable provisions of the Agreement.

(b)        Notwithstanding any other provision of this Section 11.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that, no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(c)        If a Lender (i) is a Defaulting Lender, (ii) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and the Majority Lenders consented (whether pursuant to Section 11.01 or otherwise), or (iii) requests that the Administrative Agent deliver a demand for payment by the Borrower of amounts payable pursuant to Section 2.09(a) or (b), then, in addition to any other rights and remedies that any Person may have, the Borrower may, by notice to the applicable Lender Agent within 120 days after such event (with a copy of such notice concurrently delivered to the Administrative Agent), require such Lender to assign all of its rights and obligations under the Transaction Documents to one or more Eligible Assignees specified by the Borrower or the Administrative Agent within 20 days after the Borrower’s notice. The Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such assignment if any Lender fails to execute same. The affected Lender Agent on behalf of the Lender Group shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Transaction Documents, including all principal, interest and fees through the date of assignment (and including, for the avoidance of doubt, any amounts payable pursuant to Section 2.09(a) or (b) the request for which resulted in the application of this Section 11.04(c)).

(d)       Upon the effectuation of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents pursuant to Section 11.04(a) or Section 11.04(c) and the delivery to the Administrative Agent of all assignment documentation and the Transferee Letter, the Administrative Agent shall revise Annex A to reflect such assignment.

(e)        In the event any Lender sells a participation interest hereunder pursuant to Section 11.04(a), (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Lender Agents and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.01(g) with respect to any payments made by such Lender to its participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, other than those provisions set forth in Section 11.01(b), for which consent of such participant may be required.

Section 11.05     Term of this Agreement.  This Agreement, including, the Borrower’s representations and covenants set forth in Articles IV and V, shall remain in full force and effect until the Collection Date; provided that, the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles III and IV and the indemnification and payment provisions of Articles VIII, IX and Article XI and the provisions of Section 2.09, Section 2.10, Section 11.07, Section 11.08 and Section 11.09 shall be continuing and shall survive any termination of this Agreement.

Section 11.06     GOVERNING LAW; JURY WAIVER.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING THERETO (EXCEPT, AS TO ANY LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED BY SUCH DOCUMENTS SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 11.07     Costs and Expenses.

(a)        In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 hereof, the Borrower agrees to pay with respect to the Borrower, on the Payment Date pertaining to the Remittance Period in which such cost is incurred and, following an Event of Default, on demand, all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank, the Custodian and (solely in the case of clause (y) below) the Lenders and the Lender Agents incurred in connection with (x) the pre-closing due diligence, preparation, execution, delivery, administration (including due diligence and periodic auditing and inspections incurred in connection with clauses (hh) and (ii) of Section 5.01, syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document or any Obligations hereunder by such Person and the other documents to be delivered hereunder or in connection herewith, including, in the case of clauses (x) and (y) above, as applicable, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank and the Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, whether before or after an Event of Default or Unmatured Event of Default, and all out-of-pocket costs and expenses, if any (including outside counsel fees and expenses), incurred by the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Account Bank or the Custodian in connection with the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith, including any such costs and expenses related with any workout, restructuring or related negotiations; provided that prior to the Termination Date such obligation to reimburse counsel fees of the Administrative Agent and the Lenders under this Section 11.07 shall be limited to one counsel for all parties covered hereby.

(b)        The Borrower shall pay, on the Payment Date, all other out-of-pocket costs and reasonable expenses and Taxes (including Other Taxes and excluding Excluded Taxes and other Taxes imposed on or measured by net income) incurred by the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Custodian and the Account Bank, including, all costs and expenses incurred by the Administrative Agent, the Lender Agents and the Lenders in connection with periodic audits of the Borrower’s, the Transferor’s or the Collateral Manager’s books and records.

(c)        Nothing contained in this Section 11.07 shall relate to the payment of Taxes under the Transaction Documents.

Section 11.08     No Proceedings.  Each of the parties hereto (other than the Administrative Agent with the consent of the Lender Agents) agrees that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of “Bankruptcy Event” so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.

Section 11.09     Recourse Against Certain Parties.

(a)       No recourse under or with respect to any obligation, covenant or agreement (including, the payment of any fees or any other obligations) of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Administrative Agent, the Lenders, the Lender Agents or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent, the Lenders, the Lender Agents or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of any incorporator, stockholder, affiliate, officer, employee or director of any such Person, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of any such Person and each incorporator, stockholder, affiliate, officer, employee or director of any such Person or of any such administrator, or any of them, for breaches by the Administrative Agent or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)       Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, FSIC or any of its Affiliates or any other Person against the Administrative Agent or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, exemplary or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower on its own behalf and on behalf of FSIC and its Affiliates hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)       No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders, the Lender Agents or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.

(d)       The provisions of this Section 11.09 shall survive the termination of this Agreement.

Section 11.10   Execution in Counterparts; Severability; Integration.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including Fee Letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by FSIC to the Administrative Agent and the Lender Agents.

Section 11.11     Consent to Jurisdiction; Service of Process.

(a)        Each party hereto hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in the County of New York, Borough of Manhattan, and appellate courts thereof, in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)        The Borrower waives personal service of any summons, complaint or other process and agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower at its address specified in Section 11.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 11.11 shall affect the right of the Lenders, the Lender Agents or the Administrative Agent to serve legal process in any other manner permitted by law.

Section 11.12     Characterization of Conveyances Pursuant to the Purchase and Contribution Agreement.  The Borrower agrees to treat for all purposes, the transactions effected by the Purchase and Contribution Agreement as sales or contribution of capital of assets to the Borrower. The Borrower hereby agrees to require that the Transferor reflect in the Transferor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of FSIC indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet Accounting Standards Codification Topic 860 requirements for accounting sale treatment are reflected in the consolidated balance sheet of FSIC as investments and (ii) those assets are owned by a special purpose entity that is consolidated in FSIC’s financial statements, the creditors of the special purpose entity have received security interests in such assets and such assets are not intended to be available to the creditors of FSIC (or any affiliate of FSIC).

Section 11.13     Confidentiality.

(a)       Each of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Borrower, the Account Bank and the Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Loan Assets and the Borrower and its business and Affiliates obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its respective Affiliates and to such party’s respective Affiliates’ officers, directors, managers, administrators, trustees, employees, agents, external accountants, auditors, attorneys or other representatives (but in no case a Competitor that is not an authorized assignee of Advances Outstanding hereunder), in each case, having a need to know the same (including in connection with any potential assignment, sale of a participation interest or other transfer of an interest), and to any Rating Agency or valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that, each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Lender Agents, the Collateral Manager, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Custodian that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.

(b)       Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent or the Custodian by each other, and (ii) by the Administrative Agent, the Lenders, the Lender Agents, the Account Bank, the Collateral Agent and the Custodian to any prospective or actual assignee that qualifies as an Eligible Assignee or participant of any of them provided such Person agrees to hold such information confidential, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agrees to keep such information confidential. In addition, the Lenders, the Lender Agents, the Administrative Agent, the Collateral Agent, the Account Bank and the Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)       Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known); (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, including the U.S. securities laws and the rules and regulations of the Securities and Exchange Commission, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Lender Agents’, the Administrative Agent’s, the Collateral Agent’s, the Account Bank’s or the Custodian’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, any Lender Agent, the Collateral Agent, the Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or the Collateral Manager, or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Custodian having a need to know the same; provided that, the disclosing party advises such recipient of the confidential nature of the information being disclosed and agrees to keep such information confidential; or (iii) any other disclosure authorized by the Borrower or the Collateral Manager.

Section 11.14     Waiver of Set Off.

Each of the parties hereto hereby waives any right of set-off it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders, the Lender Agents or their respective assets.

Section 11.15     Headings and Exhibits.  The headings herein are for the purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.16     Ratable Payments.  If any Lender, whether by set-off or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Advances owing to it (other than pursuant to Breakage Fees or Section 2.10) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

Section 11.17     Failure of the Borrower to Perform Certain Obligations.  If the Borrower fails to perform any of its agreements or obligations under Section 5.01(u) or Section 5.02(p), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent’s demand therefor.

Section 11.18     Power of Attorney.  The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower while any Event of Default is Continuing (a) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (b) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral Portfolio as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio. This appointment is coupled with an interest and is irrevocable.

Section 11.19     Delivery of Termination Statements, Releases, etc.  Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Administrative Agent and the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents necessary or appropriate to evidence the termination of the Pledge and other Liens securing the Obligations, all at the expense of the Borrower.

Section 11.20     USA PATRIOT Act.

Each of the Lender, the Collateral Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower (that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name of each of the Borrower and FSIC and other information that will allow each Lender, the Collateral Agent or the Administrative Agent, as applicable, to identify the Borrower and FSIC in accordance with the USA PATRIOT Act, and the Borrower agrees to provide such information from time to time to each Lender, the Collateral Agent and the Administrative Agent, as applicable.

Article XII

THE CUSTODIAN

Section 12.01    Designation of the Custodian.

(a)       Initial Custodian. Each of the Borrower, the Lender Agents and the Administrative Agent hereby designate and appoint U.S. Bank National Association to act as its agent and hereby authorizes the Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Custodian by this Agreement. U.S. Bank National Association hereby accepts such agency appointment to act as the Custodian pursuant to the terms of this Agreement, until its resignation or removal as the Custodian pursuant to the terms hereof.

(b)       Successor Custodian. Upon the Custodian’s receipt of a Custodian Termination Notice from the Administrative Agent of the designation of a successor Custodian pursuant to the provisions of Section 12.05, the Custodian agrees that it will terminate its activities as the Custodian hereunder.

Section 12.02     Duties of the Custodian.

(a)       Appointment. The Borrower, the Lender Agents and the Administrative Agent each hereby appoints U.S. Bank National Association to act as the Custodian, for the benefit of the Secured Parties. The Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.

(b)       Duties. From the Closing Date until its removal pursuant to Section 12.05 or the effective date of its resignation pursuant to Section 12.07, the Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i)       The Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five Business Days of its receipt of any Required Loan Documents, the related Loan Tape and a hard copy of the Loan Asset Checklist, the Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed (either an original or a copy, as indicated on the Loan Asset Checklist) and have no mutilated pages, (B) filed stamped copies of the UCC and other filings (required by the Required Loan Documents) are included, (C) if listed on the Loan Asset Checklist, a copy of an Insurance Policy with respect to any real or personal property constituting the Related Collateral is included, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the related Loan Tape (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Custodian, in connection with each delivery of Required Loan Documents hereunder to the Custodian, the Borrower shall provide to the Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist. If the Collateral Custodian shall determine that any Review Criteria is not satisfied, the Collateral Custodian shall within one Business Day following the end of the Review Period (or, if the Collateral Custodian shall have concluded such review prior to the end of the Review Period, such prior date) notify the Borrower and the Administrative Agent of such determination and provide the Borrower and the Administrative Agent with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Borrower shall have five Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. In addition, if directed in writing (in the form of Exhibit M) by the Borrower and approved by the Administrative Agent within 10 Business Days of the Custodian’s delivery of such report, the Custodian shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the Custodian shall (i) have no duty or obligation with respect to any Loan Asset Checklist delivered to it in electronic form and (ii) not be responsible for any Required Loan Documents until actually delivered to, and received by it.

(ii)        In taking and retaining custody of the Required Loan Documents, the Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that, the Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; provided, further, that, the Custodian’s duties shall be limited to those expressly contemplated herein.

(iii)       All Required Loan Documents shall be kept in fire resistant vaults, rooms or cabinets at the address of the Custodian located at 1719 Otis Way, Florence, SC 29501, or at such other office as shall be specified to the Administrative Agent and the Borrower by the Custodian in a written notice delivered at least 30 days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Custodian other than those, if any, relating to FSIC and its Affiliates and subsidiaries.

(iv)        On the Reporting Date of each month, the Custodian shall provide a written report to the Administrative Agent and the Borrower (in a form mutually agreeable to the Administrative Agent and the Custodian) identifying each Loan Asset for which it holds Required Loan Documents and the applicable Review Criteria that any Loan Asset fails to satisfy.

(v)         Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.

(c)       Delegation of Duties. The Custodian may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Custodian. The Custodian and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective agents, employees or attorneys-in-fact. The exculpatory provisions of this Agreement shall apply to any such sub-agent. The Custodian shall not be responsible for the negligence or misconduct of any sub-agent that in has selected with reasonable care.

(d)       (i)             The Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit M), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Custodian receives instructions from the Collateral Agent or the Borrower which conflict with any instructions received by the Administrative Agent, the Custodian shall rely on and follow the instructions given by the Administrative Agent.

(ii)       The Administrative Agent may direct the Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Custodian hereunder, the Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that, the Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Custodian requests the consent of the Administrative Agent and the Custodian does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(iii)       The Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Custodian, or the Administrative Agent. The Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Custodian has knowledge of such matter or written notice thereof is received by the Custodian.

Section 12.03    Merger or Consolidation.  Any Person (a) into which the Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Custodian shall be a party, or (c) that may succeed to the properties and assets of the Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Custodian hereunder, shall be the successor to the Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 12.04     Custodian Compensation.  As compensation for its Custodian activities hereunder, the Custodian shall be entitled to the fees from the Borrower as set forth in the Account Bank and Custodian Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Custodian’s entitlement to receive such fees shall cease on the earlier to occur of: (a) its removal as the Custodian pursuant to Section 12.05, (b) its resignation as the Custodian pursuant to Section 12.07 of this Agreement or (c) the termination of this Agreement.

Section 12.05    Custodian Removal.  The Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Custodian (the “Custodian Termination Notice”); provided that, notwithstanding its receipt of a Custodian Termination Notice, the Custodian shall continue to act in such capacity until a successor Custodian has been appointed and has agreed to act as the Custodian hereunder.

Section 12.06     Limitation on Liability.

(a)       The Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Administrative Agent.

(b)       The Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c)        The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d)       The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral Portfolio, and will not be required to and will not make any representations as to the validity or value of the Collateral Portfolio or as to whether the Collateral Portfolio satisfies the Eligibility Criteria (except as expressly set forth in this Agreement). The Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)       The Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Custodian.

(f)        The Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)       It is expressly agreed and acknowledged that the Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral Portfolio. The Custodian shall in no event have any liability for the actions or omissions of the Administrative Agent, the Borrower, or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Administrative Agent, the Borrower, or any other Person. The Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Administrative Agent, the Borrower, or any other Person in furnishing necessary, timely and accurate information to the Custodian.

(h)       Subject in all cases to the last sentence of Section 12.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Custodian may, except when an Event of Default is Continuing or after the occurrence of the Termination Date, request instructions from the Borrower and may, when an Event of Default is Continuing or after the occurrence of the Termination Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Borrower or the Administrative Agent, as applicable. The Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Custodian be liable for special, indirect, punitive, exemplary or consequential loss or damage of any kind whatsoever (including lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 12.07    Custodian Resignation.  The Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than 90 days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives the Custodian written notice of an earlier termination hereof, the Custodian shall (a) be reimbursed for any costs and expenses the Custodian shall incur in connection with the termination of its duties under this Agreement and (b) deliver all of the Required Loan Documents in the possession of the Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to the Custodian in writing (which, prior to the Termination Date, shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed) upon the receipt of a request in the form of Exhibit M. Notwithstanding anything herein to the contrary, the Custodian may not resign prior to a successor Custodian being appointed.

Section 12.08    Release of Documents.

(a)        Release for the Borrower. From time to time and as appropriate for the enforcement or servicing of any of the Collateral Portfolio, the Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Borrower of a request for release of documents and receipt in the form annexed hereto as Exhibit M, to release to the Borrower within three Business Days’ of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Borrower. All documents so released to the Borrower shall be held by the Borrower in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Borrower shall return to the Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Borrower’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Borrower shall deliver an additional request for release of documents to the Custodian and receipt certifying such liquidation from the Borrower to the Collateral Agent, all in the form annexed hereto as Exhibit M.

(b)       Limitation on Release. The foregoing provision with respect to the release to the Borrower of the Required Loan Documents and documents by the Custodian upon request by the Borrower shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Custodian of any request for release of documents, the Borrower shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Borrower may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Borrower pursuant to the immediately succeeding subsection.

(c)       Release for Payment. Upon receipt by the Custodian of the Borrower’s request for release of documents and receipt in the form annexed hereto as Exhibit M (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Custodian shall promptly release the related Required Loan Documents to the Borrower.

Section 12.09    Return of Required Loan Documents.  The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Custodian return each Required Loan Document (a) delivered to the Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.15, in each case by submitting to the Custodian and the Administrative Agent a written request in the form of Exhibit M hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral Portfolio to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five Business Days, return the Required Loan Documents so requested to the Borrower.

Section 12.10    Access to Certain Documentation and Information Regarding the Collateral Portfolio.  The Custodian shall provide to the Administrative Agent and each Lender Agent access to the Required Loan Documents and all other documentation regarding the Collateral Portfolio including in such cases where the Administrative Agent and each Lender Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two Business Days prior written request, (b) during normal business hours and (c) subject to the Custodian’s normal security and confidentiality procedures. At the discretion of the Administrative Agent and each Lender Agent, the Administrative Agent and each Lender Agent may review the Borrower’s collection and administration of the Collateral Portfolio in order to assess compliance by the Borrower with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Collateral Portfolio, and Required Loan Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Without limiting the foregoing provisions of this Section 12.10, from time to time on request of the Administrative Agent, the Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Borrower (on behalf of the Borrower), a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio. Without limiting the foregoing provisions of this Section 12.10, from time to time on request of the Administrative Agent, the Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Borrower, a review of the Required Loan Documents and all other documentation regarding the Collateral Portfolio; provided that, prior to the occurrence of the Termination Date, such review shall be conducted no more than two times in any calendar year.

Section 12.11    Bailment.  The Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for the purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral Portfolio and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

Article XIII

ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS

Section 13.01    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document (other than an EU Excluded Liability), may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability including without limitation reduction in any accrued or unpaid interest in respect of such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)      the variation of the applicable terms of any relevant agreement governing such liability to give effect to the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

HAMILTON STREET FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Joseph A. Lloret
Name: Joseph A. Lloret
Title: Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Myles Bae
Name: Myles Bae
Title: Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ACCOUNT BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE CUSTODIAN:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

ANNEX A

Lender	Commitment

HSBC Bank USA, National Association	$150,000,000

Sch. I-1

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

As required by Section 3.01 of this Agreement, each of the following items must be delivered to the Administrative Agent prior to the effectiveness of this Agreement:

(a)           A copy of this Agreement duly executed by each of the parties hereto;

(b)           In respect of each of the Borrower, the Collateral Manager and the Transferor:

(i)           its certificate of incorporation or formation, as applicable;

(ii)          any certificate of change of name; and

(iii)         its operating agreement or bylaws, as applicable, in effect as of the date of this Agreement.

(c)           A certificate of the Secretary or Assistant Secretary of each of the Borrower and the Collateral Manager dated as of the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Lender Agents may conclusively rely until such time as the Administrative Agent and the Lender Agents shall receive from the Borrower or the Collateral Manager, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that each document delivered by it under paragraph (b) or (c) above, as applicable, has not been amended, replaced, restated, supplemented, waived or otherwise modified and is in full force and effect and (iii) the resolutions of the board of directors, consent of general partner or consent of sole member, as applicable, of such Person approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;

(d)           A good standing certificate, dated as of a recent date for each of the Borrower and the Collateral Manager, issued by the appropriate authority or official of such Person’s jurisdiction of formation or registration, as applicable;

(e)           Duly executed powers of attorney from the Borrower;

(f)            If requested, duly executed Revolving Note(s);

(g)           Financing statements describing the Collateral Portfolio, and (i) naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, and (ii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in all Collateral Portfolio;

(h)           Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral Portfolio previously granted by the Transferor;

(i)            Copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Borrower as debtor and which are filed in the State of Delaware, together with copies of such financing statements (none of which shall cover any Collateral Portfolio);

Sch. I-1

(j)            One or more favorable Opinions of Counsel of Clifford Chance US LLP, counsel to the Borrower and the Collateral Manager, and addressed to the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent and the Custodian (as applicable), with respect to (i) the due authorization, execution and delivery of, and enforceability of, this Agreement and the other Transaction Documents, (ii) the perfection of the security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral Portfolio, and (iii) the true sale of the Collateral Portfolio under the Purchase and Contribution Agreement and that the Borrower would not be substantively consolidated with FSIC or the Transferor in a proceeding under the Bankruptcy Code;

(k)           Duly completed copies of Internal Revenue Service Form W-9 with all required attachments (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law) for the Borrower; and

(l)            A copy of each of the other Transaction Documents duly executed by the parties thereto.

Sch. I-2

SCHEDULE II

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule II are made by the Borrower under this Agreement and the Transferor under the Purchase and Contribution Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent, the Lenders or the Lender Agents as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in this Agreement to which this Schedule II is attached.

1.	Such Loan Asset is (i) a Broadly Syndicated Loan Asset, Middle Market Loan Asset or Unsecured Bond, and (ii) a First Lien Loan Asset, Second Lien Loan Asset, Last Out Loan Asset or Unsecured Bond.

2.	Such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations and there are no conditions precedent to the enforceability or validity of such Loan Asset that have not been satisfied or validly waived.

3.	Such Loan Asset is in the form of, and is treated as, indebtedness for federal income tax purposes.

4.	Such Loan Asset is evidenced by a note or a credit document and (if not originated by the Borrower) an assignment document in the form specified in the applicable credit agreement or, if no such specification, on a form acceptable to the agent in respect of such Loan Asset, in each case, governed by, and construed in accordance with, the law of the State of New York or the applicable law governing such Loan Asset.

5.	The Borrower has good and marketable title to, and is the sole owner of, such Loan Asset and the Portfolio Assets related thereto, free and clear of all Liens other than Permitted Liens; such Loan Asset has not been sold, transferred, assigned or pledged by the Transferor or the Borrower to any Person other than the Collateral Agent for the benefit of the Secured Parties.

6.	Such Loan Asset and the Portfolio Assets related thereto are subject to a valid, subsisting and enforceable first or second priority perfected Lien (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties.

7.	The Obligor with respect to such Loan Asset is (i) organized under the laws of the United States or any State thereof or (ii) solely with respect to any Broadly Syndicated Loan Asset, under the laws of an Approved Foreign Jurisdiction.

8.	Such Loan Asset is denominated and payable only in a Currency and does not permit the currency or country in which such Loan Asset is payable to be changed.

9.	If such Loan Asset is a Foreign Currency Loan Asset, such Loan Asset (i) is a Broadly Syndicated Loan Asset, and (ii) is not (x) a Fixed Rate Loan Asset or (y) a Revolving Loan Asset.

10.	Within the 12 months prior to the related Cut-Off Date and as of the related Cut-Off Date, (a) such Loan Asset is and has been current on all interest and principal payments under the terms of the related Loan Agreement and (b) there has been no (i) “event of default” (as defined in the related Loan Agreement) or (ii) any other default, breach, violation or event permitting acceleration (provided that, the existence of any financial default shall be determined as of the most recent financial report provided by the applicable Obligor) under the terms of any such Loan Asset (of which the Transferor has actual knowledge) that has not been cured or waived, unless otherwise approved by the Administrative Agent in writing; provided, that the Administrative Agent (in its sole discretion) may waive any or all of the Eligibility Criteria set forth in this item 10.

Sch. II-1

11.	The Obligor with respect to such Loan Asset is not an Affiliate of the Collateral Manager or the Transferor with respect to such Loan Asset, except to the extent warrants or other equity interests in such Obligor are granted to the Collateral Manager or the Transferor or one of their Affiliates in connection with a restructuring of such Loan Asset.

12.	The acquisition of any such Loan Asset by the Borrower or the Pledge thereof would not violate any Applicable Law.

13.	[Intentionally Omitted].

14.	Pursuant to the Loan Agreement with respect to such Loan Asset (other than an Unsecured Bond), either (a) such Loan Asset is freely assignable to the Borrower and able to be Pledged to the Collateral Agent, on behalf of the Secured Parties, without the consent of the Obligor or (b)(i) all consents necessary for assignment of such Loan Asset to the Borrower and Pledge to the Collateral Agent for the benefit of the Secured Parties have been obtained, or (ii) the applicable Loan Agreement requires only usual and customary consents (including the approval of “first out” lenders with respect to Last Out Loan Assets) and provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Loan Agreement inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders).

15.	The funding obligations for such Loan Asset and the Loan Agreement under which such Loan Asset (other than an Unsecured Bond) was created have been fully satisfied and all sums available thereunder have been fully advanced, or if such Loan Asset is a Revolving Loan Asset or Delayed Drawdown Loan Asset, either (a) the Borrower shall have or have caused to be, at the time of the sale of such Loan Asset to the Borrower, deposited into the Unfunded Exposure Account an amount in Dollars equal to the Unfunded Exposure Equity Amount or (b) the Unfunded Exposure Equity Amount with respect to such Loan Asset does not create a Borrowing Base Deficiency or Foreign Currency Excess Exposure.

16.	Such Loan Asset is not the subject of any assertions in respect of, any litigation, right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor, nor will the operation of any of the terms of the related Loan Agreement with respect to the Loan Asset, or the exercise of any right thereunder, render such Loan Agreement unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and such Loan Agreement provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Transferor and its assignees.

17.	With respect to a Loan Asset acquired (including beneficial rather than legal title) by the Borrower from the Transferor under the Purchase and Contribution Agreement, as of the Cut-Off Date on which such Loan Asset is Pledged under this Agreement and on each day thereafter, the Transferor has caused its records relating to such Loan Asset to be clearly and unambiguously marked to show that such Loan Asset has been acquired (whether by “true sale” or “true participation” with respect to Participation Interests) by the Borrower.

Sch. II-2

18.	Such Loan Asset has not been repaid, prepaid, satisfied or rescinded, in each case, in full.

19.	Such Loan Asset is not subject to withholding tax unless the Obligor thereon is required under the terms of the related Loan Agreement to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis in the event of a Change of Tax Law. The transfer, assignment and conveyance of such Loan Asset (and the Portfolio Assets related thereto) from the Transferor to the Borrower pursuant to the Purchase and Contribution Agreement, is not subject to and will not result in any fee or governmental charge (other than income taxes) payable by the Borrower to any federal, state or local government.

20.	Such Loan Asset is recorded on the Loan Asset Register.

21.	The Obligor with respect to such Loan Asset (and any guarantor of such Obligor’s obligations thereunder), had full legal capacity to execute and deliver the Loan Agreement which creates such Loan Asset and any other documents related thereto.

22.	The Obligor of such Loan Asset is not a Governmental Authority.

23.	If such Loan Asset was transferred by the Transferor to the Borrower under the Purchase and Contribution Agreement, such Loan Asset (a) was originated or acquired by the Transferor in the ordinary course of the Transferor’s business and, to the extent required by Applicable Law, the Transferor has all necessary consents, licenses, approvals, authorizations and permits to underwrite, originate or acquire such Loan Asset in the State where the Obligor was located (to the extent required by Applicable Law), and (b) was transferred by the Transferor under an assignment and acceptance agreement relating to such Loan Asset.

24.	There are no proceedings pending or, to the Borrower’s knowledge, threatened (a) asserting insolvency of the Obligor of such Loan Asset, or (b) wherein the Obligor of such Loan Asset, any other obligated party or any governmental agency has alleged that such Loan Asset or the Loan Agreement which creates such Loan Asset is illegal or unenforceable.

25.	[Intentionally Omitted].

26.	The Related Collateral for each such Loan Asset is not used by the related Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the Transferor, the Borrower or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or order related to addressing the environment, health or safety.

27.	The original term to maturity of such Loan Asset is less than or equal to seven years.

28.	Each such Loan Asset does not contain confidentiality restrictions that would prohibit the Lenders, the Lender Agents or the Administrative Agent from accessing all necessary information (as required to be provided pursuant to the Transaction Documents) with regard to such Loan Asset.

29.	Each such Loan Asset provides for full payment of principal and interest payable in cash (other than, in the case of a PIK Loan Asset, the portion of interest that is payable in kind) no later than its stated maturity and has a current cash coupon payable at least semi-annually, and payments with respect to such Loan Asset are not tied to non-credit related risk (including, but not limited to, movement in interest rates or occurrence of a catastrophe).

Sch. II-3

30.	Each such Loan Asset (a) was originated and underwritten, or acquired and re-underwritten, by the Transferor including, the completion of a due diligence and, if applicable, a collateral assessment and (b) is being serviced by the Collateral Manager, in accordance with the Servicing Standard.

31.	All right, title and interest of the Transferor and/or the Borrower, as applicable, in and to such Loan Asset and any Related Collateral (but excluding, as applicable, the Retained Interest and Excluded Amounts), and which Loan Asset has transferred pursuant to the Purchase and Contribution Agreement, and listed on Schedule I to the Loan Assignment as of its Cut-Off Date; such Loan Asset as of the initial Advance Date (i) was approved and certified as an “Eligible Loan Asset” by the Transferor, and (ii) is set forth on the Loan Asset Schedule delivered on the initial Advance Date.

32.	All of the original or certified Required Loan Documents and the Loan Asset File with respect to such Loan Asset have been, or will be, delivered to the Custodian within five Business Days of the applicable Cut-Off Date, and all Servicing Files are being or shall be maintained at the principal place of business of the Portfolio Manager or a sub-advisor in accordance with customary safety procedures.

33.	Such Loan Asset is not an extension of credit by the Transferor to the Obligor for the purpose of (a) making any past due principal, interest or other payments due on such Loan Asset, (b) preventing such Loan Asset or any other loan to the related Obligor from becoming past due or (c) preventing such Loan Asset from becoming defaulted.

34.	The Obligor with respect to such Loan Asset, at the applicable time, (a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) is a legal operating entity or holding company; (c) has not entered into the Loan Asset primarily for personal, family or household purposes; and (d) is not the subject of a Bankruptcy Event, and, as of the related Cut-Off Date, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, in each case, as determined by the Borrower in its reasonable discretion unless approved in writing by the Administrative Agent.

35.	All information provided by the Borrower or the Collateral Manager to the Administrative Agent in writing with respect to such Loan Asset (other than projections, which are provided in good faith) is true, complete and correct as of the date such information is provided.

36.	Such Loan Asset is not principally secured by Interests in Real Property or by Margin Stock.

37.	Such Loan Asset is not an Equity Security and does not provide for the conversion into an Equity Security at any time on or after the date it is included as part of the Collateral Portfolio.

38.	If such Loan Asset that is a Short-Term Participation Interest, it is not greater than 60 days from its related Cut-Off Date.

39.	[Intentionally Omitted].

40.	The Obligor with respect to such Loan Asset is not in the payday loan, assault weapon, firearms manufacturing, gaming (including online or telephonic gaming and gambling, but excluding hospitality and/or resorts development or management), adult entertainment related or licensed marijuana related industries.

Sch. II-4

41.	As of the related Cut-Off Date, no such Loan Asset is the subject of an offer, exchange or tender by the related Obligor that contemplates amendments that would cause such Loan Asset to no longer be an Eligible Loan Asset.

42.	No such Loan Asset is a bond (other than an Unsecured Bond), a Bridge Loan, a Non-Cash Paying PIK Loan Asset, a Zero-Coupon Obligation, an unsecured loan (other than an Unsecured Bond), a commercial real estate loan, construction loan or loan principally secured by real property, a letter of credit or in support of a letter of credit, a lease, a Synthetic Security, an interest in a grantor trust, a step-down obligation, a floating rate note or a Structured Finance Obligation.

43.	No payment of such Loan Asset is subject to substantial non-credit related risk, as determined by the Borrower in accordance with the Servicing Standard.

44.	None of the Obligor with respect to such Loan Asset, any of its Affiliates or any director or officer or, to the knowledge of the Borrower or the Collateral Manager, employee or agent of the Obligor with respect to such Loan Asset, is a Person that is, or is owned or controlled by, or acting on behalf of, any Person that is, (i) the target of any Sanctions or (ii) located, organized or resident in any Sanctioned Jurisdiction.

45.	If such Loan Asset is a Middle Market Loan Asset, such Loan Asset (i) has a Purchase Price equal to or greater than 95.0%, and (ii) has an Initial Assigned Value as of its related Cut-Off Date equal to or greater than 95.0%.

46.	If such Loan Asset is a Broadly Syndicated Loan Asset, (i) it has an initial issuance size and Outstanding Balance as of its related Cut-Off Date of $300,000,000 or greater, (ii) it has an Average Liquidity Score of 4 or better, and (iii) it has been assigned (as of the date of acquisition and as of its related Cut-Off Date) a rating of CCC or higher from S&P and Caa2 or higher from Moody’s.

47.	If such Loan Asset is a Broadly Syndicated Loan Asset, such Loan Asset (i) has a Purchase Price equal to or greater than 90.0%, and (ii) has an Initial Assigned Value as of its related Cut-Off Date equal to or greater than 90.0%.

48.	If such Loan Asset is a Middle Market Loan Asset that is a First Lien Loan Asset or Last Out Loan Asset:

a.	such Loan Asset contains at least one Maintenance Covenant; and

b.	each of the following tests are satisfied (utilizing the immediately prior 12-months as the Relevant Test Period for the calculations thereof):

i.	the Senior Leverage Ratio of the related Obligor (x) with respect to a First Lien Loan Asset is less than or equal to 4.50:1.00, and (y) with respect to a Last Out Loan Asset is less than or equal to 5.25:1.00;

ii.	the Total Leverage Ratio of the related Obligor is less than or equal to 6.00:1.00;

iii.	the Interest Coverage Ratio of the related Obligor is greater than or equal to 2.00:1.00;

iv.	EBITDA of the related Obligor is greater than or equal to $10,000,000; and

v.	LTV is less than or equal to 60%.

49.	If such Loan Asset is a Middle Market Loan Asset that a Second Lien Loan Asset,

a.	such Loan Asset contains at least one Maintenance Covenant; and

Sch. II-5

b.	each of the following Maintenance Covenants and other covenants are satisfied (utilizing the immediately prior 12-months as the Relevant Test Period for the calculations thereof):

i.	Total Leverage Ratio of the related Obligor is less than or equal to 6.00:1.00;

ii.	the Interest Coverage Ratio of the related Obligor is greater than or equal to 2.00:1.00; and

iii.	EBITDA of the related Obligor is greater than or equal to $10,000,000.

Sch. II-6

SCHEDULE III

AGREED-UPON PROCEDURES FOR
INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with Section 6.05(d) of this Agreement, the Borrower will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have either verified, compared, or recalculated each of the following items in the Servicing Report to applicable system or records of the Borrower or the Collateral Manager (including credit files):

Loan Tape:

●	Senior Leverage Ratio for the most recent Relevant Test Period

●	Total Leverage Ratio for the most recent Relevant Test Period

●	Interest Coverage Ratio for the most recent Relevant Test Period

●	EBITDA for the most recent period

●	Days delinquent

●	Scheduled maturity date

●	Rate of interest (and reference rate)

●	Outstanding Balance

●	Adjusted Balance

●	Borrowing Base

●	Advances Outstanding

●	Compare amounts on deposit in the Principal Collection Subaccount, Interest Collection Subaccount, Payment Account and Unfunded Exposure Account to the actual balances reflected by the Account Bank

●	Calculations with respect to substitutions pursuant to Section 2.07(a), sales pursuant to Section 2.07(b) and dividends pursuant to Section 2.07(g)

Sch. III-1

Three random Servicing Reports from the fiscal year will be chosen and reviewed.

The report provided by the accountants may be in a format typically utilized for a report of this nature, however it will consist of at a minimum, (i) a list of deviations from the Servicing Report and (ii) discuss with the Borrower the reason for such deviations, and set forth the findings in such report.

Sch. III-2

SCHEDULE IV

LOAN TAPE

For each Loan Asset, the Borrower shall provide, as applicable, the following information and the applicable Loan Tape:

(a)	Loan Asset number

(b)	Obligor name

(c)	Identification number of Obligor

(d)	Type of Loan Asset (as specified in the definition of “Advance Rate”)

(e)	Calculation of the Senior Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(f)	Calculation of the Total Leverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(g)	Calculation of the Interest Coverage Ratio as of the applicable Cut-Off Date for such Loan Asset and for the most recent Relevant Test Period

(h)	Cut-Off Date and trailing twelve month EBITDA

(i)	Days delinquent

(j)	Scheduled maturity date

(k)	Whether the rate of interest is floating or fixed

(l)	Rate of interest (and reference rate with floors, if any)

(m)	LIBOR floor (if applicable)

(n)	Outstanding Balance

(o)	Any Unfunded Exposure Amount (if applicable)

(p)	Par amount (the Outstanding Balance + Unfunded Exposure Amount)

(q)	Assigned Value as of the applicable Cut-Off Date for such Loan Asset and as of the most recent Determination Date

(r)	Adjusted Balance

(s)	Moody’s Industry Classification

(t)	Whether such Loan Asset has been subject to a Value Adjustment Event (and of what type)

(u)	Whether such Loan Asset has been subject to a Material Modification

(v)	Cut-Off Date for such Loan Asset

(w)	Advance Rate

(x)	Location such Obligor is organized (United States or the Approved Foreign Jurisdiction)

(y)	Purchase Price

Sch. IV-1

SCHEDULE V

MOODY’S INDUSTRY CLASSIFICATION

1.	Aerospace & Defense

2.	Automotive

3.	Banking

4.	Beverage, Food, & Tobacco

5.	Capital Equipment

6.	Chemicals, Plastics, & Rubber

7.	Construction & Building

8.	Consumer Goods: Durable

9.	Consumer Goods: Nondurable

10.	Containers, Packaging, & Glass

11.	Energy: Electricity

12.	Energy: Oil & Gas

13.	Environmental Industries

14.	Fire: Finance

15.	Fire: Insurance

16.	Fire: Real Estate

17.	Forest Products & Paper

18.	Healthcare & Pharmaceuticals

19.	High Tech Industries

20.	Hotel, Gaming, & Leisure

21.	Media: Advertising, Printing & Publishing

22.	Media: Broadcasting & Subscription

23.	Media: Diversified & Production

24.	Metals & Mining

25.	Retail

26.	Services: Business

27.	Services: Consumer

28.	Sovereign & Public Finance

29.	Telecommunications

30.	Transportation: Cargo

31.	Transportation: Consumer

32.	Utilities: Electric

33.	Utilities: Oil & Gas

34.	Utilities: Water

35.	Wholesale

Sch. V-1

SCHEDULE VI

[INTENTIONALLY OMITTED]

Sch. VI-1

SCHEDULE VII

[INTENTIONALLY OMITTED]

Sch. VII-1

SCHEDULE VIII

CLOSING DATE LOAN ASSETS

Annex-A-1

Execution Version

EXHIBITS TO LOAN AND SECURITY AGREEMENT

Dated as of December 15, 2016

(HAMILTON STREET FUNDING LLC)

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Joinder Supplement
EXHIBIT E	-	Form of Notice of Borrowing
EXHIBIT F	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT H-1	-	Form of Revolving Note (US Dollar)
EXHIBIT H-2	-	Form of Revolving Note (Canadian Dollar)
EXHIBIT H-3	-	Form of Revolving Note (British Pound)
EXHIBIT H-4	-	Form of Revolving Note (Euro)
EXHIBIT I	-	Form of Notice of Loan Asset Transfer
EXHIBIT J	-	Form of Certificate of Closing Attorneys
EXHIBIT K	-	Form of Servicing Report
EXHIBIT L	-	[Intentionally Omitted]
EXHIBIT M	-	Form of Release of Required Loan Documents
EXHIBIT N	-	Form of Transferee Letter
EXHIBIT O	-	Form of Power of Attorney for the Borrower
EXHIBIT P	-	[Intentionally Omitted]
EXHIBIT Q	-	[Intentionally Omitted]
EXHIBIT R	-	Form of Assignment of Required Loan Documents

EXHIBIT A

FORM OF APPROVAL NOTICE

HAMILTON STREET FUNDING LLC

APPROVED LOAN ASSET APPROVAL NOTICE

DATE: _____________

[APPROVED LOAN ASSET INFORMATION]
Obligor name
Par amount
Tranche
Pricing
Remaining maturity
EBITDA
Senior secured indebtedness
Total indebtedness
Interest expense
Senior Leverage Ratio
Interest Coverage Ratio
Total Leverage Ratio
LTV
Average Liquidity Score
Moody’s rating (if any)
INITIAL ASSIGNED VALUE AND RECOVERY RATE
[Initial] Assigned Value
Recovery Rate
HSBC BANK USA, NATIONAL ASSOCIATION WAIVER
Waiver good until (if applicable)
Waiver conditioned upon (if applicable)

Ex. A-1

ADDITIONAL ASSET-SPECIFIC SPECIFIED ELIGIBILITY CRITERIA (IF ANY)1

ASSET-SPECIFIC ASSIGNED VALUE ADJUSTMENT EVENTS (IF ANY)2

Waiver approved by:
HSBC Bank USA, National Association,
as the Administrative Agent

Name:
Telephone No.:

1 Pursuant to the last clause to the definition of “Specified Eligibility Criteria” in the Loan and Security Agreement.

2 Pursuant to clause (j) of the definition of “Value Adjustment Event” in the Loan and Security Agreement.

Ex. A-2

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

[_] [_], 20[_]

Reference is made to that certain Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

As of the date hereof, the undersigned hereby certifies that (i) all of the information set forth in Annex I attached hereto is true, correct and complete in all respects, (ii) if this Borrowing Base Certificate is delivered in connection with an Advance, no Event of Default, Unmatured Event of Default, Borrowing Base Deficiency or Foreign Currency Excess Exposure is Continuing under the Loan and Security Agreement or would result from such Advance or the application of proceeds therefrom and (iii) each of the representations and warranties contained in the Loan and Security Agreement is true and correct in all respects on and as of the date hereof as though made on and as of the date hereof (except to the extent relating to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date).

[Remainder of Page Intentionally Left Blank]

Ex. B-1

Certified as of the date first written above.

HAMILTON STREET FUNDING LLC, as the Borrower

By:
Name:
Title:

Ex. B-2

ANNEX I
to Exhibit B

FORM OF BORROWING BASE CERTIFICATE

(See Attached)

Ex. B-3

EXHIBIT C

FORM OF DISBURSEMENT REQUEST

(Disbursements from Unfunded Exposure Account and Reinvestments of Principal Collections)

[Date]

(Hamilton Street Funding LLC)

HSBC Bank USA, National Association

as the Administrative Agent

Corporate Trust & Loan Agency

425 Fifth Avenue

New York, NY 10018

Attention: Loan Agency

Facsimile No.: (917) 229-6659
Telephone No.: (212) 525-7253

Email: CTLANY.LoanAgency@us.hsbc.com

Re:	Loan and Security Agreement dated as of December 15, 2016

Ladies and Gentlemen:

This Disbursement Request is delivered to you pursuant to Section [2.04(d)][2.19] of that certain Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

The undersigned, being a duly elected Responsible Officer of the Borrower, and holding the title set forth below such Responsible Officer’s name, hereby certifies as follows:

[1.            Pursuant to Section 2.04(d) of the Loan and Security Agreement, the Borrower hereby requests a disbursement (a “Disbursement”) from the Unfunded Exposure Account in the amount of $______________ to [Applicable Obligor], such Disbursement to be paid as follows:

Bank Name:__________________________________________

ABA No.: ___________________________________________

Ex. C-1

Account Name:_______________________________________

Account No.: ________________________________________

Reference:__________________________________________ ]

[2.            Pursuant to Section 2.19(a) of the Loan and Security Agreement, the Borrower hereby requests a disbursement (a “Disbursement”) of Principal Collections from the Principal Collection Subaccount in the amount of $_____________ to reinvest in additional Eligible Loan Assets to be Granted under the Loan and Security Agreement.]

[3.            Pursuant to Section 2.17(b) of the Loan and Security Agreement, the Borrower hereby requests a disbursement (a “Disbursement”) of Principal Collections from the Principal Collection Subaccount in the amount of $_____________ to make payments in respect of the Advances Outstanding in accordance with and subject to the terms of Section 2.17 of the Loan and Security Agreement.]

4.             The Borrower hereby requests that such Disbursement be made on the following date: _____________.

5.             In connection with a Disbursement pursuant to Section 2.19 of the Loan and Security Agreement, attached to this Disbursement Request is a true, correct and complete calculation of the Borrowing Base and all components thereof and the current Loan Tape.

6.             Other than any Disbursement from the Unfunded Exposure Account after the occurrence and during the continuance of an Event of Default or after the declaration or automatic occurrence of the Termination Date, all of the conditions applicable to the Disbursement as set forth in the Loan and Security Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Disbursement including the following:

(i)       the representations and warranties of the Borrower set forth in the Loan and Security Agreement are true and correct in all respects on and as of such date, before and after giving effect to the Disbursement and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent relating to an earlier date, in which case such representations and warranties shall continue to be correct in all material respects as of such earlier date); and

(ii)       no Event of Default, Unmatured Event of Default, Borrowing Base Deficiency or Foreign Currency Excess Exposure is Continuing or would result from such Disbursement or from the application of the proceeds therefrom.

7.             The Borrower hereby represents that in connection with a Disbursement contemplated by paragraph 1 above only, such Disbursement shall be used solely for the purpose of funding the Unfunded Exposure Amount(s) of one or more Delayed Drawdown Loan Assets or Revolving Loan Assets included in the Collateral Portfolio.

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate and Loan Tape, as applicable, taken as a whole, is accurate, true and correct in all material respects as of the date hereof and does not omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN TAPE
FOR DISBURSEMENTS PURSUANT TO SECTION 2.19]

[Remainder of Page Intentionally Left Blank]

Ex. C-2

IN WITNESS WHEREOF, the undersigned has executed this Disbursement Request as of the date first written above.

HAMILTON STREET FUNDING LLC, as the Borrower

By:
Name:
Title:

Ex. C-3

EXHIBIT D

FORM OF
JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, Hamilton Street Funding LLC, as the borrower (the “Borrower”), the Lender Agent named in Item 4 of Schedule I hereto (the “Lender Agent”) and HSBC BANK USA, NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, this Joinder Supplement is being executed and delivered under Section 11.04 of the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement; and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender designated as a Lender party to the Loan and Security Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a)       Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower, the Lender Agent, the Administrative Agent and the Collateral Agent, the Administrative Agent will transmit to the Proposed Lender, the Borrower, the Collateral Agent and the Lender Agent a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be designated as a Lender party to the Loan and Security Agreement for all purposes thereof.

(b)       Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

Ex. D-1

(c)       By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Administrative Agent, the Collateral Agent, the Lender Agents and the other Lender(s) as follows: (i) none of the Administrative Agent, the Collateral Agent, the Lender Agents and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Security Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Security Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Revolving Notes issued under the Loan and Security Agreement, or the Collateral Portfolio or the financial condition of the Transferor, the Collateral Manager or the Borrower, or the performance or observance by the Transferor, the Collateral Manager or the Borrower of any of their respective obligations under the Loan and Security Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Lender Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Security Agreement; (iv) the Proposed Lender appoints and authorizes the Lender Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Lender Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article IX of the Loan and Security Agreement; (v) the Proposed Lender appoints and authorizes the Administrative Agent, the Custodian and the Collateral Agent, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan and Security Agreement as are delegated to the Administrative Agent, the Custodian and Collateral Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Security Agreement; and (vi) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Security Agreement are required to be performed by it as a Lender.

(d)       Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e)       THIS JOINDER SUPPLEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURY WAIVER, EXECUTION IN COUNTERPARTS, SEVERABILITY, INTEGRATION, CONSENT TO JURISDICTION AND SERVICE OF PROCESS SET FORTH IN SECTIONS 11.06, 11.10 AND 11.11 OF THE LOAN AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

Ex. D-2

SCHEDULE I TO
JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND
SIGNATURES FOR JOINDER SUPPLEMENT

Re:	Loan and Security Agreement, dated as of December 15, 2016, by and among Hamilton Street Funding LLC, as Borrower, the other parties thereto and HSBC Bank USA, National Association, as Administrative Agent.

Item 1: Date of Joinder Supplement:

Item 2: Proposed Lender:

Item 3: Commitment:

Item 4: Name of Lender Agent:

Item 5: Signatures of Parties to Agreement:

,
as Proposed Lender

By:
Name:
Title:

,
as Proposed Lender Agent

By:
Name:
Title:

Ex. D-3

HAMILTON STREET FUNDING LLC, as Borrower

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Ex. D-4

SCHEDULE II TO
JOINDER SUPPLEMENT

ADDRESS FOR NOTICES
AND
WIRE INSTRUCTIONS

■	Address for Notices:______________________

_________________________________

_________________________________

_________________________________

Telephone:________________________

Facsimile:_________________________

Email:____________________________

■	With a copy to: __________________________

_________________________________

_________________________________

_________________________________

Telephone:________________________

Facsimile:_________________________

Email:____________________________

■	Wire Instructions:________________________

Name of Bank:_____________________

A/C No.:__________________________

ABA No.__________________________

Reference:_________________________

Ex. D-5

SCHEDULE III TO
JOINDER SUPPLEMENT

FORM OF
JOINDER EFFECTIVE NOTICE

To:	[Name and address of the Borrower, Collateral Agent, Lender Agent and Proposed Lender]

The undersigned, as Administrative Agent under the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”), is delivering this notice in connection with the Joinder Supplement, dated as of ______, 20__ (the “Joinder Supplement”), among __________, Hamilton Street Funding LLC, as the borrower, HSBC Bank USA, National Association, as the administrative agent, Proposed Lender and Proposed Lender Agent. Terms defined in such Joinder Supplement are used herein as therein defined.

[Note: Attach copies of Schedules I and II from Joinder Supplement.]

Pursuant to the Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be _____________ and such Proposed Lender will be a Lender designated as a Lender with a Commitment of __________.

Very truly yours,

HSBC BANK USA, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Ex. D-6

EXHIBIT E

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

(Hamilton Street Funding LLC)

To:          HSBC Bank USA, National Association

as the Administrative Agent

Corporate Trust & Loan Agency

425 Fifth Avenue

New York, NY 10018

Attention: Loan Agency

Facsimile No.: (917) 229-6659
Telephone No.: (212) 525-7253

Email: CTLANY.LoanAgency@us.hsbc.com

[Each Lender Agent Name and Address]

Re:          Loan and Security Agreement dated as of December 15, 2016

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Sections 2.02(b) and 3.02(a) of that certain Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

The undersigned, being a duly elected Responsible Officer of the Borrower, and holding the title set forth below such Responsible Officer’s name, hereby certifies as follows:

1.          [The Borrower hereby requests an Advance in the principal amount of [U.S.$][CAN$][GBP][€]____________ to originate or purchase Eligible Loan Assets. Such Advance shall be deposited in the Principal Collection Subaccount as follows:

Bank Name: US Bank NA

ABA No.: 091-000-022

Account Name: Hamilton Street Funding LLC

Account No.: 104792768558

FFC: 184998-202

Ex. E-1

Reference: Hamilton Street Funding Principal Collection

(i)       HSBC’s Pro Rata Share of such requested Advance is [U.S.$][CAN$][GBP][€]_____________.

(ii)        [Lender’s] Pro Rata Share of such requested Advance is [U.S.$][CAN$][GBP][€]_____________.

(iii)       [Lender’s] Pro Rata Share of such requested Advance is [U.S.$][CAN$][GBP][€]_____________.

2.       [The Borrower hereby requests an Advance in the principal amount of [U.S.$][CAN$][GBP][€]_______________ (such amount not to exceed the Unfunded Exposure Amount Shortfall) to deposit into the Unfunded Exposure Account. Such Advance shall be deposited in the Unfunded Exposure Account as follows:

Bank Name: US Bank NA

ABA No.: [_]

Account Name: [_]

Account No.: [_]

FFC: [_]

Reference: [_]

(i)        HSBC’s Pro Rata Share of such requested Advance is [U.S.$][CAN$][GBP][€]_____________.

(ii)       [Lender’s] Pro Rata Share of such requested Advance is [U.S.$][CAN$][GBP][€]_____________.

(iii)      [Lender’s] Pro Rata Share of such requested Advance is [U.S.$][CAN$][GBP][€]_____________.

3.       The Borrower hereby requests that such Advance be made on the following date: ____________.

4.        The requested Advance is a [LIBOR Advance][Base Rate Advance].

5.       The Borrower hereby requests that the Advance be made in [U.S. dollars]]Canadian dollars][British pounds][Euros].

6.       Attached to this Notice of Borrowing is a true, correct and complete calculation of the Borrowing Base after giving effect to the application of the Advance in the manner set forth therein and all components thereof and the current Loan Tape.

[7.       Attached to this Notice of Borrowing is a true, correct and complete list of all Loan Assets which will become part of the Collateral Portfolio on the date hereof, each Loan Asset reflected thereon being an Eligible Loan Asset.]

[8.       In connection with such Advance, the Transferor shall deposit [U.S.$][CAN$][GBP][€]____________ into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Drawdown Loan Asset funded by such Advance.]

Ex. E-2

9.       With respect to any Advance, all of the conditions precedent applicable to such Advance requested herein as set forth in the Loan and Security Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including those set forth in Article III of the Loan and Security Agreement, which include but are not limited to the following:

(i)       The representations and warranties of the Borrower set forth in the Loan and Security Agreement are true and correct in all respects on and as of such date, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent relating to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date);

(ii)       No Event of Default, Unmatured Event of Default, Borrowing Base Deficiency or Foreign Currency Excess Exposure is Continuing or would result from such Advance or the application of proceeds therefrom[; and]

(iii)       [With respect to Advances funded in connection with the Pledge of a Loan Asset, the Borrower hereby certifies that such Advance has resulted in, or will result in, Collateral Quality Improvement, determined as of the proposed Cut-Off Date[;] and]

(v)        [With respect to Advances funded in connection with Foreign Currency Loan Assets, the Borrower hereby certifies that the Foreign Currency Excess Tests, after giving effect to such Advances, are calculated as follows [______________]].

10.       The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate and Loan Tape, as applicable, taken as a whole, is accurate, true and correct in all material respects as of the date hereof and does not omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN TAPE]

Ex. E-3

IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing as of the date first written above.

Hamilton Street Funding LLC,
as the Borrower

By:
Name:
Title:

Ex. E-4

EXHIBIT F

FORM OF NOTICE OF REDUCTION

(Reduction of Advances Outstanding)

[Date]

(Hamilton Street Funding LLC)

HSBC Bank USA, National Association

as the Administrative Agent

Corporate Trust & Loan Agency

425 Fifth Avenue

New York, NY 10018

Attention: Loan Agency

Facsimile No.: (917) 229-6659
Telephone No.: (212) 525-7253

Email: CTLANY.LoanAgency@us.hsbc.com

U.S. Bank National Association,

as the Collateral Agent

Global Corporate Trust Services
1 Federal Street
Boston, MA 02110

Attn: Peter M. Murphy

Telephone No.: (617) 603-6511

Email: peter.murphy@usbank.com

[Each Lender Agent Name and Address]

Re:          Loan and Security Agreement dated as of December 15, 2016

Ladies and Gentlemen:

This Notice of Reduction is delivered to you pursuant to Section 2.17(b) of that certain Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

Ex. F-1

The undersigned, being a duly elected Responsible Officer of the Borrower, and holding the title set forth below such Responsible Officer’s name, hereby certifies as follows:

1.       Pursuant to Section 2.17(b) of the Loan and Security Agreement, the Borrower desires to reduce the Advances Outstanding (an “Advance Reduction”) by the amount of [U.S.$][CAN$][GBP][€]_____________ as follows:

(i)        HSBC’s portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is [U.S.$][CAN$][GBP][€]_____________.

(ii)       [Lender’s] portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is [U.S.$][CAN$][GBP][€]_____________.

(iii)      [Lender’s] portion (reduction is pro rata based on Advances Outstanding) of such requested Advance Reduction is [U.S.$][CAN$][GBP][€]_____________.

2.       The Borrower hereby requests that such Advance Reduction be made on the following date: _____________.

3.       Attached to this Notice of Reduction is a Borrowing Base Certificate.

4.       The Borrower hereby represents that (i) sufficient funds have been remitted to pay all Breakage Fees and other accrued and unpaid costs and expenses of Administrative Agent, the Lender Agents and Lenders related to such Advance Reduction and (ii) no event would result from such Advance Reduction which constitutes an Event of Default or Unmatured Event of Default.

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate, taken as a whole, is accurate, true and correct in all material respects as of the date hereof and does not omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

[ATTACH BORROWING BASE CERTIFICATE]

[Remainder of Page Intentionally Left Blank]

Ex. F-2

IN WITNESS WHEREOF, the undersigned have executed this Notice of Reduction as of the date first written above.

Hamilton Street Funding LLC,
as the Borrower

By:
Name:
Title:

Ex. F-3

EXHIBIT G

FORM OF NOTICE OF TERMINATION/PERMANENT REDUCTION

Notice of [Termination][Permanent Reduction of Maximum Facility Amount]

[Date]

(Hamilton Street Funding LLC)

HSBC Bank USA, National Association

as the Administrative Agent

Corporate Trust & Loan Agency

425 Fifth Avenue

New York, NY 10018

Attention: Loan Agency

Facsimile No.: (917) 229-6659
Telephone No.: (212) 525-7253

Email: CTLANY.LoanAgency@us.hsbc.com

U.S. Bank National Association
as the Collateral Agent, the Custodian and the Account Bank

Global Corporate Trust Services
1 Federal Street
Boston, MA 02110

Attn: Peter M. Murphy

Telephone No.: (617) 603-6511

Email: peter.murphy@usbank.com

[Each Lender Agent Name and Address]

Re:       Loan and Security Agreement dated as of December 15, 2016

Ladies and Gentlemen:

This Notice of [Termination][Permanent Reduction of Maximum Facility Amount] is delivered to you pursuant to Section 2.17(c) of that certain Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

Ex. G-1

The undersigned, being a duly elected Responsible Officer of the Borrower, and holding the title set forth below such Responsible Officer’s name, hereby certifies as follows:

1.       [Pursuant to Section 2.17(c) of the Loan and Security Agreement, the Borrower desires to permanently reduce the Maximum Facility Amount (a “Facility Reduction”) by the amount of [U.S.$][CAN$][GBP][€]_____________.]

[Pursuant to Section 2.17(c) of the Loan and Security Agreement, the Borrower desires to terminate the Loan and Security Agreement and the other Transaction Documents and permanently reduce the Maximum Facility Amount (a “Facility Termination”) to $0. The Borrower shall pay to the Administrative Agent a Call Protection Payment to the extent (if any) required pursuant to Section 2.17(c) of the Loan and Security Agreement.]

2.       The Borrower hereby requests that such Facility [Reduction][Termination] be made on the following date: _____________.

3.       [In connection with such Facility Reduction, attached to this Notice of Permanent Reduction is a Borrowing Base Certificate.]

4.       The Borrower hereby represents that the Borrower has [made payment in full of all Advances Outstanding, all accrued and unpaid Yield and Undrawn Costs, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent, Lender Agents and Lenders, any applicable Call Protection Payment (pro rata to each Lender Agent for the account of the applicable Lender) and all other Obligations (other than unmatured contingent indemnification obligations)][made payment in full, all accrued and unpaid Yield and Undrawn Fees (pro rata with respect to the portion of the Maximum Facility Amount so reduced), any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent, Lender Agents and Lenders and any applicable Call Protection Payment (pro rata to each Lender Agent for the account of the applicable Lender)].

5.       [Pursuant to Section 2.17(c) of the Loan and Security Agreement, the Borrower hereby acknowledges that the prepayment referenced herein is revocable by Borrower only in the event that [___].]

The undersigned certifies that all information contained herein and in the attached Borrowing Base Certificate, taken as a whole, is accurate, true and correct in all material respects as of the date hereof and does not omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect.

[ATTACH BORROWING BASE CERTIFICATE FOR PERMANENT REDUCTIONS IN MAXIMUM FACILITY AMOUNT]

[Remainder of Page Intentionally Left Blank]

Ex. G-2

IN WITNESS WHEREOF, the undersigned has executed this Notice of Termination/Permanent Reduction as of the date first written above.

Hamilton Street Funding LLC,
as the Borrower

By:
Name:
Title:

Ex. G-3

EXHIBIT H-1

FORM OF REVOLVING NOTE (US DOLLAR)

Up to $150,000,000

[Date]	[New York, NY]

FOR VALUE RECEIVED, HAMILTON STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay [NAME OF LENDER AGENT] (the “Payee”) or its registered assigns, on or before December 15, 2021, the lesser of (a) $150,000,000 and (b) the unpaid principal amount of all Advances made by the Payee to the Borrower under the Loan and Security Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”).

This Revolving Note (this “Note”) is one of the “Revolving Notes” referred to in the Loan and Security Agreement in the aggregate principal amount of up to $150,000,000 and is issued pursuant to and entitled to the benefits of the Loan and Security Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds in accordance with the terms of the Loan and Security Agreement. Unless and until a Transferee Letter effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, the Borrower, the Administrative Agent, the Collateral Agent, the Lender Agents and the Lenders shall be entitled to deem and treat the Payee as the owner and holder of this Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Loan and Security Agreement.

Ex. H-1-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE PAYEE HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan and Security Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Loan and Security Agreement.

No reference herein to the Loan and Security Agreement and no provision of this Note or the Loan and Security Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Loan and Security Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of Page Intentionally Left Blank]

Ex. H-1-2

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

Hamilton Street Funding LLC,
as the Borrower

By:
Name:
Title:

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT H-2

FORM OF REVOLVING NOTE (CANADIAN DOLLAR)

Up to CAN$ [ ____ ]

[Date]	[New York, NY]

FOR VALUE RECEIVED, HAMILTON STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay [NAME OF LENDER AGENT] (the “Payee”) or its registered assigns, on or before December 15, 2021, the lesser of (a) CAN$[ _ ] and (b) the unpaid principal amount of all Advances made by the Payee to the Borrower under the Loan and Security Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”).

This Revolving Note (this “Note”) is one of the “Revolving Notes” referred to in the Loan and Security Agreement in the aggregate principal amount of CAN$[ ____ ] and is issued pursuant to and entitled to the benefits of the Loan and Security Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of Canada in same day funds in accordance with the terms of the Loan and Security Agreement. Unless and until a Transferee Letter effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, the Borrower, the Administrative Agent, the Collateral Agent, the Lender Agents and the Lenders shall be entitled to deem and treat the Payee as the owner and holder of this Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Loan and Security Agreement.

Ex. H-2-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE PAYEE HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan and Security Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Loan and Security Agreement.

No reference herein to the Loan and Security Agreement and no provision of this Note or the Loan and Security Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Loan and Security Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of Page Intentionally Left Blank]

Ex. H-2-2

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

HAMILTON STREET FUNDING LLC, as the Borrower

By:
Name:
Title:

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT H-3

FORM OF REVOLVING NOTE (BRITISH POUND)

Up to GBP [ ____ ]

[Date]	[New York, NY]

FOR VALUE RECEIVED, HAMILTON STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay [NAME OF LENDER AGENT] (the “Payee”) or its registered assigns, on or before December 15, 2021, the lesser of (a) GBP[ _ ] and (b) the unpaid principal amount of all Advances made by the Payee to the Borrower under the Loan and Security Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”).

This Revolving Note (this “Note”) is one of the “Revolving Notes” referred to in the Loan and Security Agreement in the aggregate principal amount of GBP[ ____ ] and is issued pursuant to and entitled to the benefits of the Loan and Security Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of Great Britain in same day funds in accordance with the terms of the Loan and Security Agreement. Unless and until a Transferee Letter effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, the Borrower, the Administrative Agent, the Collateral Agent, the Lender Agents and the Lenders shall be entitled to deem and treat the Payee as the owner and holder of this Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Loan and Security Agreement.

Ex. H-3-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE PAYEE HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan and Security Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Loan and Security Agreement.

No reference herein to the Loan and Security Agreement and no provision of this Note or the Loan and Security Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Loan and Security Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of Page Intentionally Left Blank]

Ex. H-3-2

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

HAMILTON STREET FUNDING LLC, as the Borrower

By:
Name:
Title:

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT H-4

FORM OF REVOLVING NOTE (EURO)

Up to €[ ____ ]

[Date]	[New York, NY]

FOR VALUE RECEIVED, HAMILTON STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay [NAME OF LENDER AGENT] (the “Payee”) or its registered assigns, on or before December 15, 2021, the lesser of (a) €[ _ ] and (b) the unpaid principal amount of all Advances made by the Payee to the Borrower under the Loan and Security Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”).

This Revolving Note (this “Note”) is one of the “Revolving Notes” referred to in the Loan and Security Agreement in the aggregate principal amount of €[ ____ ] and is issued pursuant to and entitled to the benefits of the Loan and Security Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of Great Britain in same day funds in accordance with the terms of the Loan and Security Agreement. Unless and until a Transferee Letter effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, the Borrower, the Administrative Agent, the Collateral Agent, the Lender Agents and the Lenders shall be entitled to deem and treat the Payee as the owner and holder of this Note and the obligations evidenced hereby. The Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Loan and Security Agreement.

Ex. H-4-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE PAYEE HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan and Security Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Loan and Security Agreement.

No reference herein to the Loan and Security Agreement and no provision of this Note or the Loan and Security Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Loan and Security Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of Page Intentionally Left Blank]

Ex. H-4-2

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

HAMILTON STREET FUNDING LLC, as the Borrower

By:
Name:
Title:

TRANSACTIONS ON
REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT I

FORM OF NOTICE OF LOAN ASSET TRANSFER

[_] [_], 20[_]

Hamilton Street Funding LLC

To:     Administrative Agent, with a copy to the Collateral Agent and the Custodian

Re:     Loan and Security Agreement dated as of December 15, 2016

Ladies and Gentlemen:

This Notice of Loan Asset Transfer (this “Notice”) is delivered to you under Section 2.07(f) of that certain Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

The undersigned, being a duly elected officer of the Borrower, holding the office set forth below such officer’s name, hereby certifies as follows:

1.          Pursuant to Section 2.07(f) of the Loan and Security Agreement, the Borrower requests that the Administrative Agent consent to a transfer of the Loan Assets set forth on Annex 1.

2.          The Borrower hereby provides notice that such Loan Asset Transfer is to be made on the following date: ___________ (the “Loan Asset Transfer Date”), which date is on or after the date this Notice is received by the Administrative Agent, the Collateral Agent and the Custodian.

3.          The Borrower represents and warrants, as of the date hereof and as of the requested Loan Asset Transfer Date, as follows:

(a)          both immediately prior to and immediately following the proposed Loan Asset Transfer Date, the representations and warranties of the Borrower contained in Sections 4.01 and 4.02 of the Loan and Security Agreement shall continue to be correct in all respects (except to the extent relating to an earlier date, in which case such representations and warranties shall continue to be correct in all material respects as of such earlier date);

(b)          no Unmatured Event of Default or Event of Default is Continuing or would result from such Loan Asset Transfer;

(c)          immediately following such Loan Asset Transfer no Borrowing Base Deficiency or Foreign Currency Excess Exposure shall exist;

(d)          such Loan Asset Transfer results in Collateral Quality Improvement;

(e)          the Borrower has obtained all authorizations, consents and approvals required to effectuate the Loan Asset Transfer and such Loan Asset Transfer shall be in compliance with Applicable Law and is not (A) made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Loan Asset Transfer, not Solvent;

Ex. I-1

(f)          [with respect to any Warranty Loan Asset, the Borrower has made a claim under Section 6.1 of the Contribution Agreement for a repurchase therefor;]

(g)          the Borrower has paid the reasonable legal fees and expenses of the Administrative Agent, each Lender, each Lender Agent, Collateral Agent and the Custodian in connection with any such Loan Asset Transfer (including expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such Loan Asset Transfer);

(h)          no selection procedures adverse to the interests of the Administrative Agent, the Lender Agents or the Lenders were utilized by the Borrower and Collateral Manager in the selection of the Loan Assets subject to a Loan Asset Transfer;

(i)          the Loan Asset Transfer is in compliance with all other terms of the Loan and Security Agreement, including clauses (g) and (h) of Section 2.07; and

(j)          any repayment of Advances Outstanding in connection with this Loan Asset Transfer comply with the requirements set forth in Section 2.17.

4.          Attached to this Notice is a Borrowing Base Certificate (including a calculation of the Borrowing Base, the Maximum Availability, the Collateral Quality Tests and the Foreign Currency Excess Tests after giving effect to such Lien Release Dividend) and a current Loan Tape, each dated the Loan Asset Transfer Date.

[ATTACH BORROWING BASE CERTIFICATE AND LOAN TAPE]

[The Remainder Of This Page Is Intentionally Left Blank]

Ex. I-2

IN WITNESS WHEREOF, the undersigned has executed the Notice and Request for Consent to Lien Release Dividend as of the date first written above.

HAMILTON STREET FUNDING LLC, as the Borrower

By:
Name:
Title:

Ex. I-3

ANNEX 1
to Notice of
Loan Asset Transfer

Loan Assets to be Transferred

Ex. I-4

EXHIBIT J

FORM OF CERTIFICATE OF CLOSING ATTORNEYS

[_] [_], 20[_]

U.S. Bank National Association,

as the Collateral Agent and as the Custodian

Global Corporate Trust Services
1 Federal Street
Boston, MA 02110

Attn: Peter M. Murphy

Telephone No.: (617) 603-6511

Email: peter.murphy@usbank.com

With a copy to:

HSBC Bank USA, National Association

as the Administrative Agent

Corporate Trust & Loan Agency

425 Fifth Avenue

New York, NY 10018

Attention: Loan Agency

Facsimile No.: (917) 229-6659
Telephone No.: (212) 525-7253

Email: CTLANY.LoanAgency@us.hsbc.com

Re:	Loan Assets in the aggregate principal amount of $_________ (collectively, the “Loan Assets”) made to [Name of Obligor] (the “Obligor”)

To Whom It May Concern:

In connection with the Loan Assets, the undersigned (i) acknowledges that Hamilton Street Funding LLC has granted a security interest to U.S. Bank National Association (the “Collateral Agent”), for the benefit of the Secured Parties, in each of the items indicated on the closing checklist attached hereto (the “Checklist”), and (ii) certifies to you as of the day of funding the Loan Assets as to the matters set forth below. References herein to the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

A.           It has received and reviewed the Checklist items, in the form and subject to those exceptions or matters indicated on the Checklist in connection with acting as closing counsel for the Loan Assets;

Ex. J-1

B.           If a promissory note was executed in connection with the Loan Asset, a copy of the executed promissory note has been faxed to the Custodian. The original promissory note(s) is/are in our possession and will be forwarded to the Custodian or as otherwise directed in writing to ____________ (hereinafter referred to as “Outside Counsel”) by the Custodian or the Administrative Agent on its behalf, for receipt within five business days after the funding date of the transaction;

C.           Within five business days after the closing, all remaining Required Loan Documents (under and as defined in the Loan and Security Agreement), which are in our possession and are indicated on Schedule 1 attached hereto, will be forwarded to the Custodian; and

D.           Notwithstanding any contrary instruction from the Transferor or the Borrower, in the event the Loan Asset is funded, it will follow the written direction of the Custodian, or the Administrative Agent on its behalf, with regard to the original promissory note(s) in its possession, provided that in the event it reasonably believes that a dispute exists as to custody of any Required Loan Documents, it may deposit them with a court of competent jurisdiction and be relieved of its obligations hereunder with respect to any and all documents so deposited.

The Custodian, the Collateral Agent, the Administrative Agent, the Borrower and Outside Counsel acknowledge and agree that:

1.	The security interest and the rights in the Required Loan Documents granted to the Collateral Agent, for the benefit of the Secured Parties, are paramount and superior to the rights of the Transferor and the Borrower.

2.	Outside Counsel shall not be required to perform any duties other than the duties expressly set forth in this letter. No implied obligations or duties shall be inferred by any other agreement, written or verbal, or any representation made by any party.

3.	Outside Counsel is authorized to comply with and obey laws, orders, judgments, decrees and regulations of any governmental authority, court, tribunal or arbitrator. If Outside Counsel complies with any such law, order, judgment, decree or regulation Outside Counsel shall not be liable to the Custodian, the Collateral Agent, the Administrative Agent, the Transferor or the Borrower or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation or beyond the scope of the law.

4.	Outside Counsel shall be responsible hereunder solely to hold the original promissory note(s) for the account of the Collateral Agent, on behalf of the Secured Parties and to deliver the original promissory note(s) and the other relevant documents to the Custodian in accordance with the terms of this letter.

5.	Outside Counsel may act relative hereto upon the advice of counsel in reference to any matter in connection herewith and shall not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless caused by its own willful misconduct or gross negligence.

6.	Outside Counsel shall be entitled to rely or act upon any notice, direction, instrument or document believed by Outside Counsel to be genuine and to be executed and delivered by the proper person and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

Ex. J-2

7.	Outside Counsel shall not be responsible or liable in any manner whatsoever for (a) the sufficiency, correctness, genuineness or validity of any document, agreement or instrument delivered to it, (b) the form of execution of any such document, agreement or instrument, (c) the identity, authority or rights of any person executing or delivering any such document, agreement or instrument or (d) the terms and conditions of any instrument pursuant to which the parties may act.

8.	Outside Counsel may serve and shall continue to serve as counsel to the Transferor in connection with the transactions contemplated by the Collateral Portfolio and other matters, and notwithstanding anything herein to the contrary, may represent the Transferor (or any affiliate) as its counsel in any action, suit or other proceeding in which the Administrative Agent or the Transferor (or any affiliate) may be involved.

9.	Outside Counsel shall be deemed to have satisfied any delivery requirement set forth herein if it shall have deposited the relevant documents for uninsured overnight delivery (properly addressed) with FedEx, UPS or other overnight courier of national standing.

Very truly yours,

By:
Name:
Title:

Ex. J-3

ACCEPTED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION, as the Collateral Agent, the Account Bank and the Custodian

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

HAMILTON STREET FUNDING LLC, as the Borrower

By:
Name:
Title:

Ex. J-4

SCHEDULE 1
to Certificate
of Closing Attorneys

LIST OF REQUIRED LOAN DOCUMENTS

Ex. J-5

EXHIBIT K

FORM OF SERVICING REPORT

(Form of Servicing Report set forth in Borrowing Base Certificate.)

Ex. K-1

EXHIBIT L

[INTENTIONALLY OMITTED]

Ex. L-1

EXHIBIT M

FORM OF RELEASE OF REQUIRED LOAN DOCUMENTS

[Delivery Date]

U.S. Bank National Association,
as the Custodian and as the Collateral Agent

1719 Otis Way

Mail Code: Ex – SC – FLOR

Florence, South Carolina 29501

Attention: Steven Garrett

Ref: Hamilton Street Funding LLC

Fax: (843) 673-0162

Re:	Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”).

Ladies and Gentlemen:

In connection with the administration of the Required Loan Documents held by U.S. Bank National Association, as the Custodian, for the benefit of the Secured Parties, under the Loan and Security Agreement, we request the release of the Required Loan Documents (or such documents as specified below) for the Loan Assets described below, for the reason indicated. All capitalized terms used but not defined herein shall have the meaning provided in the Loan and Security Agreement.

Obligor’s Name, Address & Zip Code:

Loan Asset Number:

Loan Asset File:

Reason for Requesting Documents (check one)

☐ 1.	Loan Asset paid in full. (The Borrower hereby certifies that all amounts received in connection with such Loan Asset have been credited to the Collection Account.)

☐ 2.	Loan Asset liquidated by ____________________________. (The Borrower hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account.)

☐ 3.	Loan Asset in foreclosure.

Ex. M-1

☐ 4.	Loan Asset released pursuant to a Lien Release Dividend or sold or substituted in accordance with the applicable provisions of Section 2.07.

☐ 5.	Loan Asset returned due to a failure to satisfy the Review Criteria pursuant to Section 12.02(b)(i).

☐ 6.	Other (explain).

If Box 1 or Box 2 above is checked, and if all or part of the Required Loan Documents were previously released to us, please release to us the Required Loan Documents, requested in our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan Asset.

[Remainder of Page Left Intentionally Blank]

Ex. M-2

HAMILTON STREET FUNDING LLC,
as the Borrower

By:
Name:
Title:

[Signatures Continue]

Ex. M-3

Consent of Administrative Agent:

HSBC BANK USA, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:
Date:

Ex. M-4

EXHIBIT N

FORM OF TRANSFEREE LETTER

_________ __, 20___

FS Investment Corporation
as the Transferor and as the Collateral Manager

261 Rouse Boulevard
Philadelphia, PA 19112
Attn: Gerald F. Stahlecker, President
Email: Credit.Notices@fsinvestments.com

Hamilton Street Funding LLC
as the Borrower

261 Rouse Boulevard
Philadelphia, PA 19112
Attn: Gerald F. Stahlecker, President
Email: Credit.Notices@fsinvestments.com

With a copy to:

HSBC Bank USA, National Association

as the Administrative Agent

Corporate Trust & Loan Agency

425 Fifth Avenue

New York, NY 10018

Attention: Loan Agency

Facsimile No.: (917) 229-6659
Telephone No.: (212) 525-7253

Email: CTLANY.LoanAgency@us.hsbc.com

Re:  Hamilton Street Funding LLC Revolving Notes

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Revolving Notes (the “Notes”), we certify that (a) we understand that the Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and are being assigned to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we are (i) a non-“U.S. Person” (as defined in Regulation S under the Securities Act) or (ii) (x) either a Qualified Institutional Buyer under Rule 144A of the Securities Act or an institutional “Accredited Investor” as defined in Rule 501(a)(1)-(3) or (7) under the Securities Act and (y) a “qualified purchaser” under the 1940 Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) [we are an Affiliate of the [applicable Lender] or a Permitted Assignee], (d) we have had the opportunity to ask questions of and receive answers from the Transferor and the Collateral Manager concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act, (g) we will not sell, assign or otherwise dispose of any Notes unless (1) such sale, assignment or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, assignment or other disposition may be made pursuant to an exemption from the Securities Act, (2) the purchaser or assignee of such Notes has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or assignee has otherwise complied with any conditions for assignment set forth in the Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the Borrower, HSBC Bank USA, National Association, as the Administrative Agent, each of the Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto and U.S. Bank National Association, as the Collateral Agent, as the Account Bank and as the Custodian and (h) the purchaser is not acquiring a Note, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under Section 3(42) of ERISA and the Department of Labor regulations set forth at 29 C.F.R. §2510.3–101; unless Prohibited Transaction Class Exemption (“PTCE”) 84–14, PTCE 90–1, PTCE 91–38, PTCE 95–60 or PTCE 92–23 or some other applicable prohibited transaction exemption is applicable such that the acquisition and holdings of such Notes will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

Ex. N-1

Very truly yours,

Print Name of Assignee:

By:
Responsible Officer

Ex. N-2

 EXHIBIT O

FORM OF POWER OF ATTORNEY TO COLLATERAL AGENT AND ADMINISTRATIVE AGENT

Hamilton Street Funding LLC

[__], 2016

This Power of Attorney is executed and delivered by Hamilton Street Funding LLC, as the Borrower, to [U.S. Bank National Association][HSBC Bank USA, National Association], as the [Collateral Agent][Administrative Agent] (in such capacity, the “Attorney”), pursuant to Section 5.01(dd) of that Loan and Security Agreement, dated as of December 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), by and among Hamilton Street Funding LLC, as the borrower (the “Borrower”), HSBC Bank USA, National Association, as the administrative agent (the “Administrative Agent”), each of the Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto (the “Lender Agents”) and U.S. Bank National Association, as the collateral agent (in such capacity, the “Collateral Agent”), as the account bank (in such capacity, the “Account Bank”) and as the custodian (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings set forth or incorporated by reference in the Loan and Security Agreement.

No person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from the Borrower as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney while an Event of Default is Continuing or following the Termination Date the authority to take and perform the actions contemplated herein, and the Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by the Borrower until all obligations of the Borrower under the Transaction Documents (other than unmatured contingent indemnification obligations) have been indefeasibly paid in full and the Attorney has provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

Ex. O-1

Hamilton Street Funding LLC hereby irrevocably constitutes and appoints the Attorney (and all officers, employees or agents designated by the Attorney), solely in connection with the enforcement of the rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents and the other Secured Parties under the Loan and Security Agreement and in connection with notifying Obligors of the Secured Parties’ interest in the Collateral Portfolio pursuant to Section 5.01(dd) of the Loan and Security Agreement, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the Borrower’s place and stead and at the Borrower’s expense and in the Borrower’s name or in the Attorney’s own name, from time to time while an Event of Default is Continuing or following the Termination Date in the Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to exercise remedies available under the Loan and Security Agreement and the other Transaction Documents, and, without limiting the generality of the foregoing, hereby grants to the Attorney the power and right, on its behalf, without notice to or assent by it, to do the following: (a) open mail for the Borrower, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices; (b) effect any repairs to any of the Borrower’s assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against the Borrower or the Borrower’s property; (d) to the extent related to the Collateral Portfolio and the transactions contemplated by the Transaction Documents, defend any suit, action or proceeding brought against the Borrower if the Borrower does not defend such suit, action or proceeding or if the Attorney reasonably believes that it is not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by the Attorney for the purpose of collecting any and all such moneys due to the Borrower whenever payable and to enforce any other right in respect of the Borrower’s property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise dispose of, grant a security interest (of whatever kind) in or otherwise deal with, any of the Borrower’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; (g) to give any necessary receipts or acquittance for amounts collected or received under the Loan and Security Agreement; (h) to make all necessary transfers of the Collateral Portfolio in connection with any such sale or other disposition made pursuant to the Loan and Security Agreement; (i) to execute and deliver for value all necessary or appropriate bills of sale, transfers, assignments and other instruments in connection with any such sale or other disposition of the Collateral Portfolio, the Borrower hereby ratifying and confirming all that the Attorney (or any substitute) shall lawfully do or cause to be done hereunder and pursuant hereto; (j) to send such notification forms as the Attorney deems appropriate to give notice to Obligors of the Secured Parties’ interest in the Collateral Portfolio; (k) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document; and (l) to cause the certified public accountants then engaged by the Borrower to prepare and deliver to the Attorney at any time and from time to time, promptly upon the Attorney’s request, any reports required to be prepared by or on behalf of the Borrower under the Transaction Documents, all as though the Attorney were the absolute owner of the Borrower’s property for all purposes, and to do, at the Attorney’s option and the Borrower’s expense, at any time or from time to time, all acts and other things that the Attorney reasonably deems necessary to perfect, preserve or realize upon the Collateral Portfolio and the Liens of the Collateral Agent, for the benefit of the Secured Parties, thereon (including without limitation the execution and filing of UCC financing statements and continuation statements), all as fully and effectively as the Borrower might do. The Borrower hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURY WAIVER, CONSENT TO JURISDICTION AND SERVICE OF PROCESS SET FORTH IN SECTIONS 11.06 AND 11.11 OF THE LOAN AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

Ex. O-2

IN WITNESS WHEREOF, this Power of Attorney is executed by the Borrower, and the Borrower has caused its seal to be affixed pursuant to the authority of its managers and/or members as of the date first written above.

Hamilton Street Funding LLC, as the Borrower

By:
Name:
Title:

In the presence of:

Witness:
Name:

Sworn to and subscribed before
me this ______________ __, ____:

________________________________
Notary Public

Ex. O-3

EXHIBIT P

[INTENTIONALLY OMITTED]

Ex. P-1

EXHIBIT Q

[INTENTIONALLY OMITTED]

Ex. Q-1

EXHIBIT R

FORM OF ASSIGNMENT OF REQUIRED LOAN DOCUMENTS

THIS GENERAL ASSIGNMENT OF REQUIRED LOAN DOCUMENTS (this “Assignment”), made as of the ____ day of _______ , 20___ by __________________ (“_____”), having an address ___________________________________ (“Assignor”) to ___________________________, a ____________________, having an address at ____________________________ (“Assignee”).

KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby does sell, assign, transfer, grant, convey and set over unto Assignee and to the successors and assigns of Assignee all of Assignor’s right, title and interest in, to and under (a) the document(s) referenced in Exhibit A attached hereto and made a part hereof, including any amendments or supplements thereto (such documents collectively referred to herein as the “Required Loan Documents”), (b) the instruments, documents, certificates, letters, records and papers relating to the Required Loan Documents and all other documents executed and/or delivered in connection with the loan evidenced and or secured by the Required Loan Documents, including, without limitation, all of Assignor’s right, title and interest in any title insurance policies, and other insurance policies, endorsements and certificates, security agreements, guaranties, indemnities, bank accounts, certificates of deposit, letters of credit, bonds, operating accounts, reserve accounts, escrow accounts and other accounts, permits, licenses, opinions, surveys, appraisals, environmental reports, inspection reports, financial statements, and any and all other documents and collateral arising out of and/or executed and/or delivered in connection with the Required Loan Documents, (c) all rights and benefits of Assignor related to the Required Loan Documents, including without limitation, all of Assignor’s rights to receive insurance proceeds, condemnation awards, indemnity payments, sales proceeds and all other income, issues, profits, payments and proceeds of any nature under or in connection with the Required Loan Documents, and all of Assignor’s rights to exercise any rights or remedies thereunder, and all claims, demands and causes of action related to the items referenced in clauses (a) and (b) above (the items referenced in clauses (a), (b) and (c) are collectively referred to herein as the “Assigned Documents”). Assignor represents to Assignee that Assignor has good right, title and authority to assign the Assigned Documents as set forth herein.

[Signature Page To Follow]

Ex. Q-1

IN WITNESS WHEREOF, Assignor has caused these presents to be duly executed as of the day and year first written above.

[Entity], a [State of Inc./Formation] [Entity Type]

[By:	, its	]

By:		[SEAL]
Name:
Title:

Ex. Q-2

EXHIBIT A

To Exhibit Q

EXHIBIT A

[Modify/add/delete as appropriate]

1.         [Loan Agreement, dated as of ______________ ___, 20___ (together with all amendments and supplements from time to time thereto), between _______________________ and _____________________ relating to a loan in the original principal amount of $___________.

2.         Promissory Note dated ___________ ___, 20___ in the original principal amount of _________ issued by _____________ in favor of ______________, or order.

3.         UCC-1 Financing Statements showing ________, as debtor, and ___________, as secured party. [Reference Recording Office and any assignments.]

4.         [Reference other major loan documents, such as: loan agreement, credit agreement, note purchase agreement, acquisition agreement, intercreditor agreement, guarantees, insurance policies and assumption or substitution agreements.]

Ex. Q-3